Exhibit 10.1

        CONFIDENTIAL TREATMENT REQUESTED BY OPTIONABLE, INC. OF CERTAIN
            PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2
                   UNDER THE SECURITIES EXCHANGE ACT OF 1934.

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                      STOCK AND WARRANT PURCHASE AGREEMENT

                                  BY AND AMONG

                                OPTIONABLE, INC.,

                                 MARK NORDLICHT,
                            RIDGECREST CAPITAL, INC.,
                             PIERPONT CAPITAL, INC.

                                       AND

                              NYMEX HOLDINGS, INC.





                           Dated as of April 10, 2007




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

                                TABLE OF CONTENTS





                                                                            Page

1.       Definitions.........................................................1

2.       Sale and Purchase of the Securities.................................5

3.       Closing.............................................................5

4.       Consideration for the Warrant.......................................5

5.       Representations and Warranties of the Purchaser.....................6

         5.1      Organization...............................................6
         5.2      Authorization; Enforceability..............................6
         5.3      No Conflicts...............................................6
         5.4      Brokers....................................................6
         5.5      Investment Representations and Warranties..................6
         5.6      Acquisition for Own Account................................7
         5.7      Ability to Protect Its Own Interests and Bear Economic
                  Risks......................................................7
         5.8      Accredited Investor........................................7
         5.9      Access to Information......................................7
         5.10     General Solicitation.......................................7
         5.11     Consents...................................................7

6.       Representations and Warranties of the Company and the Founders......7

         6.1      Organization...............................................8
         6.2      Authorization; Enforceability..............................8
         6.3      No Conflicts...............................................8
         6.4      Capitalization.............................................9
         6.5      Due Issuance and Authorization of Capital Stock............9
         6.6      Subsidiaries...............................................9
         6.7      Consents..................................................10
         6.8      Financial Statements......................................10
         6.9      Title to Property and Assets..............................10
         6.10     SEC Documents.............................................10
         6.11     Intellectual Property.....................................11
         6.12     Foreign Corrupt Practices Act.............................13
         6.13     Material Contracts........................................13
         6.14     Voting and Registration Rights............................14
         6.15     Form S-3 Eligibility......................................14
         6.16     Issuances Exempt..........................................14
         6.17     No Integrated Offering....................................15
         6.18     Absence of Certain Developments...........................15
         6.19     No Undisclosed Liabilities................................15
         6.20     Litigation................................................16
         6.21     Compliance with Laws......................................16
         6.22     Taxes.....................................................16
         6.23     Employee Relations........................................17
         6.24     Brokers...................................................19
         6.25     Environmental Matters.....................................19
         6.26     Related-Party Transactions................................19
         6.27     Insurance.................................................20
         6.28     Corporate Records.........................................20
         6.29     Disclosure................................................20
         6.30     No Consents...............................................20

                                TABLE OF CONTENTS
                                  (continued)

7.       Representations and Warranties of the Founders.....................20

         7.1      Organization of the Founders..............................20
         7.2      Authorization of the Founders.............................21
         7.3      Unencumbered Title, No Conflicts..........................21
         7.4      Brokers...................................................21
         7.5      Disclosure................................................22

8.       Conditions to the Parties' Obligations.............................22

         8.1      Conditions to Each Party's Obligations....................22
         8.2      Conditions of the Purchaser's Obligations.................22
         8.3      Conditions of the Company's and Founders' Obligations.....25

9.       Covenants of the Company...........................................27

         9.1      Maintain Corporate Rights and Facilities..................27
         9.2      Maintain Insurance........................................27
         9.3      Notice of Litigation, Disputes and Adverse Changes;
                  Other Information.........................................27
         9.4      Internal Accounting Controls..............................27
         9.5      Indemnification of the Board of Directors.................27
         9.6      Use of Proceeds...........................................28
         9.7      Reservation of Common Stock...............................28
         9.8      Investor Rights Agreement.................................28

10.      Restrictive Legends................................................28

11.      Miscellaneous......................................................29

         11.1     Waivers and Amendments....................................29
         11.2     Notices...................................................29
         11.3     Termination of Agreement..................................31
         11.4     Survival of Representations and Warranties................31
         11.5     Limitation on Liability...................................31
         11.6     No Implied Waivers........................................31
         11.7     Successors and Assigns....................................31
         11.8     Headings..................................................32
         11.9     Governing Law.............................................32
         11.10    Expenses..................................................32
         11.11    Jurisdiction..............................................32
         11.12    Waiver of Jury Trial......................................32
         11.13    Counterparts; Effectiveness...............................32
         11.14    Entire Agreement..........................................33
         11.15    Severability..............................................33
         11.16    Commercially Reasonable Efforts...........................33

                                LIST OF EXHIBITS

EXHIBIT A         List of Founders
EXHIBIT B         Form of Non-Competition
EXHIBIT C         Form of Registration Rights Agreement
EXHIBIT D         Form of Investor Rights Agreement
EXHIBIT E         Form of Warrant
EXHIBIT F         Form of Waiver
EXHIBIT G         Form of Employment Agreement with Kevin Cassidy
EXHIBIT H         Marketing Consideration
EXHIBIT I         Technology Consideration

                      STOCK AND WARRANT PURCHASE AGREEMENT


         This STOCK AND WARRANT PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 10th day of April, 2007 by and among Optionable, Inc., a Delaware corporation (the "Company"), Mark Nordlicht, Edward O'Connor, through Ridgecrest Capital, Inc., a New York corporation ("Ridgecrest") and Kevin Cassidy, through Pierpont Capital, Inc., a New York corporation ("Pierpont") (each a "Founder" and, collectively, the "Founders") and NYMEX Holdings, Inc. (the "Purchaser").

                               W I T N E S S E T H


         WHEREAS, each of the Founders desires to sell to the Purchaser shares of Common Stock, the Company desires to issue and sell to the Purchaser the Warrant and the Purchaser desires to purchase from each of the Founders and the Company, such shares of Common Stock and the Warrant, respectively, all in accordance with the terms and provisions of this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

         1. Definitions. Except as otherwise expressly provided herein, all accounting terms used in this Agreement, whether or not defined in this Section 1, shall be construed in accordance with GAAP. In addition, the following terms shall have the following meanings:

         "Affiliate" of any Person means any other Person which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term "control" (including the terms "controlling," "controlled by" and "under common control with") as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agreement" means this Stock and Warrant Purchase Agreement.

         "Balance Sheet" has the meaning assigned to it in Section 6.8.

         "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

         "Certifications" has the meaning assigned to it in Section 6.10 hereof.

         "Closing" has the meaning assigned to it in Section 3 hereof.

         "Closing Date" has the meaning assigned to it in Section 3 hereof.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Common Stock" means the Company's common stock, par value $0.0001 per share.

         "Company" has the meaning assigned to it in the introductory paragraph of this Agreement and any successor corporation.

         "CFTC" has the meaning assigned to it in Section 6.30.

         "DTC" has the meaning assigned to it in Section 6.5.

         "Employee Benefit Plans" has the meaning assigned to it in Section 6.23 hereof.

         "Encumbrances" has the meaning assigned to it in Section 6.5 hereof.

         "Environmental Laws" has the meaning assigned to it in Section 6.25(b) hereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exercise Price" has the meaning assigned to it in Section 2 hereof.

         "Financial Statements" has the meaning assigned to it in Section 6.8

         "Founder" has the meaning assigned it in the introductory paragraph of this Agreement.

         "GAAP" means United States generally accepted accounting principles consistently applied.

         "Governmental Approval" means any licenses, permits, certificates, consents, orders, approvals and other authorizations from governmental authorities.

         "Governmental Entity" means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal, or any self-regulatory entity or agency.

         "Hazardous Material" has the meaning assigned to it in Section 6.25(b) hereof.

         "Intellectual Property" means Trademarks; patents and industrial designs (including any continuations, divisionals, continuations-in-part, renewals, reissues, and applications for any of the foregoing); copyrights (including any registrations and applications for any of the foregoing); "mask works" (as defined under 17 USC ss. 901) and any registrations and applications for "mask works"; Trade Secrets; rights of publicity and privacy relating to the use of the names, likenesses, voices, signatures and biographical information of real persons; in each case used in or necessary for the conduct of the Company's and each Subsidiary's business as currently conducted.

         "Investor Rights Agreement" means an Investor Rights Agreement in substantially the form attached hereto as Exhibit D.

         "Knowledge of the Company" as to a fact or matter means (a) actual knowledge of a fact or matter by a designated senior officer of the Company and
(b) knowledge that such officer would reasonably be expected to obtain after making the same inquiry of employees of the Company reporting directly to such officer that a prudent businessperson would have made in the management and conduct of his or her own business and affairs in order to obtain a commercially reasonable understanding of such fact or matter. For this purpose, the designated senior officers of the Company shall mean Mark Nordlicht, Kevin Cassidy, Edward O'Connor and Marc Andre Boisseau.

         "License Agreements" has the meaning assigned to it in Section 6.11(b) hereof.

         "Liquidation" means any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Company.

         "Material Adverse Change" means any material adverse developments relating to the business, prospects, assets, operations, properties or conditions (financial or otherwise) of the Company and its Subsidiaries considered as a whole, or the Investor and its subsidiaries considered as a whole, as appropriate.

         "Non-Competition Agreement with Edward O'Connor" means a
Non-Competition Agreement between the Company and Edward O'Connor in substantially the form attached hereto as Exhibit B.

         "Permitted Encumbrance" means (a) Tax liens, workers or unemployment compensation liens, and mechanic's, materialman's, supplier's, vendor's, laborer's, employer's or similar liens, in each case arising in the ordinary course of business and securing amounts that are not yet delinquent or are being contested in good faith by appropriate proceedings and for which there are adequate reserves (determined on a basis consistent with GAAP) on the books and accounts of the Company and Subsidiaries, (b) in the case of owned or leased real property, imperfections of title and liens which, individually or in the aggregate, do not materially detract from the value or materially interfere with the current or planned use of such property and (c) liens disclosed on Schedule 1 hereto.

         "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, Governmental Entity or other entity and shall include any successor (by merger or otherwise) of such entity.

         "Pierpont" has the meaning assigned to it in the introductory paragraph of this Agreement.

         "Preferred Stock" has the meaning assigned to it in Section 6.4(a) hereof.

         "Purchase Price" has the meaning assigned to it in Section 2 hereof.

         "Purchased Shares" has the meaning assigned it in Section 2 hereof.

         "Purchaser" has the meaning assigned it in the introductory paragraph of this Agreement.

         "Real Property" has the meaning assigned to it in Section 6.9 hereof.

         "Registration Rights Agreement" means a Registration Rights Agreement in substantially the form attached hereto as Exhibit C.

         "Ridgecrest" has the meaning assigned to it in the introductory paragraph of this Agreement.

         "SEC" means the Securities and Exchange Commission, and any successor agency thereto.

         "SEC Documents" has the meaning assigned to it in Section 6.10 hereof.

         "Securities" has the meaning assigned to it in Section 2 hereof.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder as shall be in effect from time to time.

         "Software" means any and all (a) computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source code or object code form, (b) computerized databases and compilations, including any and all data and collections of data, and (c) all documentation, including user manuals and training materials, relating to any of the foregoing.

         "Subsidiary" means any corporation, association, trust, limited liability company, partnership, joint venture or other business association or entity at least 50% of the outstanding voting securities of which are at the time owned or controlled directly or indirectly by the Company.

         "Tax" or "Taxes" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, severance, stamp, occupation, premium, windfall profits, customs duties, franchise, withholding, social security, unemployment, real property, personal property, sales, use, transfer, value added, estimated or other tax of any kind whatsoever, including any interest, penalties or additions thereto.

         "Tax Return" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Trade Secrets" means technology, trade secrets and other confidential information, know-how, inventions, proprietary processes, formulae, algorithms, models, and methodologies.

         "Trademarks" means trademarks, service marks, trade names, internet domain names, designs, logos, slogans, and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing.

         "Transaction Documents" means this Agreement, the Investor Rights Agreement, the Warrant, the Waiver and the Registration Rights Agreement.

         "Waiver" means a Waiver by Mark Nordlicht in substantially the form attached hereto as Exhibit F.

         "Warrant" means a warrant, in substantially the form attached hereto as Exhibit E.

         "Warrant Shares" means the shares of Common Stock that may be purchased upon exercise of the Warrant.

         2. Sale and Purchase of the Securities. Upon the terms and subject to the conditions herein contained, (a) each of the Founders severally agrees, to sell to the Purchaser, and the Purchaser agrees to purchase from each of the Founders, at the Closing, that number of shares of Common Stock set forth opposite such Founder's name on Part I of Exhibit A (collectively, the "Purchased Shares"), representing 19.0% of the Company's outstanding Common Stock on a fully diluted basis, excluding shares of Common Stock issuable upon exercise of the Warrant, for a purchase price of $2.69 per share (the "Purchase Price") and (b) the Company agrees to sell to the Purchaser and the Purchaser agrees to purchase from the Company, at the Closing, the Warrant, which is exercisable from time to time, at a price per share (the "Exercise Price") equal to $4.30, subject to anti-dilution adjustments as set forth in the Warrant, for a period of 18 months from the Closing Date and will then expire. The Purchased Shares are duly authorized, validly issued, fully paid and nonassessable. The Purchased Shares together with the Warrant are collectively referred to as the "Securities".

         3. Closing The closing of the sale to, and purchase by, the Purchaser of the Securities (the "Closing") shall occur at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036-6522, on the third Business Day after the satisfaction or waiver of all of the conditions set forth in Section 7 hereof or at such other time and place as the Company, the Founders and the Purchaser may agree (the "Closing Date"). At the Closing,
(i) each Founder shall deliver to the Purchaser one or more certificates evidencing the Purchased Shares being sold by such Founder accompanied by appropriate stock powers or other instruments of transfer duly endorsed, assigning such Purchased Shares to the Purchaser, against delivery to such Founder of his or her respective portion of the Purchase Price for the Purchased Shares, as set forth on Exhibit A, payable by wire transfer of immediately available funds to an account that such Founder will designate in writing to the Purchaser at least two Business Days prior to the Closing Date, (ii) the Company shall deliver to the Purchaser the Warrant, and (iii) the Purchaser shall deliver to each Founder their respective portions of the Purchase Price by wire of immediately available funds to the accounts that each Founder will designate in writing to the Purchaser at least two Business Days prior to the Closing Date.

         4. Consideration for the Warrant. As consideration for the Warrant, the Purchaser will provide the Company with the marketing and technology consideration described in Exhibit H (Marketing Consideration) and Exhibit I (Technology Consideration). In addition, the Company agrees to exclusively clear all OTC products through the Purchaser's NYMEX ClearPort(R) clearing system for a period of ten years (provided that the Purchaser continues to offer clearance for a particular product through the NYMEX Clearport(R) clearing system). In consideration thereof, the Purchaser agrees to pay the Company an incentive fee as set forth on Exhibit J.

         5. Representations and Warranties of the Purchaser The Purchaser represents and warrants to the Company and the Founders as follows:

                  5.1 Organization. The Purchaser (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) has its principal place of business and chief executive office at One North End Avenue, World Financial Center, New York, New York, and (c) has the requisite corporate power and authority to own or lease and operate its assets and carry on its business as presently being conducted.

                  5.2 Authorization; Enforceability. The Purchaser has the requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party. The execution, delivery and performance by the Purchaser of this Agreement and each of the other Transaction Documents to which it is a party, and the consummation by the Purchaser of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been duly and validly executed and delivered by the Purchaser and, when executed, each other Transaction Document to which it is a party will be duly and validly executed and delivered by the Purchaser, and, assuming due and valid execution and delivery by the Company, constitute or will constitute the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except to the extent enforcement may be limited by
(a) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally, and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  5.3 No Conflicts. The execution, delivery and performance of this Agreement and each other Transaction Document to which it is a party, and the consummation of the transactions contemplated hereby and thereby will not result in (a) a violation of the amended and restated certificate of incorporation or amended and restated bylaws of the Purchaser or (b) conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any agreement, lease, mortgage, license, indenture, instrument or other contract to which the Purchaser is a party other than, in the case of this clause (b), such conflicts, breaches or defaults that would not have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business, prospects or operations of the Purchaser and it subsidiaries.

                  5.4 Brokers. There is no broker, investment banker, financial advisor, finder or other Person which has been retained by or is authorized to act on behalf of the Purchaser who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

                  5.5 Investment Representations and Warranties. The Purchaser understands that the Securities are "restricted securities" and have not been, and will not be upon issuance, as the case may be, registered under the Securities Act or any applicable state securities laws, and that the certificates evidencing the Securities shall bear a legend to that effect unless prior to exercise of the Warrant, the Common Stock issuable upon exchange thereof shall have been so registered.

                  5.6 Acquisition for Own Account. The Purchaser is acquiring the Securities for its own account for investment and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no present arrangement or understanding with any other persons regarding the distribution of such Securities (it being understood that this representation and warranty does not limit the Purchaser's right to sell the Securities pursuant to an effective registration statement or otherwise in compliance with applicable federal and state law) in violation of the Securities Act or any applicable state securities law.

                  5.7 Ability to Protect Its Own Interests and Bear Economic Risks. The Purchaser, by reason of the business and financial experience of its management, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

                  5.8 Accredited Investor. The Purchaser is an "accredited investor" as that term is defined in Regulation D promulgated under the Securities Act.

                  5.9 Access to Information. The Purchaser has been given access to all Company documents, records, and other information, has received physical delivery of all such documents, records and information which the Purchaser has requested, and has had adequate opportunity to ask questions of, and receive answers from, the Company's officers, employees, agents, accountants, and representatives concerning the Company's business, operations, financial condition, assets, liabilities, and all other matters relevant to its investment in the Securities. The foregoing, however, does not limit or modify the representations or warranties of the Company in the Transaction Documents or the right of the Purchaser to rely upon such representations or warranties.

                  5.10 General Solicitation. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

                  5.11     Consents.

                  No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority, including but not limited to the CFTC, is required for the execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby except those consents, approvals, authorizations, orders, registrations or qualifications which Purchaser has obtained.

         6. Representations and Warranties of the Company and the Founders. The Company and the Founders, jointly and severally, represent and warrant to the Purchaser as follows:

                  6.1 Organization. The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the nature of the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, reasonably be expected to result in a "Material Adverse Change" with respect to the Company, (c) has its principal place of business and chief executive office at 465 Columbus Avenue, Valhalla, NY and (d) has the requisite corporate power and authority to own or lease and operate its assets and carry on its business as presently being conducted.

                  6.2 Authorization; Enforceability. The Company has the requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party. The execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents to which it is a party, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Warrant Shares), have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and, when executed, each other Transaction Document to which it is a party will be duly and validly executed and delivered by the Company, and, assuming due and valid execution and delivery by the Purchaser, constitute or will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except to the extent enforcement may be limited by : (a) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally, and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  6.3 No Conflicts. The execution, delivery and performance of this Agreement and each other Transaction Document to which it is a party, and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance, as applicable, of the Securities) will not (a) result in a violation of the certificate of incorporation or bylaws of the Company, (b) conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any agreement, lease, mortgage, license, indenture, instrument or other contract to which the Company or any Subsidiary is a party, other than, in the case of this clause (b), such conflicts, breaches or defaults that would not have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business, prospects or operations of the Company and it Subsidiaries, (c) result in a violation of any law, rule, regulation, order, judgment or decree of any Governmental Entity applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, or (d) result in the creation of any Encumbrance upon any of their assets. Neither the Company nor any Subsidiary is in violation of its certificate of incorporation, certificate of formation, articles of organization, limited liability company agreement, partnership agreement or bylaws (as applicable in each case), and neither the Company nor any Subsidiary is in default (and no event has occurred which, with notice or lapse of time or both, would cause the Company or any Subsidiary to be in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any Subsidiary is a party. The Company is not in violation of the qualification or maintenance requirements of the Over-the-Counter Bulletin Board and is not subject to any threat of a proceeding or any proceeding to disqualify the Common Stock from qualification to trade on the Over-the-Counter Bulletin Board.

                  6.4 Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $0.0001 per share and 5,000,000 shares of preferred stock, $.0001 par value ("Preferred Stock"). As of the date hereof there are 52,268,203 issued shares of Common Stock of which 52,263,403 shares of Common Stock are outstanding and 4,800 shares of Common Stock are held in the Company's treasury. No shares of Preferred Stock are, issued or outstanding.

                  6.5 Due Issuance and Authorization of Capital Stock. All of the outstanding shares of capital stock of the Company have been duly authorized, validly issued and are fully paid and nonassessable. The Warrant Shares have been duly authorized and upon issuance in accordance with the terms of this Agreement and the Warrant, all such Warrant Shares will be validly issued, fully paid and nonassessable. The sale, transfer and delivery of the Warrant to the Purchaser pursuant to the terms hereof and the issuance of the Warrant Shares to the Purchaser upon exercise of the Warrant will vest in the Purchaser good and valid title to such Securities, free and clear of any lien, claim, judgment, charge, mortgage, security interest, pledge, escrow equity or other encumbrance (collectively, "Encumbrances")

                  6.6      Subsidiaries.

                           (a) Each Subsidiary is duly organized, validly
existing and in good standing under the laws of its jurisdiction of organization, has all power and authority and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except for those the absence of which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Each Subsidiary is duly qualified to do business and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, result in a Material Adverse Change. All of the outstanding shares of capital stock of each Subsidiary are validly issued, full paid and nonassessable, and, except as set forth in Schedule 6.6, all such shares are owned by the Company or another Subsidiary free and clear of any liens, claims or Encumbrances and not subject to any option or right to purchase any such shares. Except for the Subsidiaries, the Company has no other equity interest in any corporation, partnership, joint venture, limited liability company or other Person.

                           (b) There are (i) no outstanding securities
convertible into, exchangeable for or carrying the right to acquire any class of securities of the Subsidiaries (whether from the Company, the Subsidiaries or otherwise), or subscriptions, warrants, options, rights or other arrangements or commitments of any kind that relate to or require the issuance, sale or other disposition or transfer of any of the Subsidiaries' respective equity securities (whether or not presently issued) or any interest therein, (ii) no arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of capital stock of any Subsidiary, nor are any such issuances or arrangements contemplated, and (iii) no obligations (contingent or otherwise) of any Subsidiary to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof.

                  6.7 Consents. Except as set forth on Schedule 6.7, neither the execution, delivery or performance of this Agreement or any other Transaction Document by the Company, nor the consummation by it of the obligations and transactions contemplated hereby or thereby (including, without limitation, the issuance, the reservation for issuance and the delivery of the Securities) requires any consent of, authorization by, exemption from, filing with or notice to any Governmental Entity or any other Person, other than the filings under applicable securities laws required to comply with the Company's registration obligations under the Registration Rights Agreement.

                  6.8 Financial Statements. The Company has caused to be delivered to the Purchaser an audited consolidated balance sheet of the Company and the Subsidiaries as of December 31, 2006 (the "Balance Sheet"), and audited consolidated statements of income and retained earnings and cash flows of the Company and the Subsidiaries for the year ended December 31, 2006 (collectively with the Balance Sheet, the "Financial Statements"), together with an unqualified opinion thereon from the Company's independent accountants. The Financial Statements have been prepared in accordance with GAAP during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto and fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

                  6.9 Title to Property and Assets. Neither the Company nor any Subsidiary owns any real property. Each of the Company and the Subsidiaries owns or has valid leaseholds in its personal property and assets free and clear of all Encumbrances, except for Permitted Encumbrances. With respect to any real property, the Company is not in material violation of any of its leases. All machinery, equipment, furniture, fixtures and other personal property and all plants, buildings, structures and other facilities, including, without limitation, office space used by the Company and the Subsidiaries in the conduct of its business, are in good operating condition and fit for operation in the ordinary course of business (subject to normal wear and tear) except for any defects which will not materially interfere with the conduct of normal operations of the Company and the Subsidiaries. The Company has delivered to the Purchaser true and complete copies of any leases related to the real property used by the Company and the Subsidiaries in the conduct of their business (the "Real Property").

                  6.10 SEC Documents. Since May 2005, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and after May 2005, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). As of their respective dates, the SEC Documents complied with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the Company, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The chief executive officer and the chief financial officer of the Company have signed, and the Company has furnished to the SEC, all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the "Certifications"). Such Certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn, and neither the Company nor any of it officers has received notice from any Governmental Entity questioning or challenging the accuracy, completeness, content, form or manner of filing or submission of such Certifications. Since the adoption of the Sarbanes-Oxley Act, the Company has complied in all material respects with the laws, rules and regulations thereunder which were applicable to it.

                  6.11     Intellectual Property.

                           (a) Schedule 6.11(a) sets forth, for the Intellectual
Property owned by the Company or any Subsidiary, a complete and accurate list of all U.S. and foreign (i) patents and patent applications; (ii) trademark registrations (including Internet domain registrations), trademark applications, and material unregistered trademarks; (iii) copyright and mask work registrations, copyright and mask work applications, and material unregistered copyrights; and (iv) Software.

                           (b) Schedule 6.11(b) sets forth a complete and
accurate list of all material agreements (whether oral or written, and whether between the Company, Subsidiaries and third parties or inter-corporate) to which the Company or a Subsidiary is a party or otherwise bound, (i) granting or obtaining any right to use or practice any rights under any Intellectual Property (other than licenses for readily available commercial software programs having an acquisition price of less than $5,000), or (ii) restricting the Company's or any Subsidiaries' rights to use any Intellectual Property, including license agreements, development agreements, distribution agreements, settlement agreements, consent to use agreements, and covenants not to sue (collectively, the "License Agreements").

                           (c) Except as set forth on Schedule 6.11(c):

                                    (i) The License Agreements are valid and
          binding obligations of the Company, enforceable against the Company in accordance with their respective terms (except to the extent enforcement may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally, and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by the Company or any Subsidiary or to the Knowledge of the Company, of any other party under any such License Agreement.

                                    (ii) Neither the Company nor any of its
          Subsidiaries have licensed or sublicensed its rights in any material Intellectual Property other than pursuant to the License Agreements.

                                    (iii) No royalties, honoraria or other fees
          are payable by the Company or any Subsidiary to any third parties for the use of or right to use any Intellectual Property except pursuant to the License Agreements.

                                    (iv) The Company or a Subsidiary owns, free
          and clear of all or Encumbrances, or, has a valid right to use, all of the Intellectual Property. The Company or a Subsidiary is listed in the records of the appropriate United States, state, or foreign registry as the sole current owner of record for each application and registration listed on Schedule 6.11(a). All proprietary Intellectual Property was either developed: (A) by employees of the Company or any Subsidiary within the scope of their employment, or (B) by independent contractors who have properly assigned all of their rights to the Company or any Subsidiary pursuant to written agreements.

                                    (v) The Intellectual Property owned by the
          Company or any Subsidiary and, to the Knowledge of the Company, any Intellectual Property used by the Company or any Subsidiary, is subsisting, in full force and effect, and has not been cancelled, expired, or abandoned, and, to the Knowledge of the Company is valid and enforceable.

                                    (vi) There is no pending or, to the
          Knowledge of the Company, threatened claim, suit, arbitration or other adversarial proceeding before any court, agency, arbitral tribunal, or registration authority in any jurisdiction involving the Intellectual Property owned by the Company or its Subsidiaries, or, to the Knowledge of the Company, the Intellectual Property licensed to the Company or any Subsidiary, alleging that the activities or the conduct of the Company's or any Subsidiary's businesses infringe upon, violate or constitute the unauthorized use of the intellectual property rights of any third party or challenging the Company's or any Subsidiary's ownership, use, validity, enforceability or registrability of any Intellectual Property. There are no settlements, forebearances to sue, consents, judgments, or orders or similar obligations other than the License Agreements which (i) restrict the Company's or any Subsidiary's right to use any Intellectual Property, (ii) restrict the Company's or any Subsidiary's businesses in order to accommodate a third party's intellectual property rights or (iii) permit third parties to use any Intellectual Property owned or controlled by the Company or any Subsidiary.

                                    (vii) To the Knowledge of the Company, the
          conduct of the Company's and any Subsidiary's business as currently conducted or contemplated to be conducted does not infringe upon (either directly or indirectly such as through contributory infringement or inducement to infringe) any intellectual property rights owned or controlled by any third party. To the Knowledge of the Company, no third party is misappropriating, infringing, diluting or violating any Intellectual Property owned or used by the Company or any Subsidiary and no such claims, suits, arbitrations or other adversarial proceedings have been brought or threatened against any third party by the Company or any Subsidiary.

                                    (viii) The Company and each Subsidiary take
          reasonable and prudent measures to protect the confidentiality of Trade Secrets, including requiring their employees, contractors and agents and other parties having access thereto to execute written non-disclosure agreements. To the Knowledge of the Company, no Trade Secret has been disclosed or authorized to be disclosed to any third party other than pursuant to a written non-disclosure agreement that adequately protects the Company's and the applicable Subsidiary's proprietary rights in and to such Trade Secrets. Schedule 6.11(c) set forth a list of each such written non-disclosure agreement. To the Knowledge of the Company, no party to any non-disclosure agreement relating to its Trade Secrets is in material breach or default thereof.

                                    (ix) No current or former stockholder,
          director, officer, employee, contractor, agent or consultant of the Company or any Subsidiary (or any of their respective predecessors in interest) will, after giving effect to the transactions contemplated herein, own or retain any rights to use any of the Intellectual Property owned or used by the Company or any Subsidiary.

                           (d) The transactions contemplated hereby will not
result in the loss or impairment of the Company's or any Subsidiary's right to own or use any of the Intellectual Property, nor will it require the consent of any Governmental Entity or third party in respect of any such Intellectual Property.

                           (e) All Trademarks have been in continuous use by the
Company or its Subsidiaries, and the Trademarks listed in Schedule 6.11(a) for which the Company or any Subsidiary has obtained or applied for a registration have been continuously used in the form appearing in, and in connection with the goods and services listed in, their respective registration certificates. To the Knowledge of the Company or the Founders, there has been no prior use of such Trademarks by any third party which would confer upon said third party superior rights in such Trademarks. The Company and its Subsidiaries have adequately policed the Trademarks against third party infringement so as to maintain the validity of such Trademarks.

                  6.12 Foreign Corrupt Practices Act. Neither the Company nor any Subsidiary, director, officer, agent, employee or other Person acting on behalf of the Company or any Subsidiary has, in the course of his, her or its actions for, or on behalf of, the Company or any Subsidiary, offered or made, directly or indirectly through any other Person, any payments of anything of value (in the form of a contribution, gift, entertainment or other expense), to
(a) any Person employed by, or acting in an official capacity on behalf of, any Governmental Entity, or (b) any foreign or domestic government official, political party or official of such party, or any candidate for political office or employee thereof. Neither the Company, any Subsidiary, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any Subsidiary has violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or unlawful payment to any foreign or domestic government or political party official, employee, appointee or candidate.

                  6.13 Material Contracts. Each material contract of the Company and any of its Subsidiaries involving aggregate payments by or to the Company in excess of $250,000 or with a term in excess of two (2) years is listed on
Schedule 6.13 hereof. Each such contract is the legal, valid and binding obligation of the Company, enforceable against the Company and/or such Subsidiary, as the case may be, in accordance with its terms, except to the extent enforcement may be limited by: (a) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally, and (b) general principals of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). There has not occurred any breach, violation or default or any event that, with the lapse of time, the giving of notice or the election of any Person, or any combination thereof, would constitute a breach, violation or default by the Company or its Subsidiary, as the case may be, under any such contract or, to the Knowledge of the Company or its Subsidiary or the Founders, as the case may be, by any other Person to any such contract. Neither the Company nor any Subsidiary has been notified that any party to any material contract intends to cancel, terminate, not renew or exercise an option under any material contract, whether in connection with the transactions contemplated hereby or otherwise. The Company is not materially restricted by agreement from carrying on its business anywhere in the world.

                  6.14 Voting and Registration Rights. Except for the Investor Rights Agreement, there are no provisions of the certificate of incorporation or the bylaws of the Company or any of its Subsidiaries, no agreements to which the Company or any of its Subsidiaries is a party and no agreements by which the Company, any of its Subsidiaries or the Securities are bound, which (a) may affect or restrict the voting rights of the Purchaser with respect to the Securities in its capacity as a stockholder of the Company, (b) restrict the ability of the Purchaser, or any successor thereto or assignee or transferee thereof, to transfer the Securities, (c) would adversely affect the Company's or the Purchaser's right or ability to consummate the transactions contemplated by this Agreement or comply with the terms of the Transaction Documents and the transactions contemplated hereby or thereby, (d) require the vote of more than a majority of the Company's issued and outstanding Common Stock, voting together as a single class, to take or prevent any corporate action, other than those matters requiring a class vote under Delaware law, or (e) entitle any party to nominate or elect any director of the Company or require any of the Company's stockholders to vote for any such nominee or other Person as a director of the Company in each case, except as provided for in this Agreement. Except as disclosed on Schedule 6.14, the Company is not under any obligation, contractual or otherwise, to register for sale any of its securities under the Securities Act.

                  6.15 Form S-3 Eligibility. The Company is currently eligible under the eligibility requirements of General Instruction I to Registration Statement on Form S-3 to register the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act. To the Knowledge of the Company, there exist no facts or circumstances that would reasonably be expected to prohibit or delay the preparation and filing of a registration statement on Form S-3 with respect to the Purchased Shares and the Warrant Shares in accordance with the terms of this Agreement and the Registration Rights Agreement.

                  6.16 Issuances Exempt. Assuming the truth and accuracy of the representations and warranties of the Purchaser contained in Section 5 hereof, the offer, sale, and issuance of the Securities will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. All shares of capital stock and other securities issued by the Company prior to the Closing Date have been issued in transactions either registered under the Securities Act or exempt from the registration requirements under the Securities Act and all applicable state securities or "blue sky" laws, and in compliance with all applicable corporate laws. Except as set forth on
Schedule 6.16, the Company has not offered any of its capital stock, or any other securities, for sale to, or solicited any offers to buy any of the foregoing from the Company, or otherwise approached or negotiated with any other Person in respect thereof, in such a manner as to require registration under the Securities Act. No holder of any of the Company's capital stock has any rescission rights.

                  6.17 No Integrated Offering. Neither the Company, nor any of its Affiliates or any other Person acting on the Company's behalf, has directly or indirectly engaged in any form of general solicitation or general advertising with respect to the Securities nor have any of such Persons made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Securities under the Securities Act or cause this offering of Securities to be integrated with any prior offering of securities of the Company for purposes of the Securities Act.

                  6.18 Absence of Certain Developments. Since December 31, 2006, neither the Company nor its Subsidiaries have suffered any Material Adverse Change. Since December 31, 2006, the Company and its Subsidiaries have conducted their business in the ordinary and usual course consistent with past practices and have not (a) sold, leased, transferred or otherwise disposed of any of the assets (other than dispositions in the ordinary course of business consistent with past practices), (b) terminated or amended in any material respect any material contract or lease to which the Company or any of its Subsidiaries is a party or to which it is bound or to which its properties are subject, (c) suffered any loss, damage or destruction, whether or not covered by insurance, which has resulted in or is reasonably likely to result in a Material Adverse Change with respect to the Company, (d) made any change in the accounting methods or practices it follows, whether for general financial or Tax purposes (other than as required by GAAP), (e) incurred any liabilities (other than in the ordinary course of business or contractual liabilities) which, individually or in the aggregate, have resulted in a Material Adverse Change with respect to the Company, (f) incurred, created or suffered to exist any Encumbrances (other than Permitted Encumbrances) on its assets, (g) increased the compensation payable or to become payable to any of its officers or employees or increased any bonus, severance, accrued vacation, insurance, pension or other employee benefit plan, payment or arrangement made by the Company or any of its Subsidiaries for or with any such officers or employees out of the ordinary course of business, (h) suffered any labor dispute, strike, or other work stoppage, (i) made or obligated itself to make any capital expenditures in excess of $250,000 individually or in the aggregate, (j) entered into any contract or other agreement requiring the Company or a Subsidiary to make payments in excess of $250,000 per annum, individually or in the aggregate, other than in the ordinary course of business consistent with past practices,
(k) paid any dividends, whether in cash or property, on account of, or repurchased any of, the Common Stock, or (l) entered into any agreement to do any of the foregoing.

                  6.19 No Undisclosed Liabilities. Schedule 6.18 sets forth an accurate list of (a) all liabilities of the Company and its Subsidiaries in excess of $250,000 that are not reflected on the Financial Statements, or in the SEC Documents (other than trade payables in the ordinary course of business), and (b) all loan agreements, indemnity or guaranty agreements, bonds, mortgages, liens, pledges or other security agreements to which the Company or any Subsidiary is a party. Except as set forth on Schedule 6.19, since the date of the Financial Statements, neither the Company nor any Subsidiary has incurred any liabilities of any kind, character and description, whether accrued, absolute, secured or unsecured, contingent or otherwise other than (i) liabilities or obligations incurred in the ordinary course of business, (ii) liabilities or obligations that arise out of facts or events that are within the scope of the subject matter of any other representation or warranty contained in this Article 6 and such facts or events did not require disclosure by virtue of any knowledge, time or materiality limitation contained in the relevant representation or warranty and (iii) liabilities or obligations that individually or in the aggregate would not reasonably be expected to result in a Material Adverse Change with respect to the Company.

                  6.20 Litigation. Except as set forth on Schedule 6.20, there is no claim, action, proceeding, lawsuit, inquiry, arbitration or investigation before or by any court, public board, arbitrator, Governmental Entity including, without limitation, the SEC or the National Association of Securities Dealers, pending or, to the Knowledge of the Company, threatened against or affecting the Company, any Subsidiary, or their respective properties or their respective directors or officers in their capacities as such. To the Knowledge of the Company, there are no facts which, if known by a potential claimant or Governmental Entity, could reasonably be expected to give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to the Company or any Subsidiary, is reasonably likely to result in a Material Adverse Change with respect to the Company or is reasonably likely to prevent or materially delay the consummation of the transactions contemplated hereby. Neither the Company nor any Subsidiary is subject to any outstanding order, ruling, judgment or decree that is reasonably likely to result in a Material Adverse Change with respect to the Company or is reasonably likely to prevent or materially delay the consummation of the transactions contemplated hereby.

                  6.21 Compliance with Laws. The business of the Company and its Subsidiaries is not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, including without limitation, the SEC and the NASD, except for violations that, either singly or in the aggregate, are not reasonably likely to result in a Material Adverse Change with respect to the Company. Neither the Company nor any Subsidiary has received notification from any Governmental Entity, including without limitation, the SEC and the NASD, (a) asserting a violation of any law, statute, ordinance or regulation or the terms of any judgments, orders, decrees, injunctions or writs applicable to the conduct of its business, (b) threatening to revoke any license, franchise, permit or government authorization, or (c) restricting or in any way limiting its operations as currently conducted or proposed to be conducted. Neither the Company, nor to the Company's Knowledge, any of its officers, directors, employees, affiliates or agents has violated any law, regulation, ordinance, judgment, order or decree which is reasonably likely to give rise to the initiation of an enforcement action by the SEC or NASD.

                  6.22     Taxes.

                           (a) Filing of Tax Returns and Payment of Taxes. The
Company and each of its Subsidiaries has duly and timely filed (or has had duly and timely filed on its behalf) with the appropriate taxing authorities all Tax Returns required to be filed through the date hereof (after giving effect to any valid extension of time in which to make such filings), and all such Tax Returns are true, correct and complete in all material respects. The Company and each of its Subsidiaries has paid on a timely basis all material Taxes due and payable. Neither the Company nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return, and no written claim has been made by an authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

                           (b) Audits, Investigations, Disputes or Claims. No
deficiencies for Taxes of the Company or any of its Subsidiaries have been claimed, proposed or assessed in writing against the Company or any of its Subsidiaries by any taxing or other governmental authority that have not been fully paid or finally settled, and adequate reserves or accruals in accordance with GAAP have been established in the books of the Company and its Subsidiaries with respect to any unpaid Taxes. There are no audits, investigations, disputes or claims relating to the Taxes or Tax Returns of the Company or any of its Subsidiaries currently being conducted or made by any taxing authority. Neither the Company nor any of its Subsidiaries has executed a waiver with respect to any statute of limitations relating to the assessment or collection of any Taxes.

                           (c) Prior Affiliated Groups and Other Entity
Liability. Neither the Company nor any of its Subsidiaries has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or of any group that has filed a combined, consolidated or unitary Tax Return (other than Tax Returns filed by a group the common parent of which was the Company). Neither the Company nor any of its Subsidiaries has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries)
(i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract or (iv) otherwise.

                           (d) Tax Sharing Agreements. Neither the Company nor
any of its Subsidiaries is a party to any Tax sharing agreements or similar arrangements (including indemnity arrangements) with any Person other than the Company or any of its Subsidiaries.

                           (e) No Withholding. The Company and each of its
Subsidiaries has, in all material respects, withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party and has filed all material Tax Returns required to be filed with respect thereto.

                  6.23     Employee Relations.

                           (a) All bonus, deferred compensation, pension,
retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, employment or severance contracts, health and medical insurance plans, life insurance and disability insurance plans, other material employee benefit plans, contracts or arrangements which cover employees or former employees of the Company or the Subsidiaries including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA (the "Employee Benefit Plans"), are listed on
Schedule 6.23. No Employee Benefit Plans are or were collectively bargained for or have terms requiring assumption or any guarantee by the Purchaser.

                           (b) There have been no violations of ERISA or the
Code relating to any Employee Benefit Plan that is reasonably likely to result in a Material Adverse Change with respect to the Company relating to any Employee Benefit Plan. The Company has timely filed all documents, notes and reports (including IRS Form 5500) for each such Employee Benefit Plan with the applicable Governmental Entities and has timely furnished all required documents to the participants or beneficiaries of each such Employee Benefit Plans.


                           (c) Except as set forth on Schedule 6.23, the Company
and its Subsidiaries have no employment contracts with any of its employees not expressly terminable at will and no collective bargaining agreements covering any of its employees. Further, the Company and its Subsidiaries have no policies, procedures or handbooks providing for other than at-will employment. To the Knowledge of the Company, no employee of or consultant to the Company or any Subsidiary is in material violation of any term of any employment contract or any other contract or agreement relating to the relationship of any such employee or consultant with the Company or any Subsidiary. The Company and each Subsidiary have operated and administered all employee compensation and benefit plans, programs and arrangements in accordance with their terms and with all applicable laws in all material respects. To the Knowledge of the Company, no key employee intends to terminate his or her employment with the Company or any Subsidiary, nor does the Company or any Subsidiary have any present intention to terminate the employment of any key employee.

                           (d) The Company and its Subsidiaries are not
delinquent in payments to any of their employees for any earned wages, salaries, commissions, bonuses or other direct compensation for any services performed through the date hereof or amounts required to be reimbursed to them to the date hereof that are due and owing under federal, state or local law. The Company and its Subsidiaries are in material compliance with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, labor, terms and conditions of employment and wages and hours. All Persons treated by the Company and its Subsidiaries as independent contractors for any purpose do satisfy and have satisfied the requirements of law to be so treated, and the Company and its Subsidiaries have fully and accurately reported the amounts paid by the Company and its Subsidiaries to or on behalf of such persons on IRS Forms 1099 when required to do so. No individual who has performed services for or on behalf of the Company and its Subsidiaries, and who has been treated by the Company and its Subsidiaries as an independent contractor, is classifiable as a "leased employee," within the meaning of
Section 414(n)(2) of the Code, with respect to the Company and its Subsidiaries or with respect to any customer of the Company and its Subsidiaries. Neither the Company nor any Subsidiary is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, commitment or arrangement with any labor union, and, to the Knowledge of the Company, no labor union has requested or has sought to represent any of the employees, representatives or agents of the Company or any Subsidiary. There is no labor strike, dispute, slowdown or stoppage actually pending or, to the Knowledge of the Company, threatened against or involving the Company or any Subsidiary. There are no suits, actions, disputes, claims (other than routine claims for benefits), investigations or audits pending or, to the Knowledge of the Company, threatened in connection with any Employee Benefit Plan, but excluding any of the foregoing which is not reasonably likely to result in a Material Adverse Change with respect to the Company or any Subsidiary.

                           (e) No director or officer or other employee of the
Company or any Subsidiary will become entitled to any retirement, severance or similar benefit or enhanced or accelerated benefit (including any acceleration of vesting or lapse of repurchase rights or obligations with respect to any Employee Benefit Plan) solely as a result of the transactions contemplated in this Agreement; and no payment made or to be made to any current or former employee or director of the Company or any of its Affiliates by reason of the transactions contemplated hereby (whether alone or in connection with any other event, including, but not limited to, a termination of employment) will constitute an "excess parachute payment" within the meaning of Section 280G of the Code.

                  6.24 Brokers. There is no broker, investment banker, financial advisor, finder or other Person which has been retained by or is authorized to act on behalf of the Company or any of the Founders who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

                  6.25     Environmental Matters.

                           (a) (i) No written notice, notification, demand,
request for information, citation, summons, complaint or order has been received by, and no investigation, action, claim, suit, proceeding or review is pending or, to the Knowledge of the Company, threatened by any Person against, the Company or any Subsidiary, and no penalty has been assessed against the Company or any Subsidiary, in each case, with respect to any matters relating to or arising out of any Environmental Law; (ii) the Company and its Subsidiaries are in compliance with all Environmental Laws except as would not reasonably be expected to result in a Material Adverse Change with respect to the Company; and
(iii) to the Knowledge of the Company, there are no liabilities of or relating to the Company or any Subsidiary relating to or arising out of any Environmental Law, and there is no existing condition, situation or set of circumstances, which in either case could reasonably be expected to result in a Material Adverse Change with respect to the Company.

                           (b) For purposes of this Agreement, the term
"Environmental Laws" means federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, codes, injunctions and permits relating to the protection of human health and the environment from exposure to or damage from Hazardous Materials; and the term "Hazardous Material" means all substances or materials regulated as hazardous, toxic, explosive, dangerous, flammable or radioactive under any Environmental Law including, but not limited to: (i) petroleum, asbestos, or polychlorinated biphenyls and (ii) in the United States, all substances defined as "Hazardous Substances," "Oils," "Pollutants" or "Contaminants" in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. Part 300.

                  6.26 Related-Party Transactions. Except as set forth on
Schedule 6.26 hereto, no employee, officer, director, stockholder or Affiliate of the Company or any of its Subsidiaries or member of his or her immediate family is currently indebted to the Company or any of its Subsidiaries, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of such individuals. Except as set forth on
Schedule 6.26, to the Knowledge of the Company, none of such Persons has any direct or indirect ownership interest in any firm or corporation which is an Affiliate of the Company or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, or directors of the Company and members of their immediate families may own stock in an amount not to exceed 1% of the outstanding capital stock of publicly traded companies that may compete with the Company, or with which the Company may have a business relationship. Except as set forth on
Schedule 6.26, to the Knowledge of the Company, no employee, director, officer or stockholder of the Company and no member of the immediate family of any employee, officer, director or stockholder of the Company is directly or indirectly interested in any material contract with the Company.

                  6.27 Insurance. The Company has a directors' and officers' liability insurance policy that is in full force and effect with extended coverage sufficient in amount to cover liabilities to which its directors and officers may be subject by virtue of their positions and as is customarily carried by companies engaged in the same or similar business as the Company.
Schedule 6.27 sets forth a list of all insurance policies currently in effect that insure the business, operations, assets, directors, officers or employees of the Company and the Subsidiaries, the name of the carrier and the terms and amount of coverage. To the Knowledge of the Company, no default or event has occurred that is reasonably likely to give rise to a material default under any such policy.

                  6.28 Corporate Records. Copies of the respective certificates of incorporation of the Company and its Subsidiaries, each certified by the Secretary of State of the State of incorporation of each such corporation, and of the bylaws of the Company and its Subsidiaries, certified by the Secretary of each such corporation, heretofore delivered to the Purchaser are true and complete copies of such instruments as amended to the date of this Agreement. Such certificates of incorporation and bylaws are in full force and effect. The corporate records of the Company and each Subsidiary are correct and complete in all material respects.

                  6.29 Disclosure. No representation or warranty by the Company contained in this Agreement, and no representation, warranty or statement by the Company contained in any certificate or schedule furnished or to be furnished at the Closing to the Purchaser pursuant to this Agreement, contains any untrue statement by the Company of a material fact or omits to state any material fact necessary to make any statement herein or therein not misleading.

                  6.30 No Consents. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority, including but not limited to the Commodity Futures Trading Commission (the "CFTC") is required for the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby other than as may be required by reason of the participation of Purchaser in such transactions.

         7. Representations and Warranties of the Founders. Each of the Founders, severally and only with respect to itself, or himself, represents and warrants as follows:

                  7.1 Organization of the Founders. Each of Ridgecrest and Pierpont represents and warrants with respect to itself that (a) it is duly organized, validly existing and in good standing under the laws of its state of formation and (b) has the requisite corporate or other power and authority to own or lease and operate its assets and carry on its business as presently being conducted.

                  7.2 Authorization of the Founders. Each of Ridgecrest and Pierpont represent and warrant that it has the requisite corporate and other power and authority to enter into this Agreement and the other Transaction Documents to which it is a party. The execution, delivery and performance by each of Ridgecrest and Pierpont of this Agreement and each of the other Transaction Documents to which it is a party, and the consummation by each such entity of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate or other action on its part.

                  7.3      Unencumbered Title, No Conflicts.

                           (a) On the Closing Date such Founder will have valid
and unencumbered title to the Purchased Shares to be delivered by such Founder on the Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Purchased Shares to be delivered by such Founder on the Closing Date; and upon delivery of and payment for the Purchased Shares on the Closing Date, the Purchaser will acquire valid and unencumbered title to the Purchased Shares to be delivered by such Founder on the Closing Date.

                           (b) Upon delivery of the Purchased Shares to be sold
by the Founder and payment therefor pursuant hereto, and assuming the Purchaser has no notice of adverse claims, the Purchaser shall be a "protected purchaser" of such Purchased Shares within the meaning of Section 8-303 of the UCC.

                           (c) Such Founder is the beneficial owner of the
number of shares of Common Stock set forth opposite such Founder's name in Part II of Exhibit A hereto.

                           (d) The execution, delivery and performance of this
Agreement and each other Transaction Document to which such Founder is a Party, and the consummation of the transactions contemplated hereby and thereby will not (a) result in a violation of the certificate of incorporation or bylaws, or other organizational documents of any such Founder which is not a natural person, or (b) conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any agreement, lease, mortgage, license, indenture, instrument or other contract to which any of the Founders is a party, (c) result in a violation of any law, rule, regulation, order, judgment or decree of any Governmental Entity applicable to any of the Founders or by which any property or asset of any of the Founders is bound or affected, or (d) result in the creation of any Encumbrance upon any of their assets.

                  7.4 Brokers. There is no broker, investment banker, financial advisor, finder or other Person which has been retained by or is authorized to act on behalf of such Founder who might be entitled to receive any fee or commission in connection with the transaction contemplated by this Agreement.

                  7.5 Disclosure. No representation or warranty by the Founders contained in this Agreement, and no representation, warranty or statement by the Founders contained in any certificate or schedule furnished or to be furnished at the Closing to the Purchaser pursuant to this Agreement, contains any untrue statement by the Founders of a material fact or omits to state any material fact necessary to make any statement herein or therein not misleading.

         8. Conditions to the Parties' Obligations.

                  8.1 Conditions to Each Party's Obligations. The respective obligations of each party to consummate the transactions contemplated hereunder are subject to the fulfillment prior to or on the Closing Date of all of the following conditions:

                           (a) No Litigation. There shall not be any litigation
challenging or seeking damages in connection with the transactions contemplated by this Agreement or by the Transaction Documents.

                           (b) No Statute, etc. There shall not be any statute,
rule, regulation, injunction, order or decree, enacted, enforced, promulgated, entered, issued or deemed applicable to this Agreement or the transactions contemplated hereby by any Governmental Entity prohibiting or enjoining the transactions contemplated by this Agreement or by the Transaction Documents.

                  8.2 Conditions of the Purchaser's Obligations. The obligations of the Purchaser to consummate the transactions contemplated hereunder are subject to the fulfillment prior to or on the Closing Date of all of the following conditions, any of which may be waived in whole or in part by the
Purchaser:

                           (a) Representations and Warranties of the Company
Correct. The representations and warranties made by the Company herein shall be true and correct in all material respects (or in all respects for any representation and warranty qualified as to materiality or Material Adverse Change) on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date, except to the extent that any such representation and warranty is made as of a certain date, in which case it shall be true and correct as of such certain date.

                           (b) Performance of the Company. All covenants,
agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

                           (c) Representations and Warranties of the Founders
Correct. The representations and warranties made by the Founders herein shall be true and correct in all material respects (or in all respects for any representation and warranty qualified as to materiality or Material Adverse Change) on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date, except to the extent that any such representation and warranty is made as of a certain date, in which case it shall be true and correct as of such certain date.

                           (d) Performance of the Founders. All covenants,
agreements and conditions contained in this Agreement to be performed or complied with by the Founders on or prior to the Closing Date shall have been performed or complied with in all material respects.

                           (e) Mark Nordlicht Waiver. Mark Nordlicht shall have
executed the Waiver to waive any requirement under the Loan Agreement, dated March 22, 2004, as amended, between him and the Company that (i) the Company make any prepayment of principal thereunder, or (ii) the Company begin to pay interest thereunder, as a result of any exercise or exercises of the Warrant.

                           (f) Certificate of Officer. The Company shall have
delivered to the Purchaser a certificate dated the Closing Date, executed by its Chief Executive Officer, certifying the satisfaction by the Company of the conditions specified in paragraphs (a) and (b) of this Section 8.2.

                           (g) Certificate of Founder. Each Founder shall have
delivered to the Purchaser a certificate dated the Closing Date, executed by such Founder, or by a duly authorized officer thereof, certifying the satisfaction by such Founder of the conditions specified in paragraphs (c) and
(d) of this Section 8.2. insofar as they relate to such Founder.

                           (h) Qualification Under State Securities Laws. All
registrations, qualifications, permits and approvals required under applicable state securities laws shall have been obtained for the lawful execution, delivery and performance of this Agreement and each other Transaction Document, including, without limitation, the offer and sale of the Securities.

                           (i) Registration Rights Agreement. The Company shall
have executed and delivered the Registration Rights Agreement.

                           (j) Warrant. The Company shall have executed and
delivered the Warrant.

                           (k) Investor Rights Agreement. The Company and the
Founders shall have executed and delivered the Investor Rights Agreement.

                           (l) Employment Agreement. The Company and Kevin
Cassidy shall have executed and delivered an Employment Agreement, in substantially the form attached hereto as Exhibit G.

                           (m) Non-Competition Agreement with Edward O'Connor.
The Company and Edward O'Connor shall have executed and delivered a Non-Competition Agreement in substantially the form attached hereto as Exhibit B.

                           (n) Supporting Documents. The Purchaser shall have
received the following:

                                    (i) A favorable opinion from Kelley Drye &
          Warren LLP, counsel to the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Purchaser with respect to: (A) the Company's corporate existence, power, authority and good standing; (B) the due authorization, execution and delivery of this Agreement and each of the Transaction Documents and the due authorization of the issuance of the Securities contemplated hereby;
          (C) the validity and enforceability of the Transaction Documents; (D) no conflicts of the Transaction Documents with the charter or bylaws of the Company, any contract known to such counsel, any applicable laws or any judgment, order or decree known to such counsel and applicable to the Company or any Subsidiary; (E) the Company's capitalization (including that all outstanding securities, including the Purchased Shares, are validly issued, fully paid and non-assessable); (F) the due authorization of the Warrant Shares and upon issuance thereof in accordance with the terms of the Warrant that such shares will be validly issued, fully paid and nonassessable; (G) the sale of the Purchased Shares and the issuance of the Warrant as exempt transactions under the Securities Act; (H) the exemption from registration under the Securities Act of the Warrant Shares when issued pursuant to this Agreement; (I) no threatened or pending legal or governmental investigations, actions, suits or proceedings known to such counsel against or affecting the Company or any Subsidiary or which would reasonably be expected to result in a Material Adverse Change with respect to the Company; and (J) no Governmental Approvals required to be obtained by the Company for the execution and delivery of, or the consummation of the transactions contemplated by, the Transaction Documents;

                                    (ii) A favorable opinion from Kelley Drye &
          Warren LLP, counsel to the Founders, dated the Closing Date, in form and substance reasonably satisfactory to the Purchaser with respect to: (A) the corporate existence, power, authority and good standing of each of Ridgecrest and Pierpont; (B) the due authorization, execution and delivery of this Agreement and each of the Transaction Documents by each of the Founders and the due authorization of the sale of the Purchased Shares contemplated hereby; (C) the validity and enforceability of the Transaction Documents; (D) no conflicts of the Transaction Documents with the charter or bylaws of each of Ridgecrest and Pierpont, any contract known to such counsel, any applicable laws or any judgment, order or decree known to such counsel and applicable to any Founder (E) upon delivery of the Purchased Shares to be sold by the Founder and payment therefor pursuant hereto, and assuming the Purchaser has no notice of adverse claims, the Purchaser shall be a "protected purchaser" of such Purchased Shares within the meaning of
          Section 8-303 of the UCC;

                                    (iii) Copies of resolutions of the Board of
          Directors of the Company, certified by the Secretary or other authorized officer of the Company, authorizing and approving the execution, delivery and performance of the Transaction Documents to which the Company is a party and all other documents and instruments to be delivered by the Company pursuant hereto and thereto;

                                    (iv) Copies of resolutions of the board of
          directors of each of the Founders, which is not a natural person certified by the respective secretary or other authorized officer of each such Founder, authorizing and approving the execution, delivery and performance of the Transaction Documents to which such Founder is a party and all other documents and instruments to be delivered by such Founder pursuant hereto and thereto;

                                    (v) A certificate of incumbency executed by
          the Secretary of the Company (A) certifying the names, titles and signatures of the officers authorized to execute the Transaction Documents to be executed by the Company and (B) further certifying that the certificate of incorporation and bylaws of the Company delivered to the Purchaser at the time of the execution of this Agreement have been validly adopted and have not been amended or modified;

                                    (vi) A certificate of good standing with
          respect to the Company from the Secretary of State of Delaware and a certificate of good standing with respect to each of Ridgecrest and Pierpont from the Secretary of State of New York; and

                                    (vii) Such additional supporting
          documentation and other information with respect to the transactions contemplated by this Agreement as the Purchaser or its counsel, Skadden, Arps, Slate, Meagher & Flom LLP, may reasonably request.

                           (o) Composition of Board of Directors. On the Closing Date, the Company's Board of Directors shall be composed of Mark Nordlicht, Kevin Cassidy, Edward O'Connor, Albert Helmig and Benjamin Chesir.

                           (p) Consents and Waivers. The Company and each of the Founders shall have obtained all consents or waivers necessary to execute and perform their respective obligations under this Agreement and the other Transaction Documents, to issue the Warrant and the Warrant Shares, and to carry out the transactions contemplated hereby and thereby. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement, the other Transaction Documents and the Warrant, and other agreements and instruments executed and delivered by the Company in connection herewith shall have been made or taken.

                           (q) No Material Adverse Change. There shall have been no Material Adverse Change with respect to the Company (as reasonably determined by the Purchaser) between January 22, 2007 and the Closing Date.

                  8.3 Conditions of the Company's and Founders' Obligations. The obligations of the Company and the Founders to consummate the transactions contemplated hereunder are subject to the fulfillment prior to or on the Closing Date of all of the following conditions, any of which may be waived in whole or in part by the Company, with respect to the obligations of the Company and the Founders with respect to the obligations of the Founders:

                           (a) Representations and Warranties Correct. The
representations and warranties made by the Purchaser herein shall be true and correct in all material respects (or in all respects for any representation and warranty qualified as to materiality) on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date, except to the extent that any such representation and warranty is made as of a certain date, in which case it shall be true and correct as of such certain date.

                           (b) Performance. All covenants, agreements and
conditions contained in this Agreement to be performed or complied with by the Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects.

                           (c) Certificate of Officer. The Purchaser shall have
delivered to the Company and each Founder a certificate dated the Closing Date, executed by an authorized officer, certifying the satisfaction of the conditions specified in paragraphs (a) and (b) of this Section 8.3.

                           (d) No Material Adverse Change. There shall have been
no Material Adverse Change with respect to the Purchaser (as reasonably determined by the Company or the Founders) between January 22, 2007 and the Closing Date.

                           (e) Registration Rights Agreements. The Purchaser and
the Company shall have executed and delivered the Registration Rights Agreement.

                           (f) Investor Rights Agreement. The Purchaser, the
Company and the Founders shall have executed and delivered the Investor Rights Agreement.

                           (g) Supporting Documents. The Company and each
Founder shall have receivedthe following:

                                    (i) Copies of resolutions of the Board of
          Directors of the Purchaser, certified by the Secretary or other authorized officer of the Purchaser, authorizing and approving the execution, delivery and performance of the Transaction Documents to which the Purchaser is a party and all other documents and instruments to be delivered by the Purchaser pursuant hereto and thereto;

                                    (ii) A certificate of incumbency executed by
          the Secretary of the Purchaser (A) certifying the names, titles and signatures of the officers authorized to execute the Transaction Documents to be executed by the Purchaser and (B) further certifying that the certificate of incorporation and bylaws of the Purchaser delivered to the Company at the time of the execution of this Agreement have been validly adopted and have not been amended or modified; and

                                    (iii) A certificate of good standing with
          respect to the Purchaser from the Secretary of State of Delaware; and

                                    (iv) Such additional supporting
          documentation and other information with respect to the transactions contemplated by this Agreement as the Company, the Founders or their counsel, Kelley Drye & Warren LLP, respectively, may reasonably request.

                                    (v) Consents and Waivers. The Purchaser
          shall have obtained all consents or waivers necessary to execute and perform its obligations under this Agreement and the other Transaction Documents and to carry out the transactions contemplated hereby and thereby. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement, the other Transaction Documents and other agreements and instruments executed and delivered by the Purchaser in connection herewith shall have been made or taken.

         9. Covenants of the Company. The Company agrees that the Company (and each of its Subsidiaries unless the context otherwise requires) will use commercially reasonable efforts to do the following:

                  9.1 Maintain Corporate Rights and Facilities. The Company shall maintain and preserve its corporate existence and all rights, franchises, licenses, Intellectual Property and other authority reasonably deemed adequate by the Company for the conduct of its business; maintain its properties, equipment and facilities in good order and repair; and conduct its business in an orderly manner without voluntary interruption, each consistent with past practice.

                  9.2 Maintain Insurance. The Company shall maintain in full force and effect a policy or policies of insurance, including, without limitation, a directors and officers liability insurance policy, issued by insurers of recognized responsibility, insuring it, its directors and officers, its properties and its business against such losses and risks, and in such amounts, as are customary in the case of corporations of established reputation engaged in the same or a similar business.

                  9.3 Notice of Litigation, Disputes and Adverse Changes; Other Information. The Company shall promptly notify the Purchaser of (i) each legal action, suit, arbitration or other administrative or governmental investigation or proceeding (whether federal, state, local or foreign) instituted or, to the Knowledge of the Company, threatened against the Company (or of any occurrence or dispute which involves a reasonable likelihood of any such action, suit, arbitration, investigation or proceeding being instituted), or (ii) any other occurrence or change of circumstance relating to the Company which, in either such case, could reasonably be expected to materially and adversely affect the Company's condition (financial or otherwise), properties, assets, liabilities, business, prospects or operations (except for any changes that are the effect or result of economic factors generally affecting the economy as a whole).

                  9.4 Internal Accounting Controls. The Company shall maintain a system of internal accounting controls administered in accordance with Section 13(b)(2) of the Exchange Act.

                  9.5 Indemnification of the Board of Directors. The Company shall reimburse all directors of the Company for their reasonable out-of-pocket expenses in connection with attending meetings of the Company's Board of Directors and all committees thereof and all reasonable out-of-pocket expenses otherwise incurred in fulfilling their duties as directors. The Company's certificate of incorporation, or the Company's bylaws if no provisions in the certificate of incorporation relate to directors' liability or indemnification, shall at all times (i) eliminate the liabilities of directors to the maximum extent permitted by the law and (ii) require the indemnification of all of the Company's directors against liability for actions and omissions to act in their capacity as directors of the Company to the maximum extent that such individuals may lawfully be so indemnified by the Company.

                  9.6 Use of Proceeds. The Company shall use the proceeds to the Company from the sale of the Warrant Shares to provide the Company with working capital and for general corporate purposes.

                  9.7 Reservation of Common Stock. The Company shall reserve and keep available out of its authorized but unissued Common Stock the number of shares required from time to time for issuance upon the exercise of the Warrant (including any additional shares which may become so issuable by reason of the operation of anti-dilution provisions of the Warrant).

                  9.8 Investor Rights Agreement. The Company shall not recognize any transfer or other disposition on the stock record books of the Company or otherwise effect the transfer or other disposition of any shares of capital stock or other securities (whether debt or equity securities) of the Company which have been transferred or otherwise disposed of in a manner not in compliance with Section 2 of the Investor Rights Agreement without the prior approval of the Purchaser.

         10. Restrictive Legends. The Purchaser acknowledges that the Warrant and each share of Common Stock issuable upon exercise of the Warrant shall be stamped or otherwise imprinted with a legend in substantially the form set forth in subsections (a) and (b), respectively, unless prior to exercise of the Warrant, the Common Stock issuable upon exercise thereof shall have been registered under the Securities Act:

                           (a) THIS WARRANT IS NON TRANSFERABLE OTHER THAN TO A
WHOLLY OWNED SUBSIDIARY OR OTHER AFFILIATE OF NYMEX. A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OF THE CORPORATION OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS WILL BE FURNISHED BY THE CORPORATION, WITHOUT CHARGE, TO EACH WARRANTHOLDER WHO SO REQUESTS, UPON REQUEST TO THE SECRETARY OF THE CORPORATION.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN INVESTOR RIGHTS AGREEMENT DATED APRIL 10, 2007. A COPY OF SUCH INVESTOR RIGHTS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE CORPORATION TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES OF COMMON STOCK OF OPTIONABLE, INC. UNDERLYING THIS WARRANT ARE SUBJECT TO A REGISTRATION RIGHTS AGREEMENT DATED APRIL 10, 2007. A COPY OF SUCH REGISTRATION RIGHTS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE CORPORATION TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

                           (b) THE SECURITIES REPRESENTED BY THIS CERTIFICATE
HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SECURITIES IS EFFECTIVE UNDER THE ACT OR (II) THE TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT AND, IF THE CORPORATION REQUESTS, AN OPINION SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.

A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OF THE CORPORATION OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS WILL BE FURNISHED BY THE CORPORATION, WITHOUT CHARGE, TO EACH STOCKHOLDER WHO SO REQUESTS, UPON REQUEST TO THE SECRETARY OF THE CORPORATION.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN INVESTOR RIGHTS AGREEMENT DATED APRIL 10, 2007. A COPY OF SUCH INVESTOR RIGHTS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE CORPORATION TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A REGISTRATION RIGHTS AGREEMENT DATED APRIL 10, 2007. A COPY OF SUCH REGISTRATION RIGHTS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE CORPORATION TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

         11.      Miscellaneous.

                  11.1 Waivers and Amendments. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by each Founder, the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

                  11.2 Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed postage prepaid by registered or certified mail or transmitted by facsimile transmission (with immediate telephonic confirmation thereafter),

           (a) If to the Purchaser:

                NYMEX Holdings, Inc.
                One North End Avenue
                World Financial Center
                New York, NY 10282
                Attention: Christopher Bowen, Esq. and Richard Kerschner, Esq. Facsimile No.: (212) 299-2299

                with a copy to (which shall not constitute notice):

                Skadden, Arps, Slate, Meagher & Flom LLP
                Four Times Square
                New York, NY 10036-6522
                Attention: Eric J. Friedman, Esq. and Michael J. Zeidel, Esq. Facsimile No.: (212) 735-2000


  or     (b)    If to the Company:


                Optionable, Inc.
                465 Columbus Avenue, Suite 280
                Valhalla, NY 10595
                Attention:  Kevin Cassidy
                Facsimile No.: 914-773-1500

                with a copy to (which shall not constitute notice):

                Kelley Drye & Warren LLP
                13th Floor, 400 Atlantic Street
                Stamford, CT 06901
                Attention:  Brian J. Calvey, Esq.
                Facsimile No.: (203) 327-2669


  or     (c)    if to the Founders:


                Pierpont Capital, Inc.
                c/o Optionable, Inc.
                465 Columbus Avenue, Suite 280
                Valhalla, NY 10595
                Attention: Kevin Cassidy
                Facsimile No.: 914-773-1500

                And

                Mark Nordlicht
                c/o Optionable, Inc.
                465 Columbus Avenue, Suite 280
                Valhalla, NY 10595
                Facsimile No.: 914-773-1500

                And

                Ridgecrest Capital, Inc.
                c/o Optionable, Inc.
                465 Columbus Avenue, Suite 280
                Valhalla, NY 10595
                Attention: Edward O'Connor
                Facsimile : 914-773-1500

                with a copy to (which shall not constitute notice):

                Kelley Drye & Warren LLP
                13th Floor, 400 Atlantic Street
                Stamford, CT 06901
                Attention:  Brian J. Calvey, Esq.
                Facsimile No.: (203) 327-2669
or at such other address as the Company, the Purchaser or any Founder each may specify by written notice to the others, and each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered if delivered personally, upon receipt of facsimile confirmation if transmitted by facsimile, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

                  11.3 Termination of Agreement. This Agreement may be terminated prior to the Closing by mutual consent of the Purchaser, the Founders and the Company.

                  11.4 Survival of Representations and Warranties. The representations and warranties contained herein shall survive for thirty-six
(36) months after the Closing, except that Section 6.7, 6.8, 6.10, 6.12, 6.22, 6.25, 6.29 and 6.30 shall survive the Closing for the applicable statue of limitations and Sections 6.1, 6.2, 6.3, 6.4, 6.5, 6.6, 6.9, 6.14, 6.20, 6.21,
7.1, 7.2 and 7.3 shall survive indefinitely. Each of the Company, the Purchaser and each Founder shall be responsible only for its own representations and warranties hereunder.

                  11.5 Limitation on Liability. The liability of each of the Company and each Founder for any breach of its representations and warranties herein shall be limited to the amount of consideration received by such party, including, in the case of the Company, the Exercise Price.

                  11.6 No Implied Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  11.7 Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective parties hereto, their successors and permitted assigns. None of the parties hereto may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto, except that the Purchaser may, without the prior consent of the Founders or the Company, assign its rights hereunder to any of its Affiliates. Except as expressly set forth herein, this Agreement shall not inure to the benefit of or be enforceable by any other Person. Notwithstanding the foregoing, nothing contained in this Section 11.7 shall have any effect on (a) any other provision of this Agreement that contemplates or requires that any transferee or assignee of any of the Founders be required to be bound by any obligation hereunder and
(b) any of the rights of a holder of any of the Securities as such.

                  11.8 Headings. The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any provision of this Agreement.

                  11.9 Governing Law. The internal laws, and not the laws of conflicts (other than Section 5-1401 of the General Obligations Law of the State of New York), of New York shall govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

                  11.10 Expenses. Each of the Company, the Founders and the Purchaser shall pay its own fees and expenses in connection with the consummation of the transactions contemplated hereby, provided however, the Company shall pay stamp Taxes, which may be payable with respect to the execution and delivery of this Agreement, or the issuance, delivery or acquisition of the Warrant and the Warrant Shares upon the exercise of the Warrant.

                  11.11 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the County and State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.2 shall be deemed effective service of process on such party.

                  11.12 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  11.13 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts (including by facsimile) and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

                  11.14 Entire Agreement. This Agreement and the other Transaction Documents contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede and replace all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.

                  11.15 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

                  11.16 Commercially Reasonable Efforts. The Company and the Purchaser shall each cooperate with the other and use (and shall cause their respective Subsidiaries to use) their respective commercially reasonable efforts to promptly (i) take or cause to be taken all necessary actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable laws to consummate and make effective all the transactions contemplated by this Agreement as soon as practicable, including, without limitation, preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtain all approvals required to be obtained from any Governmental Entity or third party necessary, proper or advisable to the transactions contemplated by this Agreement.

                            [Execution Page Follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Stock and Warrant Purchase Agreement to be duly executed as of the day and year first above written.


                                OPTIONABLE, INC.


                              By: /s/ Kevin Cassidy
                              -------------------------------
                              Name:  Kevin Cassidy
                              Title:  Chief Executive Officer


                              NYMEX HOLDINGS, INC.


                              By: /s/ Richard Schaeffer
                              -------------------------------
                              Name:  Richard Schaeffer
                              Title: Chairman


                              Mark Nordlicht


                              /s/ Mark Nordlicht
                              -------------------------------
                              Mark Nordlicht


                             RIDGECREST CAPITAL, INC.


                              By: /s/ Edward O'Connor
                              -------------------------------
                              Name:  Edward O'Connor
                              Title:  Vice President


                              PIERPONT CAPITAL, INC.


                              By: /s/ Kevin Cassidy
                              -------------------------------
                              Name:  Kevin Cassidy
                              Title:  Vice President

                                    Exhibit A
                                List of Founders


                                     PART I

      Name of Founder          Entity Controlled by Founder and     Number of Shares Sold    Aggregate Amount of
                                  Selling Common Stock to the           to Purchaser         Purchase Price to be
                                           Purchaser                                           Paid to Founder

Mark Nordlicht                N/A                                           7,000,000           18,830,000.00
Edward O'Connor               Ridgecrest Capital, Inc.                      1,853,886            4,986,953.45
Kevin Cassidy                 Pierpont Capital, Inc.                        1,905,000            5,124,450

                                     PART II


  Name of Founder                                           Number of Shares of Common Stock Beneficially Owned

Mark Nordlicht                                                                15,190,150
Edward O'Connor                                                                5,708,016(1)
Kevin Cassidy                                                                  2,717,437(2)

________________
(1) Includes 3,904,158 shares owned by Ridgecrest Capital, Inc. and 1,803,858 shares owned by Mr. O'Connor's daughters.
(2) Includes 2,305,000 shares owned by Pierpont Capital, Inc. and 113,665 shares owned by Mr. Cassidy's daughter. In addition, Mr. Cassidy holds warrants exercisable for 50,000 shares of Common Stock and options exercisable for 10,000 shares of Common Stock, all of which are currently exercisable.

                                                                       EXHIBIT B
                                    Exhibit B

             Form of Non-Competition Agreement with Edward O'Connor

                        FORM OF NON-COMPETITION AGREEMENT

         NON-COMPETITION AGREEMENT (this "Agreement") dated as of April 10, 2007, by and between Optionable, Inc. a Delaware corporation (the "Company") and Edward O'Connor (the "Restricted Party").

         WHEREAS, the Company and the Restricted Party are parties to a Stock and Warrant Purchase Agreement, dated as of April 10, 2007, (the "Stock and Warrant Purchase Agreement") among the Company, the Restricted Party (through Ridgecrest Capital, Inc., a New York Corporation), Kevin Cassidy (through Pierpont Capital, Inc., a New York Corporation), Mark Nordlicht, an individual, and NYMEX Holdings, Inc. ("NYMEX");

         WHEREAS, pursuant to the Stock and Warrant Purchase Agreement, NYMEX will make a significant investment in the Company through the purchase of shares of Common Stock of the Company from the Restricted Party, Kevin Cassidy and Mark Nordlicht and the purchase of a warrant from the Company;

         WHEREAS, the Restricted Party has valuable knowledge and expertise with respect to the business of the Company and its Confidential Information (as defined in Section 2 below) which, if used to compete against the Company, would have a material adverse effect on the Company;

         WHEREAS, in recognition of the Restricted Party's knowledge and expertise, NYMEX has requested that the Restricted Party enter into a non-competition agreement with the Company as an inducement to, and condition of, NYMEX's agreement to make its investment in the Company;

         WHEREAS, it is a condition of NYMEX's obligation to close the transactions contemplated by the Stock and Warrant Purchase Agreement that the Company and the Restricted Party have entered into this Agreement; and

         WHEREAS, the Restricted Party will receive, directly and indirectly, substantial and valuable consideration upon the consummation of the transactions contemplated in the Stock and Warrant Purchase Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements and understandings contained herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. Capitalized terms used herein without being otherwise defined shall have the meanings assigned to them in the Stock and Warrant Purchase Agreement.

         2. Restrictive Covenants. The Restricted Party acknowledges that the business in which the Company is engaged is intensely competitive and: (i) by reason of the Restricted Party's appointment and duties, he is privy to substantial and vital confidential information of the Company, not generally published or available to the public, concerning the organization, business and affairs, products and technology, and customers of the Company, including but not limited to, business plans, operational methods, financial information and projections, technical processes and data, product development plans, research and development, lists of customers, interests and needs of customers, business plans and policies, overhead and cost information, profit margins, pricing methods or prices considered or actually charged, lists and records of sales and contracts, computer software applications and other programs, source codes, object codes, marketing techniques and materials, marketing and development plans, price lists, pricing policies, personnel information and other trade secrets (the "Confidential Information"); (ii) the disclosure of any of the foregoing to existing or potential competitors of the Company would place the Company at a serious competitive disadvantage and could do serious damage to the business of the Company; (iii) by the Restricted Party's training, experience and expertise, the Restricted Party's services to the Company are extraordinary, special and unique; (iv) the purposes of the covenants in this Agreement are to protect the goodwill and Confidential Information of the Company; and (v) NYMEX has required that the Restricted Party enter into this Agreement as a condition to its agreement to make its investment in the Company and NYMEX would not close the transactions contemplated by the Stock and Warrant Purchase Agreement without the Restricted Party agreeing to be bound by this Agreement. Accordingly, the Restricted Party willingly agrees to be bound by the following restrictions :

                  (a) During the course of the Restricted Party's employment with the Company and at all times after the termination of the Restricted Party's employment with the Company for any reason, the Restricted Party shall not, directly or indirectly, whether individually, as an officer, director, employee, consultant, owner, investor, partner or stockholder of any business, or in any other capacity, make known, disclose, furnish, make available or utilize any of the Confidential Information, other than in the proper performance of the duties contemplated herein. The Restricted Party agrees to return all Confidential Information, including all photocopies, extracts and summaries thereof, and any such information stored electronically or in any other manner to the Company at any time upon request by the Company and upon the termination of the Restricted Party's employment for any reason. Nothing contained in this Section 2(a) shall be deemed to preclude the Restricted Party from: (i) using his own general skills, knowledge and experience; (ii) using or disclosing any Confidential Information which becomes public through no fault of the Restricted Party; or (ii) disclosing Confidential Information pursuant to subpoena, court order or legal process, provided that the Restricted Party gives the Company advance written notice of the required disclosure so that the Company may, if it wishes, seek an appropriate protective order.

                  (b) During the course of the Restricted Party's employment with the Company and for a period of nine (9) months following the termination of the Restricted Party's employment with the Company for any reason (the "Non-Competition Period"), the Restricted Party shall not, directly or indirectly, whether as officer, director, employee, consultant, owner, investor, partner or stockholder, be engaged in or have any financial interest in (other than an interest of less than five percent (5%) of the stock of a publicly traded company) or affiliation with or render any services to or for any person, firm, company or organization which provides "Competitive Services" (as defined below) to brokerage firms, other financial institutions providing energy brokerage services or clearinghouses, anywhere in the United States, it being understood and acknowledged by the Restricted Party that the Company conducts business and offers Competitive Services on a nationwide basis. The term Competitive Services shall mean natural gas and other energy brokerage services. Notwithstanding the foregoing, it shall not be a violation of this Section 2(b) for the Restricted Party to become an officer, director, employee, consultant, owner, investor, partner or stockholder of any person, firm, company or organization which provides "Competitive Services" if, and only if, the Restricted Party's primary responsibilities to or for such person, firm, company or organization do not involve, and do in any significant manner relate to, providing Competitive Services to brokerage firms, other financial institutions providing energy brokerage services or clearinghouses, anywhere in the United States.

                  (c) During the Non-Competition Period, the Restricted Party shall not, directly or indirectly, for his benefit or for the benefit of any person, firm or entity (other than the Company):

                           (i) cause or attempt to cause any Customer (as
                  defined below) or Prospective Customer (as defined below) of the Company on whom the Restricted Party called or with whom the Restricted Party became acquainted during employment with the Company to obtain Competitive Services from any person, firm, company or organization other than the Company or to cease doing business with, or reduce the amount of Competitive Services obtained from, the Company. For purposes of this Agreement, "Customer" shall mean any brokerage firm, financial institution, energy trader, hedge fund or other entity which was a customer of or had an account with the Company during the one (1) year period preceding the Restricted Party's termination of employment for any reason. For purposes of this Agreement, "Prospective Customer" shall mean any brokerage firm, financial institution, energy trader, hedge fund or other entity for which the Company had submitted a written proposal to provide services within the one (1) year period preceding the Restricted Party's termination of employment for any reason (including the expiration of the Term); or

                           (ii) enter into any partnership, limited liability
                  company, corporation, new or joint venture or similar arrangement with, or hire or retain or attempt to hire or retain, any person who is, or at any time during the one (1) year period preceding the termination of the Restricted Party's employment with the Company for any reason, was an employee of or consultant to the Company, without the prior written consent of the Company, such consent to be within the Company's sole and absolute discretion.

                  (d) The Restricted Party acknowledges that the restrictions specified in this Section 2 are reasonable in view of the nature of the business in which the Company is engaged, the Restricted Party's position with the Company, and the Restricted Party's knowledge of the Company's business, and that any breach of this Section 2 may cause the Company irreparable harm for which there is no adequate remedy at law, and as a result of this, the Company will be entitled to seek the issuance by a court of competent jurisdiction of an injunction, restraining order or other equitable relief in favor of the Company, without the necessity of posting a bond, restraining the Restricted Party from committing or continuing to commit any such violation. Any right to obtain an injunction, restraining order or other equitable relief hereunder will not be deemed to be a waiver of any right to assert any other remedy the Company may have at law or in equity.

                  (e) The Restricted Party acknowledges and agrees that the duration and geographic scope of the covenants contained in this
         Section 2 are fair and reasonable. Accordingly, the Restricted Party agrees that, in the event that any of the covenants contained in this
         Section 2 is nevertheless judicially determined to be unenforceable because of the duration or geographic scope thereof, the court making such determination is hereby directed to reduce such duration and/or scope to the extent necessary to enable such court to determine that such covenant is reasonable and enforceable, and to enforce such covenant as so amended.

                  (f) The provisions of this Section 2 shall survive the termination of the Restricted Party's employment for any reason.

         3. Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to the other party shall be in writing and shall be given (and will be deemed to have been duly given upon receipt) by delivery in person, by electronic facsimile transmission, cable, telegram, telex or other standard forms of written telecommunications, by overnight courier or by registered or certified mail, postage prepaid, if to the Company, to

                  Optionable, Inc.
                  465 Columbus Avenue, Suite 280
                  Valhalla, NY 10595
                  Attention: Kevin Cassidy
                  Facsimile No.: (914) 773-1500

         with a copy to (which shall not constitute notice)

                  Kelley Drye & Warren LLP
                  400 Atlantic Street
                  Stamford, CT 06901
                  Attention: Brian J. Calvey
                  Facsimile No.: (203) 327-2669

         if to the Restricted Party, to

                  Edward O'Connor
                  124 Quinn Road
                  Briarcliff Manor, NY 10510

         4. Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns. This Agreement shall be binding upon the Restricted Party. Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Restricted Party, or his, her or its beneficiaries, distributees or legal representatives.

         5. Modification and Waiver. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Restricted Party and the Company.

         6. Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements, written or oral, between them as to such subject matter.

         7. Headings. The headings contained herein are solely for the purpose of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

         8. Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable. If any of the covenants of this Agreement are held to be unreasonable, arbitrary, or against public policy, such covenants will be considered divisible with respect to scope, time, and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against the Restricted Party.

         9. Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument. Any counterpart or other signature to this Agreement that is obtained by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery by such party of this Agreement and shall be as effective as delivery of an original counterpart.

         10. Governing Law; Jurisdiction.

                  (a) This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws rules.

                  (b) Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and the United States of America located in the State of New York (the "New York Courts") for any action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to his or its respective address set forth in Section 3 hereof shall be effective service of process for any action or proceeding brought against it in any such court. Nothing herein shall in any way be deemed to limit the ability of any party hereto (i) to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law, (ii) to obtain jurisdiction over the other parties hereto in such other manner, as may be permitted by applicable law, or (c) to bring any action or proceeding for enforcement of a judgment entered by a New York Court in any other jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action or proceeding arising out of this Agreement or the transactions contemplated hereby in a New York Court, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.


             [The remainder of this page intentionally left blank.]

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.


                                                     OPTIONABLE, INC.


                                       By:
                                            ------------------------------------

                                      Name:
                                            ------------------------------------

                                     Title:
                                            ------------------------------------


                                                     EDWARD O'CONNOR


                                       By:
                                            ------------------------------------
                                     Name:    Edward O'Connor

                                   Exhibit C
                      Form of Registration Rights Agreement

================================================================================






                          REGISTRATION RIGHTS AGREEMENT


                                     between


                              OPTIONABLE, INC. and


                              NYMEX HOLDINGS, INC.





                               ___________________

                           Dated as of April 10, 2007






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                                TABLE OF CONTENTS

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                                TABLE OF CONTENTS

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1.       Certain Definitions...................................................1

2.       Demand Registrations..................................................4

         (a)      Right to Request Registration................................4

         (b)      Number of Demand Registrations...............................4

         (c)      Priority on Demand Registrations.............................4

         (d)      Restrictions on Demand Registrations.........................5

         (e)      Selection of Underwriters....................................5

         (f)      Other Registration Rights....................................5

         (g)      Effective Period of Demand Registrations.....................6

3.       Piggyback Registrations...............................................6

         (a)      Right to Piggyback...........................................6

         (b)      Priority on Primary Registrations............................7

         (c)      Priority on Secondary Registrations..........................7

         (d)      Selection of Underwriters....................................7

4.       S-3 Registrations.....................................................7

5.       Holdback Agreements...................................................8

6.       Registration Procedures...............................................8

7.       Registration Expenses................................................13

8.       Indemnification......................................................14

9.       Participation in Underwritten Registrations..........................15

10.      Rule 144.............................................................16

11.      Miscellaneous........................................................16

         (a)      Notices.....................................................16

         (b)      No Waivers..................................................17

         (c)      Expenses....................................................17

         (d)      Successors and Assigns......................................17

         (e)      Governing Law...............................................17

         (f)      Jurisdiction................................................17

         (g)      Waiver of Jury Trial........................................18

         (h)      Counterparts; Effectiveness.................................18

         (i)      Entire Agreement............................................18

         (j)      Captions....................................................18

         (k)      Severability................................................18

         (l)      Amendments..................................................18

         (m)      Aggregation of Stock........................................19

         (n)      Equitable Relief............................................19


                                        i

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         REGISTRATION RIGHTS AGREEMENT dated as of April 10, 2007 by and between
Optionable Inc., a Delaware corporation (the "Company"), and NYMEX Holdings, Inc., a Delaware corporation (the "Stockholder").

         WHEREAS, this Agreement is being entered into contemporaneously with the consummation of the transactions contemplated by that certain Stock and Warrant Purchase Agreement, dated as of April 10, 2007 (the "Stock and Warrant Purchase Agreement"), by and among Mark Nordlicht, Edward O'Connor (through Ridgecrest Capital, Inc., a New York corporation), Kevin Cassidy (through Pierpont Capital, Inc., a New York corporation) (each a "Founder" and, collectively, the "Founders") and the Company, on the one hand, and the Stockholder on the other hand; and

         WHEREAS, each of the Founders desires to sell to the Stockholder shares of Common Stock, the Company desires to issue and sell to the Stockholder the Warrant, and the Stockholder desires to purchase from each of the Founders and the Company, such shares of Common Stock and the Warrant, respectively, all in accordance with the terms and provisions of the Stock and Warrant Purchase Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

         1.       Certain Definitions.

         In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

         "Affiliate" of any Person means any other Person which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term "control" (including the terms "controlling," "controlled by" and "under common control with") as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding anything to the contrary herein, none of (i) the Holder (and its Affiliates) nor (ii) any of the individual Founders (and their Affiliates) shall be deemed to be an Affiliate of any other.

         "Agreement" means this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Registration Rights Agreement as the same may be in effect at the time such reference becomes operative.

         "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

         "Common Stock" means common stock, par value $0.0001 per share, of the Company.

         "Company" has the meaning set forth in the introductory paragraph of this Agreement, and any successor corporation.

         "Demand Registration" has the meaning set forth in Section 2(a) hereof.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Founders" has the meaning set forth in the recitals to this Agreement.

         "Full Cooperation" means, in connection with any underwritten offering, where, in addition to the cooperation otherwise required by this Agreement, (a) members of senior management of the Company (including the chief executive officer and chief financial officer) fully cooperate with the underwriter(s) in connection therewith and make themselves available to participate in "road-show" and other customary marketing activities in such locations (domestic and foreign) as recommended by the underwriter(s) (including one-on-one meetings with prospective purchasers of the Registrable Common Stock) and (b) the Company prepares preliminary and final prospectuses (including preliminary and final prospectus supplements in the case of an offering pursuant to an S-3 Registration) for use in connection therewith containing such additional information as reasonably requested by the underwriter(s) (in addition to the minimum amount of information required by law, rule or regulation).

         "Governmental Entity" means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

         "Holder" means any holder of Registrable Common Stock and any transferees of such Registrable Common Stock from such Holders. For purposes of this Agreement, the Company may deem and treat the registered holder of Registrable Common Stock as the Holder and absolute owner thereof, and the Company shall not be affected by any notice to the contrary.

         "Holders' Counsel" has the meaning set forth in Section 6(a)(vii) hereof.

         "Initiating Holder" has the meaning set forth in Section 2(a) hereof.

         "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, Governmental Entity or any other entity, and shall include any successor (by merger or otherwise) of such entity.

         "Piggyback Registration" has the meaning set forth in Section 3(a) hereof.

         "Piggyback Registration Statement" has the meaning set forth in Section 3(a) hereof.

         "Prospectus" means the prospectus or prospectuses included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Common Stock covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

         "Registrable Common Stock" means the shares of Common Stock of the Company purchased by the Stockholder on the date hereof pursuant to the Stock and Warrant Purchase Agreement, including such shares issuable from time to time upon exercise of the Warrant, or issuable with respect to any such shares to protect the Stockholder against dilution; provided, however, Registrable Common Stock shall not include any securities sold by a Person to the public either pursuant to a Registration Statement or Rule 144 under the Securities Act. All references herein to a "Holder" or "Holder of Registrable Common Stock" shall include the holder of the Warrant to the extent of the Common Stock then underlying the Warrant. For purposes of determining the number of shares of Registrable Common Stock held by a Holder and the number of shares of Registrable Common Stock outstanding, for purposes of this Agreement (including the definition of "Holder") but not for any other purpose, the holder of record of the Warrant shall be deemed to be a Holder of the number of shares of Common Stock issuable upon exercise of the Warrant and all such Common Stock shall be deemed to be outstanding shares of Registrable Common Stock.

         "Registration Expenses" has the meaning set forth in Section 7(a) hereof.

         "Registration Statement" means any registration statement of the Company which covers any of the Registrable Common Stock pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.

         "S-3 Registration" has the meaning set forth in Section 4 hereof.

         "SEC" means the Securities and Exchange Commission, or any successor agency thereto.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, as shall be in effect from time to time.

         "Stockholder" has the meaning set forth in the introductory paragraph of this Agreement.

         "Stock and Warrant Purchase Agreement" has the meaning set forth in the recitals to this Agreement.

         "Suspension Notice" has the meaning set forth in Section 6(f) hereof.

         "underwritten registration or underwritten offering" means a registration in which securities of the Company are sold to underwriters for reoffering to the public.

         "Warrant" means the warrant issued by the Company to the Stockholder pursuant to the Stock and Warrant Purchase Agreement to purchase from time to time such number of shares of Common Stock so as to increase the Stockholder's ownership of the Company's Common Stock to an amount not to exceed 40% of the Company's then outstanding Common Stock on a fully diluted basis (based on the assumption that the Stockholder had retained ownership of all the shares of Common Stock purchased under the Stock and Warrant Purchase Agreement, plus all shares of Common Stock issued upon exercise of the Warrant).

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         "Withdrawn Demand Registration" has the meaning set forth in Section
2(g) hereof.

         2.       Demand Registrations.

         (a) Right to Request Registration. Any time after the date hereof, the Stockholder and/or one or more of its permitted transferees (the "Initiating Holder(s)") may request registration under the Securities Act in an underwritten offering of all or part of the Registrable Common Stock or an underwritten take down off of an existing, effective shelf registration statement of all or part of the Registrable Common Stock (each, a "Demand Registration"); provided that
(i) the anticipated offering price of each Demand Registration is at least $5,000,000 and (ii) the Company shall not be obligated to effectuate more than one underwritten offering pursuant to a Demand Registration in any six-month period, unless any or all of the shares included in the first Demand Registration statement, including any such shares included in an underwritten take down off of an existing, effective shelf registration statement, remain unsold. In connection with each such Demand Registration, the Company shall cause there to occur Full Cooperation. Each request for a Demand Registration shall state the number of shares of Registrable Common Stock proposed to be sold and the intended methods of disposition thereof.

         Within ten days after receipt of any such request for Demand Registration, the Company shall give written notice of such request to all other Holders of Registrable Common Stock and shall, subject to the provisions of
Section 2(d) hereof, include in such registration all such Registrable Common Stock with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice.

         (b) Number of Demand Registrations. Subject to the provisions of
Section 2(a) hereof, the Holders of Registrable Common Stock shall be entitled to request an aggregate of two Demand Registrations. A registration shall not count as one of the permitted Demand Registrations (i) until it has become effective, (ii) if the Initiating Holder is not able to register at least 50% of the Registrable Common Stock requested by such Initiating Holder to be included in such Demand Registration, (iii) in the case of a Demand Registration that would be the last permitted Demand Registration requested hereunder, if the Initiating Holder is not able to register all of the Registrable Common Stock requested to be included by the Initiating Holder in such Demand Registration, or (iv) if there is not Full Cooperation in connection therewith.

         (c) Priority on Demand Registrations. Except as provided in Section 2(g) hereof, the Company shall not include in any Demand Registration any securities which are not Registrable Common Stock without the written consent of the Holders of a majority of the shares of Registrable Common Stock to be included in such registration, and without the written consent of the managing underwriters. If the managing underwriters of the requested Demand Registration advise the Company in writing that in their opinion the number of shares of Registrable Common Stock proposed to be included in any such Demand Registration exceeds the number of shares which can be sold in such offering and/or that the number of shares of Registrable Common Stock proposed to be included in any such Demand Registration would adversely affect the price per share of the Company's equity securities to be sold in such offering, the Company shall include in such Demand Registration only the number of shares of Registrable Common Stock which in the opinion of such managing underwriter(s) can be sold. If the number of shares which can be sold is less than the number of shares of Registrable Common Stock proposed to be registered or sold in the Demand Registration, the amount of Registrable Common Stock to be so sold shall be allocated (i) first, to the shares of Registrable Common Stock requested to be registered by the Initiating Holders, and (ii) second, pro rata among the other Holders of Registrable Common Stock desiring to participate in such Demand Registration on the basis of the amount of such Registrable Common Stock initially proposed to be registered or sold off of an existing, effective shelf registration statement by such other Holders.

         (d) Restrictions on Demand Registrations. If the Company's Board of Directors, in its good faith judgment, determines that any Demand Registration should not be made or continued because (i) it would interfere with any material financing, acquisition, corporate reorganization or merger or other material transaction involving the Company or (ii) it would result in premature disclosure of a matter the Company's Board of Directors has determined would not be in the best interest of the Company to be disclosed at such time, the Company may postpone the filing of a registration statement or, in case a registration statement has been filed, may cause such registration statement to be withdrawn, for up to 90 days; provided, however, that in no event shall the Company withdraw a Registration Statement after such Registration Statement has been declared effective; and provided, further, however, that in any of the events described above, the Initiating Holder requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations. Notwithstanding the foregoing, for the duration of any such withdrawal or postponement period, the Company shall use commercially reasonable efforts to continue to prepare such Registration Statement and any related materials so that the Company will be in a position to file such Registration Statement when the withdrawal or postponement period shall have expired. The Company shall provide written notice to the Initiating Holder requesting such Demand Registration of (x) any postponement or withdrawal of the filing or effectiveness of a Registration Statement pursuant to this Section 2(d) hereof,
(y) the Company's decision to file or seek effectiveness of such Registration Statement following such withdrawal or postponement and (z) the effectiveness of such Registration Statement. The Company may defer the filing of a particular Registration Statement pursuant to this Section 2(d) hereof only once during any twelve-month period.

         (e) Selection of Underwriters. The Initiating Holder(s) shall have the right to select the managing underwriter(s) to administer the underwritten offering made pursuant to any Demand Registration subject to the approval of the Company, which will not be unreasonably withheld.

         (f) Other Registration Rights. The Company shall not grant to any Person the right, other than as set forth herein and except to employees of the Company with respect to registrations on Form S-8 (or any successor forms thereto), to request the Company to register any securities of the Company except such rights as are not more favorable than or inconsistent with the rights granted to the Holders herein. In the event the Company grants rights which are more favorable, the Company will make such provisions available to the Holders and will enter into any amendments necessary to confer such rights on the Holders. No Person, other than as set forth herein, shall be permitted to exercise piggyback or other similar registration rights in any Demand Registration unless all of the shares of Registrable Common Stock requested to be registered by the Initiating Holders are included on such Demand Registration.

         (g) Effective Period of Demand Registrations. After any Demand Registration filed pursuant to this Agreement has become effective or after a final Prospectus relating to an underwritten take down off of an existing, effective shelf registration statement has been filed, the Company shall use its commercially reasonable efforts to keep such Demand Registration effective (including any shelf registration statement supplemented by a prospectus supplement) for a period of at least 120 days from the date on which the SEC declares such Demand Registration effective or, in the case of an underwritten take down off of an existing, effective shelf registration statement, from the date of filing of the final Prospectus (if such Demand Registration is not effective during any period within such 120 days, such 120-day period shall be extended by the number of days during such period when such Demand Registration is not effective) or, if earlier, until all of the Registrable Common Stock covered by such Demand Registration has been sold. If the Company shall withdraw any Demand Registration pursuant to Section 2(d) hereof (a "Withdrawn Demand Registration"), the Initiating Holder of the Registrable Common Stock remaining unsold and originally covered by such Withdrawn Demand Registration shall be entitled to a replacement Demand Registration which (subject to the provisions of this Section 2) the Company shall use its commercially reasonable efforts to keep effective for a period commencing on the effective date of such Demand Registration or, in the case of an underwritten take down off of an existing, effective shelf registration statement, from the date of filing of the final Prospectus, and ending on the earlier to occur of the date (i) which is 120 days from the effective date of such Demand Registration or, in the case of an underwritten take down off of an existing, effective shelf registration statement, from the date of filing of the final Prospectus and (ii) on which all of the Registrable Common Stock covered by such Demand Registration has been sold. Such additional Demand Registration otherwise shall be subject to all of the provisions of this Agreement.

         3. Piggyback Registrations.

         (a) Right to Piggyback. Whenever the Company proposes to register any of its common equity securities on a registration statement (the "Piggyback Registration Statement") under the Securities Act (other than a registration statement on Form S-8 or on Form S-4 or any similar successor forms thereto) or to effectuate a take down off of an existing, effective shelf registration statement, whether for its own account or for the account of one or more stockholders of the Company, and the registration form to be used may be used for any registration of Registrable Common Stock (a "Piggyback Registration"), the Company shall give written notice to all Holders at least 10 Business Days prior to the initial filing of such Piggyback Registration Statement or Prospectus relating to an underwritten take down off of an existing, effective shelf registration statement or the date of the commencement of any such offering of its intention to effect such sale or registration and, subject to Sections 3(b) and 3(c) hereof, shall include in such Piggyback Registration Statement or Prospectus all Registrable Common Stock of the same class of the securities that are being registered and that are the subject of the offering with respect to which the Company has received a written request from a Holder for inclusion therein within 5 Business Days after the date of the Company's notice. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion.

         (b) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number of securities which can be sold in such offering and/or that the number of shares of Registrable Common Stock proposed to be included in any such registration would adversely affect the price per share of the Company's equity securities to be sold in such offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, and (ii) second, the Registrable Common Stock requested to be included therein by the Holders, and other securities requested to be included in such registration pro rata among the Holders and the holders of such securities on the basis of the number of shares requested to be registered by the Holders and such holders or as the Holders and such other holders may otherwise agree.

         (c) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of a holder of the Company's securities other than Registrable Common Stock, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering and/or that the number of shares of Registrable Common Stock proposed to be included in any such registration would adversely affect the price per share of the Company's equity securities to be sold in such offering, the Company shall include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration pro rata among the holders of such securities on the basis of the number of shares requested to be registered by such holders, (ii) second, the Registrable Common Stock requested to be included in such registration pro rata among the Holders thereof on the basis of the number of shares requested to be registered by such Holders and (iii) third, other securities requested to be included in such registration pro rata among the holders of such securities on the basis of the number of shares requested to be registered by such holders or as such holders may otherwise agree.

         (d) Selection of Underwriters. If any Piggyback Registration is an underwritten primary offering, the Company shall have the right to select the managing underwriter or underwriters to administer any such offering.

         4. S-3 Registrations.

         If at any time that the Company is eligible to use Form S-3 or any successor thereto, the Initiating Holder requests that the Company file a Registration Statement on Form S-3 or any successor thereto for a public offering of all or any portion of the Registrable Common Stock held by such Holders, then the Company shall use its commercially reasonable efforts to register under the Securities Act on Form S-3 or any successor thereto (an "S-3 Registration"), for public sale in accordance with the method of disposition specified in such notice, the number of shares of Registrable Common Stock specified in such notice; provided, however, that (i) no more than two such S-3 Registrations shall be required in any 12 month period and (ii) the Company shall have no obligation to register such shares of Registrable Common Stock pursuant to this Section 4 if (based on current market prices) the number of shares of Registrable Common Stock specified in such notice would not yield gross proceeds to the selling stockholders of at least $5,000,000. An S-3 Registration shall not count as a Demand Registration, unless such registration is for an underwritten offering or an underwritten take down off of an existing, effective shelf registration statement, in which case it shall be subject to the provisions of Section 2 hereof to count as a Demand Registration.

         Whenever the Company is required by this Section 4 to use its commercially reasonable efforts to effect the registration of Registrable Common Stock on Form S-3, each of the procedures and requirements of Section 2 hereof (including but not limited to the requirement that the Company notify all Holders from whom notice has not been received and provide them with the opportunity to participate in the offering) shall apply to such registration. The Company shall maintain the effectiveness of any such S-3 Registration until the earlier of the date on which (i) all of the Registrable Common Stock included thereon has been sold, and (ii) all of the Registrable Common Stock may be sold without restriction or limitation pursuant to Rule 144(k) under the Securities Act. There is no limitation on the number of registrations pursuant to this Section 4 that the Company is obligated to effect.

         5.       Holdback Agreements.

         The Company agrees not to effect any sale or distribution of any of its equity securities during the 10 days prior to and during the 90 days beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration or the date of the filing of a final Prospectus relating to an underwritten take down off of an existing, effective shelf registration statement (except as part of such underwritten registration or pursuant to registrations on Form S-8 or S-4 or any successor forms thereto) unless the underwriters managing the offering otherwise agree to a shorter period or request a longer period, such period not to exceed 180 days; provided, however, that in no event will the Company be required not to sell or distribute its equity securities for more than an aggregate of 270 days in any period of 360 consecutive days solely as a result of any Demand Registration of NYMEX, not including any holdback agreements relating to any other offering whether or not NYMEX participates.

         6.       Registration Procedures.

         (a) Whenever the Holders request that any Registrable Common Stock be registered or sold in an underwritten take down off of an existing, effective shelf registration statement, each pursuant to this Agreement, the Company shall use its commercially reasonable efforts to effect the registration or the filing of the Prospectus, as applicable, and the sale of such Registrable Common Stock in accordance with the intended methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible, but in no event later than 60 days after any such request:

                           (i) prepare and file with the SEC a Registration
                  Statement with respect to such Registrable Common Stock and use its commercially reasonable efforts to cause such Registration Statement to become effective as soon as practicable thereafter, but in no event later than 45 days after the filing of such Registration Statement, in the case of an S-3 Registration and 90 days after the filing of such Registration Statement in the case of a Registration Statement on Form S-1; and before filing a Registration Statement or Prospectus or any amendments or supplements thereto, furnish to the Holders of Registrable Common Stock covered by such Registration Statement and the underwriter or underwriters, if any, copies of all such documents proposed to be filed, including documents incorporated by reference in the Prospectus and, if requested by such Holders, the exhibits incorporated by reference, and such Holders shall have the opportunity to object to any information pertaining to such Holders that is contained therein and the Company will make the corrections reasonably requested by such Holders with respect to such information prior to filing any Registration Statement or amendment thereto or any Prospectus or any supplement thereto;

                           (ii) prepare and file with the SEC such amendments
                  and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than (A) in the case of a Demand Registration, 120 days, or (B) in the case of an S-3 Registration, the earlier of the date on which (i) all of the Registrable Common Stock included thereon has been sold, and (ii) all of the Registrable Common Stock may be sold without restriction or limitation pursuant to Rule 144(k) under the Securities Act, or, in the case of each of (A) or (B) above, such shorter period as is necessary to complete the distribution of the securities covered by such Registration Statement and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

                           (iii) furnish to each seller of Registrable Common
                  Stock such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Common Stock owned by such seller;

                           (iv) use its commercially reasonable efforts to
                  register or qualify such Registrable Common Stock under such other securities or blue sky laws of such jurisdictions as any seller of Registrable Common Stock reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Common Stock owned by such seller (provided, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (iv), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction);

                           (v) notify each seller of such Registrable Common
                  Stock, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Common Stock, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                           (vi) in the case of an underwritten offering, enter
                  into such customary agreements (including underwriting agreements in customary form) and take all such other actions as are prudent and reasonable in order to expedite or facilitate the disposition of such Registrable Common Stock (including, without limitation, making members of senior management of the Company available to participate in, and cause them to cooperate with the underwriters in connection with, "road-show" and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Common Stock)) organized by the managing underwriter and cause to be delivered to the underwriters and the sellers, if any, opinions of counsel to the Company in customary form, covering such matters as are customarily covered by opinions for an underwritten public offering as the underwriters may request and addressed to the underwriters and the sellers;

                           (vii) make available, at reasonable times for
                  inspection by any seller of Registrable Common Stock, any underwriter participating in any disposition pursuant to such Registration Statement, any attorney, accountant or other agent retained by the underwriter and one counsel retained by Holders holding a majority of the Registrable Common Stock being registered in such registration ("Holders' Counsel"), all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, agent or Holders' Counsel in connection with such Registration Statement;

                           (viii) use its commercially reasonable efforts to
                  cause all such Registrable Common Stock to be listed on each securities exchange on which securities of the same class issued by the Company are then listed or, if no such similar securities are then listed, on the OTC Bulletin Board or on Nasdaq or such other national securities exchange selected by the Company;

                           (ix) provide a transfer agent and registrar for all
                  such Registrable Common Stock not later than the effective date of such Registration Statement;

                           (x) if requested, cause to be delivered, immediately
                  prior to the effectiveness of the Registration Statement (and, in the case of an underwritten take down off of an existing, effective shelf registration statement, at the time of the pricing and the delivery of any Registrable Common Stock sold pursuant thereto), letters from the Company's independent certified public accountants addressed to each selling Holder (unless such selling Holder does not provide to such accountants the appropriate representation letter required by rules governing the accounting profession) and each underwriter, if any, stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent certified public accountants delivered in connection with primary or secondary underwritten public offerings, as the case may be;

                           (xi) make generally available to its stockholders a
                  consolidated earnings statement (which need not be audited) covering a period of 12 months beginning after the effective date of a Registration Statement as soon as reasonably practicable after the end of such period, but no later than 15 months after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of an earnings statement under Section 11(a) of the Securities Act; and

                           (xii) promptly notify each seller of Registrable
                  Common Stock and the underwriter or underwriters, if any:

                                    (1) when the Registration Statement, any pre-effective amendment, the Prospectus or any free writing prospectus or post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

                                    (2) of any written request by the SEC for amendments or supplements to the Registration Statement or Prospectus;

                                    (3) of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement; and

                                    (4) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Common Stock for sale under the applicable securities or blue sky laws of any jurisdiction.

         (b) [Intentionally left blank.]

         (c) The Company shall make available to Holder's Counsel, each preliminary Prospectus, free writing prospectus and Prospectus and each amendment or supplement thereto, each letter written by or on behalf of the Company to the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), and each item of correspondence from the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), in each case relating to a Registration Statement (other than any portion thereof which contains information for which the Company has sought confidential treatment). The Company will promptly notify Holder's Counsel by facsimile of the effectiveness of each Registration Statement or any post-effective amendment. The Company will promptly respond to any and all comments received from the SEC, with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable and shall file an acceleration request as soon as practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review.

         (d) At all times after the Company has filed a registration statement with the SEC pursuant to the requirements of either the Securities Act or the Exchange Act, the Company shall file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and take such further action as any Holders may reasonably request, all to the extent required to enable such Holders to be eligible to sell Registrable Common Stock pursuant to Rule 144 under the Securities Act (or any similar rule then in effect).

         (e) The Company may require each seller of Registrable Common Stock as to which any registration is being effected to furnish and such seller shall furnish, to the Company any other information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

         (f) Each seller of Registrable Common Stock agrees by having its stock treated as Registrable Common Stock hereunder that, upon notice of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading (a "Suspension Notice"), such seller will forthwith discontinue disposition of Registrable Common Stock for a reasonable length of time until such seller is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by Section 6(c) hereof, and, if so directed by the Company, such seller will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such seller's possession, of the Prospectus covering such Registrable Common Stock current at the time of receipt of such notice; provided, however, that such postponement of sales of Registrable Common Stock by the Holders shall not exceed one hundred and twenty (120) days in the aggregate in any one year. If the Company shall give any notice to suspend the disposition of Registrable Common Stock pursuant to a Prospectus, the Company shall extend the period of time during which the Company is required to maintain the Registration Statement effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date such seller either is advised by the Company that the use of the Prospectus may be resumed or receives the copies of the supplemented or amended Prospectus contemplated by Section 6(c). In any event, the Company shall not be entitled to deliver more than three (3) Suspension Notices in any one year. Nothing in this
Section 6(f) shall be deemed to extend the 60 day limit to any postponement or withdrawal period as described in Section 2(d) regarding restrictions on Demand Registrations.

         7. Registration Expenses.

         (a) All reasonable, documented out of pocket expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, listing application fees, printing expenses, transfer agent's and registrar's fees, costs of distributing Prospectuses in preliminary and final form as well as any supplements thereto, and fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the Company (all such expenses being herein called "Registration Expenses") (but not including any underwriting discounts or commissions attributable to the sale of Registrable Common Stock or legal fees and expenses of the Holders, which shall be borne by the Holders), shall be borne 50% by the Company, on the one hand, and 50% by the Holders on the other, subject to the provisions of Section 7(b) hereof. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which they are to be listed.

         (b) In connection with each registration initiated hereunder, if another holder of the Company's Common Stock exercises piggyback rights with respect to or is otherwise included in such registration, then, in such event, the portion of the Company's reasonable out of pocket documented expenses to be borne by the Holder shall be the lesser of (i) 50%, and (ii) the Holders' pro rata portion, of such expenses (based on the Holders' proportionate number of shares included in such registration statement). For the avoidance of doubt, the reasonable, documented out of pocket expenses of the Company shall not include
(i) any amounts for which the Company received reimbursement from other selling stockholders or (ii) any amounts payable by the Company for counsel fees or other similar fees, commissions and expenses incurred by other selling stockholders. If the Holders exercise piggyback rights with respect to an offering by the Company, the Company shall bear all reasonable, documented out of pocket expenses of any such piggyback registrations other than (i) the Holders' pro rata portion of such expenses (based on the Holders' proportionate number of shares included in such registration statement) and (ii) fees and expenses of Holders' Counsel and underwriter discounts; provided, however, that in no event shall the expenses to be borne by the Holders exceed 50% of the Company's reasonable, documented out of pocket expenses. For purposes of the proviso set forth in the preceding sentence, the reasonable, documented out of pocket expenses of the Company shall not include (i) any amounts for which the Company received reimbursement from other selling stockholders or (ii) any amounts payable by the Company for counsel fees or other similar fees, commissions and expenses incurred by other selling stockholders

         (c) The obligations set forth in Section 7(a) and Section 7(b) hereof shall apply irrespective of whether a registration, once properly demanded, if applicable, becomes effective, is withdrawn or suspended, is converted to another form of registration and irrespective of when any of the foregoing shall occur.

         8. Indemnification.

         (a) The Company shall indemnify, to the fullest extent permitted by law, each Holder, its officers, directors and Affiliates and each Person who controls such Holder (within the meaning of Section 15 of the Securities Act) against all losses, claims, damages, liabilities and reasonable expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, free writing prospectus, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation or alleged violation by the Company of the Securities Act, the Exchange Act or applicable "blue sky" laws, except insofar as the same are made in reliance and in conformity with information relating to such Holder furnished in writing to the Company by such Holder expressly for use therein or caused by such Holder's failure to deliver to such Holder's immediate purchaser a copy of the Registration Statement, free writing prospectus or Prospectus or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished such Holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders.

         (b) In connection with any Registration Statement in which a Holder of Registrable Common Stock is participating, each such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement, free writing prospectus or Prospectus and, shall indemnify, to the fullest extent permitted by law, the Company, its officers, directors and Affiliates, and each Person who controls the Company (within the meaning of Section 15 of the Securities Act) against all losses, claims, damages, liabilities and reasonable expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement, free writing prospectus, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the same are made in reliance and in conformity with information relating to such Holder furnished in writing to the Company by such Holder expressly for use therein or caused by such Holder's failure to deliver to such Holder's immediate purchaser a copy of the Registration Statement, free writing prospectus or Prospectus or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished such Holder with a sufficient number of copies of the same; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders and the liability of each such Holder shall be in proportion to and limited to the net amount received by such Holder from the sale of Registrable Common Stock pursuant to such Registration Statement.

         (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the indemnified party unless (i) the indemnifying party fails to assume the defense of such action or (ii) the named parties to any such action include both the indemnifying party and the indemnified party and such parties have been advised by counsel to the indemnifying party that either (x) representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal or equitable defenses available to the indemnified party which are different from, in conflict with or additional to those available to the indemnifying party. In either such case, the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified parties, it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate firm or attorneys (in additional to any local counsel) for all indemnified parties. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder.

         (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.

         (e) If the indemnification provided for in or pursuant to this Section 8 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of any selling Holder be greater in amount than the amount of net proceeds received by such Holder upon such sale or the amount for which such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 8(a) or 8(b) hereof had been available under the circumstances.

         9. Participation in Underwritten Registrations.

         No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

         10.      Rule 144.

         The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as any Holder may reasonably request to make available adequate current public information with respect to the Company meeting the current public information requirements of Rule 144(c) under the Securities Act, to the extent required to enable such Holder to sell Registrable Common Stock without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or
(ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such information and requirements.

         11.      Miscellaneous.

         (a) Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed postage prepaid by registered or certified mail or by facsimile transmission (with immediate telephone confirmation thereafter),

                  If to the Company:

                           Optionable Inc.
                           465 Columbus Avenue,
                           Valhalla, NY
                           Attention:  Kevin Cassidy
                           Facsimile No.: (914) 773-1500

                  with a copy to (which shall not constitute notice):

                           Kelley Drye & Warren LLP
                           13th Floor, 400 Atlantic Street
                           Stamford, CT 06901
                           Attention: Brian J. Calvey, Esq.
                           Facsimile No.: (203) 327-2669

                  If to the Stockholder:

                           NYMEX Holdings, Inc.
                           One North End Avenue
                           World Financial Center
                           New York, NY 10282
                           Attention:  Christopher K. Bowen, Esq. and Richard D.
                                       Kerschner, Esq.
                           Facsimile No.:(212) 299-2299

         If to a transferee Holder, to the address of such Holder set forth in the transfer documentation provided to the Company;

                in each case with copies to (which shall not constitute notice):

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Four Times Square
                           New York, New York 10036-6522
                           Attention:  Eric J. Friedman, Esq. and Michael J.
                                       Zeidel, Esq.
                           Facsimile No.:  (212) 735-2000

or at such other address as such party each may specify by written notice to the others, and each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered personally, upon receipt of facsimile confirmation if transmitted by facsimile, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

         (b) No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         (c) Expenses. Except as otherwise provided for herein or otherwise agreed to in writing by the parties, all costs and expenses incurred by each party in connection with the preparation of this Agreement shall be paid by such party.

         (d) Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, it being understood that subsequent Holders of the Registrable Common Stock are intended third party beneficiaries hereof.

         (e) Governing Law. The internal laws, and not the laws of conflicts (other than Section 5-1401 of the General Obligations Law of the State of New
York), of New York shall govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

         (f) Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the County and State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11(a) hereof shall be deemed effective service of process on such party.

         (g) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         (h) Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts (including by facsimile) and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

         (i) Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.

         (j) Captions. The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any provision of this Agreement.

         (k) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

         (l) Amendments. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the prior written consent of the holders of a majority of the Registrable Common Stock (as constituted on the date hereof); provided, however, that without a Holder's written consent no such amendment, modification, supplement or waiver shall affect adversely such Holder's rights hereunder in a discriminatory manner inconsistent with its adverse effects on rights of other Holders hereunder (other than as reflected by the different number of shares held by such Holder); provided, further, that the consent or agreement of the Company shall be required with regard to any termination, amendment, modification or supplement of, or waivers or consents to departures from, the terms hereof, which affect the Company's obligations hereunder. This Agreement cannot be changed, modified, discharged or terminated by oral agreement.

         (m) Aggregation of Stock. All Registrable Common Stock held by or acquired by any Affiliated Persons will be aggregated together for the purpose of determining the availability of any rights under this Agreement.

         (n) Equitable Relief. The parties hereto agree that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

                            [Execution Page Follows]

         IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed by each of the parties hereto as of the date first written above.


NYMEX Holdings, Inc.

By:
     ----------------------------------------------
     Name:
     Title:


Optionable, Inc.

By:
     -----------------------------------------------
     Name:
     Title:

                                    Exhibit D
                        Form of Investor Rights Agreement

                            INVESTOR RIGHTS AGREEMENT

                  INVESTOR RIGHTS AGREEMENT (this "Agreement"), dated as of April 10, 2007, by and among: (a) Optionable, Inc., a Delaware corporation (the "Company"), (b) NYMEX Holdings, Inc., a Delaware corporation (the "Investor"), and (c) Mark Nordlicht, Edward O'Connor, through Ridgecrest Capital, Inc., a New York corporation ("Ridgecrest"), and Kevin Cassidy, through Pierpont Capital, Inc., a New York corporation ("Pierpont") (each a "Founder" and collectively, the "Founders").

                  WHEREAS, as part of the transactions contemplated by the Stock and Warrant Purchase Agreement, dated as of April 10, 2007 (the "Stock and Warrant Purchase Agreement"), by and among the Company, the Investor and the Founders, the Investor is purchasing (i) an aggregate 10,758,886 shares of Common Stock (as defined below) of the Company from the Founders, and (ii) the Warrant (as defined below) from the Company;

                  WHEREAS, the Investor, the Founders and the Company desire to enter into this Agreement for the purpose of governing certain aspects of the Stockholders' (as defined below) relationships with each other and the Company; and

                  WHEREAS, it is in the best interests of the Company and the Stockholders that such aspects of their relationships be so governed;

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and intending to be legally bound the parties hereto hereby agree as follows:

                  Section 1. Definitions. As used in this Agreement, the following terms shall have the meanings ascribed to them below:

                  (a) "Acceptance Period" has the meaning set forth in Section 2(a)(i) hereof.

                  (b) "Accepted Number" has the meaning set forth in Section 2(a)(ii) hereof.

                  (c) "Affiliate" of any Person means any other Person which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term "control" (including the terms "controlling," "controlled by" and "under common control with") as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding anything to the contrary herein, none of
(i) the Investor (and its Affiliates) nor (ii) any of the individual Founders (and their Affiliates) shall be deemed to be an Affiliate of any other.

                  (d) "Agreement" has the meaning set forth in the introductory paragraph.

                  (e) "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

                  (f) "Change of Control" means the acquisition by any independent third party or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Common Stock or voting stock of the Company (directly or through the acquisition of voting power of voting stock of any of the Company's direct or indirect parent companies, if applicable).

                  (g) "Common Stock" means the common stock, par value $0.0001 per share, of the Company.

                  (h) "Company" has the meaning set forth in the introductory paragraph and any successor corporation.

                  (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (j) "Excluded Stock" means any shares of Common Stock (A) issued upon exercise of options granted under the Company's 2004 stock option plan, (B) issued upon exercise of any other options, warrants or other rights outstanding on the date hereof, (C) issued to officers and employees pursuant to employment agreements in existence on the date hereof, (D) issued as consideration when any corporation or business is acquired, merged into, or becomes part of the Company or a subsidiary of the Company, (E) issued upon exercise of any options, warrants or other rights assumed by the Company in connection with a merger or other acquisition, provided, that such options, warrants or other rights assumed by the Company shall not have been issued in connection with or in contemplation of such merger or acquisition, (F) issued in good faith in connection with any other acquisition of assets in an arms-length transaction between the Company and an unaffiliated third party, (G) issued to, or pursuant to rights granted to, unaffiliated market makers who enter into warrant agreements with the Company and the issuance of such shares, or the exercise of such rights, is (x) subject to the achievement by the market maker of specified volume milestones in cleared products, and (y) at an issuance, or exercise, price that is not less than the fair market value of the Common Stock on the date of grant, or (H) issued to, or pursuant to rights granted to, unaffiliated landlords, equipment lessors, lenders, other financial institutions, or other vendors to, or strategic partners of, the Company; provided, that any shares issuable pursuant to sections (D), (F) and (H) above in excess of 300,000 shares in the aggregate, and any shares issuable pursuant to section (G) above in excess of 1,200,000 shares in the aggregate shall not constitute Excluded Stock.

                  (k) "First Offer" has the meaning set forth in Section 2(a)(i) hereof.

                  (l) "Founders" has the meaning set forth in the introductory paragraph.

                  (m) "Governmental Entity" means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

                  (n) "Investor" has the meaning set forth in the introductory paragraph.

                  (o) "Investor Director" has the meaning set forth in Section 4 hereof.

                  (p) "Offer" has the meaning set forth in Section 2(c) hereof.

                  (q) "Offered Shares" has the meaning set forth in Section 2(a)(i) hereof.

                  (r) "own," "hold" or "held" (and words of similar import), with respect to any shares of Common Stock, means either held of record or beneficially owned within the meaning of Rule 13d-3 under the Exchange Act.

                  (s) "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, Governmental Entity or other entity, and shall include any successor (by merger or otherwise) of such entity.

                  (t) "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of the date hereof, by and between the Company and the Investor.

                  (u) "SEC" means the Securities and Exchange Commission or any successor agency thereto.

                  (v) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, as shall be in effect from time to time.

                  (w) "Stock and Warrant Purchase Agreement" has the meaning set forth in the recitals.

                  (x) "Stockholder" means the Investor and each Founder and, as the context requires, their respective transferees to the extent that they are required to be bound by the terms and provisions hereof and/or to the extent that they have succeeded to the transferor's rights hereunder pursuant to the terms and provisions hereof.

                  (y) "Stockholder Acceptance Period" has the meaning set forth in Section 2(b)(i) hereof.

                  (z) "Stockholder Accepted Number" has the meaning set forth in
Section 2(b)(ii) hereof.

                  (aa) "Stockholder First Offer" has the meaning set forth in
Section 2(b)(i) hereof.

                  (bb) "Stockholder Offered Shares" has the meaning set forth in
Section 2(b)(i) hereof.

                  (cc) "Stockholder Offeror" has the meaning set forth in
Section 2(b)(i) hereof.

                  (dd) "Third Party" means any Person (other than the Investor or a Founder) that (i) is a prospective transferee of (A) Offered Shares from the Company or (B) Stockholder Offered Shares from any Stockholder or (ii) makes an Offer to the Company or any Founder.

                  (ee) "Transfer" has the meaning set forth in Section 2(a)(i) hereof.

                  (ff) "Voting Stock" means the Common Stock and any other class or series of securities of the Company having the power to elect directors (and shall include any shares of Voting Stock issuable upon exercise, conversion or exchange of securities exercisable or exchangeable for or convertible into shares of Voting Stock).

                  (gg) "Warrant" means the warrant issued by the Company to the Investor pursuant to the Stock and Warrant Purchase Agreement to purchase from time to time such number of shares of Common Stock so as to increase the Investor's ownership of the Company's Common Stock to an amount not to exceed 40% of the Company's then outstanding Common Stock on a fully diluted basis (based on the assumption that the Investor had retained ownership of all the shares of Common Stock purchased under the Stock and Warrant Purchase Agreement, plus all shares of Common Stock issued upon exercise of the Warrant).

                  Section 2. Right of First Refusal; Change of Control Offers. For so long as the Investor owns or holds at least 5,379,443 shares of Common
Stock:

                  (a) Transfers by the Company.

                           (i) If at any time the Company proposes to sell, transfer or otherwise dispose of (a "Transfer"), any shares of Common Stock (a "Company Offer"), options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities (other than shares issuable upon the exercise of options, warrants or convertible securities outstanding as of January 22, 2007) (the "Offered Shares") to any bona fide Third Party, the Company shall, before such Transfer, deliver to the Stockholders an offer (the "First Offer") to Transfer to the Stockholders a pro rata percentage of the Offered Shares based on each Stockholder's percentage ownership interest in the Company and upon the terms set forth in this Section 2(a). The First Offer shall state that the Company proposes to Transfer the Offered Shares and specify the number of Offered Shares and the terms (including the purchase price) of the proposed Transfer and the maximum number of Offered Shares each Stockholder would be entitled to purchase pursuant to this Section 2(c), which is equal to such Stockholder's pro-rata portion of the Offered Shares. The First Offer shall remain open and irrevocable for a period of fifteen (15) days (the "Acceptance Period") from the date of its receipt by the Stockholders.

                           (ii) Any of the Stockholders may accept the First Offer, in whole or in part, by delivering to the Company written notice within the Acceptance Period, which notice shall state the number of Offered Shares such Stockholder desires to purchase (the "Accepted Number").

                           (iii) The Transfer of Offered Shares to a
         Stockholder, to the extent a Stockholder has exercised its rights under this Section 2(a), shall be made on a Business Day, as designated by the Company, not less than ten (10) nor more than thirty (30) days after expiration of the Acceptance Period on the terms and conditions specified in the First Offer, which terms and conditions shall be identical to the terms of the proposed Transfer to the Third Party.

                           (iv) If the number of Offered Shares exceeds the aggregate Accepted Number of Offered Shares with respect to which the Stockholders exercised their rights under this Section 2(a), the First Offer shall be deemed to be withdrawn with respect to such excess and the Company may Transfer, subject to the provisions of Section 3 hereof, such excess Offered Shares on the terms, conditions and purchase price specified in the First Offer (which shall be the same terms, conditions and purchase price available to a Stockholder exercising rights pursuant to this Section 2(a)) to any Third Party within ninety (90) days after expiration of the Acceptance Period. If such Transfer is not made within such 90 day period, the restrictions provided for in this Section 2(a) shall again become effective.

                           (v) In the event the Company or such Third Party, as the case maybe, shall modify the terms of the proposed Transfer of Offered Shares in any way, the Company shall send an amended First Offer to each of the Stockholders. Each Stockholder shall, if it so desires to exercise its right of First Offer, as so amended, prior to the later of five (5) days after the date such amended First Offer is received by such Stockholder or the end of the original Acceptance Period, deliver to the Offeror an amended notice of acceptance specifying the amended Accepted Number and/or such other amended term of acceptance pursuant to this Section 2(a).

                  (b) Transfers by a Stockholder.

                           (i) In the event of a proposed Transfer of Common Stock beneficially owned by any of the Stockholders (a "Stockholder Offeror") which, in one or a series of related transactions, represents 5% or more of the Company's then outstanding Common Stock on a fully diluted basis ("Stockholder Offered Shares") to any bona fide Third Party, the Stockholder Offeror shall, before such Transfer, deliver to the other Stockholders an offer (the "Stockholder First Offer") to Transfer to such Stockholders a pro rata percentage of the Stockholder Offered Shares based on each other Stockholder's percentage ownership interest in the Company and upon the terms set forth in this Section 2(b); provided, however, that this Section 2(b) shall not apply in connection with (A) any sales by the Investor in an underwritten offering or in any such other offering by the Investor, both as described in the Registration Rights Agreement or pursuant to Rule 144 (provided that the purchaser of the shares sold by the Investor in any such non-underwritten offering shall not, as a result of such purchase from the Investor, hold more than 5% of the Common Stock of the Company), (B) any transfers by the Investor to a wholly-owned subsidiary, (C) any distribution to the stockholders of the Investor,
         (D) in the case of a Founder which is a corporation (v) any transfer to a wholly-owned subsidiary, or (w) any distribution to the stockholders of such corporation, (E) in the case of a Founder (or any distributee of shares from a Founder permitted by clause (D)(w), above), any transfer to (x) a spouse, sibling or lineal ancestor or descendant or any adopted children, (y) a trust or trusts of which a Founder (or permitted distributees) are the primary beneficiaries or charitable remainder trusts in which any such stockholder (or permitted distributee) has an interest, or (z) a partnership or limited liability company in which any such Founder (or permitted distributees) are the only partners or members, as the case may be; provided, however that any such transferee or other recipient receiving shares of Common Stock pursuant to a transfer governed by subsections (B), (C), (D) or (E) of this Section 2(b) will agree to become bound by the same restrictions on transfer and right of first refusal provisions and in the same manner as the Investor and the Founders, as applicable. The Stockholder First Offer shall state that the Stockholder Offeror proposes to Transfer the Stockholder Offered Shares and specify the number of Stockholder Offered Shares and the terms (including the purchase price) of the proposed Transfer. The Stockholder First Offer shall remain open and irrevocable for a period of fifteen (15) days (the "Stockholder Acceptance Period") from the date of its receipt by the other Stockholders.

                           (ii) The other Stockholders may accept the Stockholder First Offer by delivering to the Stockholder Offeror written notice within the Stockholder Acceptance Period, which notice shall state the number of Stockholder Offered Shares such other Stockholder desires to purchase (the "Stockholder Accepted Number").

                           (iii) The Transfer of Stockholder Offered Shares to the other Stockholders to the extent the other Stockholders have exercised their rights under this Section 2(b), shall be made on a Business Day, as designated by the Stockholder Offeror, not less than ten (10) nor more than thirty (30) days after expiration of the Stockholder Acceptance Period on the terms and conditions specified in the Stockholder First Offer, which terms and conditions shall be identical to the terms of the proposed Transfer to the Third Party.

                           (iv) If the number of Stockholder Offered Shares exceeds the aggregate Stockholder Accepted Number of Stockholder Offered Shares with respect to which the other Stockholders exercised their rights under this Section 2(b), the Stockholder First Offer shall be deemed to be withdrawn with respect to such excess and the Stockholder Offeror may Transfer, subject to the provisions of Section 3 hereof, such excess Stockholder Offered Shares on the terms, conditions and purchase price specified in the Stockholder First Offer (which shall be the same terms, conditions and purchase price available to the other Stockholders exercising rights pursuant to this Section 2(b)) to any Third Party within ninety (90) days after expiration of the Stockholder Acceptance Period. If such Transfer is not made within such 90 day period, the restrictions provided for in this Section 2(b) shall again become effective.

                           (v) In the event a Stockholder Offeror or such Third Party, as the case maybe, shall modify the terms of the proposed Transfer of Stockholder Offered Shares in any way, the Stockholder Offeror shall send an amended Stockholder First Offer to the other Stockholders. The other Stockholders shall, if they so desire to exercise their right of Stockholder First Offer, as so amended, prior to the later of five (5) days after the date such amended Stockholder First Offer is received by such other Stockholders or the end of the original Stockholder Acceptance Period, deliver to the Stockholder Offeror an amended notice of acceptance specifying the amended Stockholder Accepted Number and/or such other amended term of acceptance pursuant to this Section 2(b).

                  (c) Transfer Leading to Change of Control. In the event that any of the Company or the Founders has received a bona fide offer (an "Offer") by an independent Third Party to purchase shares of capital stock of the Company (including shares with preferential voting rights and shares issuable upon conversion or exercise of options and warrants or other convertible securities of the Company) that would reasonably likely lead to a Change of Control, before accepting such Offer (i) the Company or the Founder, as the case may be, shall, within three (3) days of receipt of such Offer, provide written notice to the Investor of the identity of the independent Third Party and the material terms and conditions of the Offer, and (B) afford the Investor a period of ten (10) days in which to submit its own proposal for a Change of Control transaction. In the event that the Company or the Founder, as the case may be, does not receive a proposal for a Change of Control transaction from the Investor within such 10 day period, the Company or the Founder, as the case may be, shall be free to accept the Offer upon terms no less favorable than those set forth in the original Offer. In the event that the Company does receive a proposal for a Change of Control transaction from the Investor, the Board of Directors of the Company, in the good faith exercise of its business judgment, may determine to accept neither offer, to accept the offer which the Board of Directors finds to be more favorable to the Company or to solicit additional offers from the independent Third Party, the Company and others. In the event of any inconsistency between the provisions of Section 2(a) and this Section 2(c) with respect to an Offer likely to lead to a Change of Control, the provisions of this Section 2(c) shall control.

                  (d) The right of first refusal set forth in Sections 2(a) and 2(b) above shall not apply with respect to Excluded Stock.

                  Section 3. Standstill. The Investor will not purchase any additional shares of the Company's Common Stock until the one year anniversary of the date hereof, provided, however, that, notwithstanding the foregoing, the foregoing shall not restrict, limit, prohibit or prevent (i) the Investor Director from taking any action or omitting to take any action in his capacity as a director of the Company, (ii) the Investor from voting its securities at any meeting of the stockholders or by written consent in lieu thereof in any manner determined by the Investor, (iii) any representative of the Investor who serves as a director, officer or Affiliate of any other company (other than a subsidiary of the Investor) from taking any action or omitting to take any action in his capacity as a director, officer or Affiliate of such company, (iv) the Investor from exercising its rights of first refusal (as described in Section 2), (v) the Investor from exercising the Warrant, or (vi) the Investor from investing in any entity that, prior to contemplation of any such investment, owns or holds shares of the Company's Common Stock.

                  Section 4.        Corporate Governance.

                  (a) As of the date hereof and for so long as the Investor owns or holds at least 5,379,443 shares of Common Stock, the Investor will be entitled to designate one (1) person (reasonably acceptable to the Company) that the Company is required to nominate as a member of the Company's board of directors (the "Investor Director"), who shall initially be Benjamin Chesir, and each of the Founders shall be required to vote shares they own or hold in approval of such nomination. For so long as the Investor owns or holds at least 5,379,443 shares of Common Stock, the Investor shall be required to vote its shares in favor of each individual nominated as a member of the Company's board of directors by the board of directors, by the nominating committee of the Company or such other ad hoc committee as may be acting in such nominating role. As of the date hereof the Company agrees to increase the number of members of the Company's board of directors by one and to fill such additional position with the Investor Director. Subject to applicable law and the rules governing the over the counter bulletin board market or any national securities exchange on which equity securities of the Company may be listed hereafter, as applicable, as of the date hereof and for so long as the Investor owns or holds at least 5,379,443 shares of Common Stock, the Investor Director shall have the right to be designated to serve on each committee of the board of directors (other than the audit committee, which shall be comprised solely of independent directors).

                  (b) The Founders agree that in the event of any vacancy on the Board of Directors, whether caused by the death, disability, retirement, resignation, removal, termination of term of office or otherwise, with respect to any Investor Director, the Founders will use their commercially reasonable efforts to call, or to cause the appropriate officers of the Company to call, a special or general meeting of stockholders and to vote, and to cause their Affiliates to vote, all shares of Voting Stock beneficially owned or held of record by them and their Affiliates for, or to take and to cause their Affiliates to take all actions by written consent in respect of all such shares of Voting Stock in lieu of any such meeting, and shall take all reasonable actions within their control that are necessary to cause, the election to the Board of Directors of another individual designated by the Investor to fill such vacancy; provided that the foregoing shall not apply in the event that the Board of Directors takes such action to so constitute the Board of Directors without stockholder action.

                  (c) The Investor may at any time request that a person nominated by it in accordance with this Section 4 be removed as a member of the Board of Directors, with or without cause, and upon the written request of the Investor to the Founders, the Founders agree to vote, and to cause their respective Affiliates to vote, all of their Voting Stock to effect such removal.

                  (d) The Company agrees to cooperate with the Investor, and to take all such actions that it may lawfully take, to achieve the results intended by this Section 4.

                  (e) Notwithstanding anything to the contrary contained in this Agreement, for so long as the Investor owns or holds 5,379,443 shares of Common Stock, no transfer of shares of Voting Stock by the Investor or by the Founders (or any of their respective Affiliates), other than transfers of less than 5% of the Company's then outstanding shares of Common Stock on a fully diluted basis permitted under Section 2(b)(i), shall be effective and the Company agrees that no such purported transfer shall be recognized by it or registered on its books and records, unless the transferee agrees in writing to be bound by the obligations of the Investor or the Founders, as applicable, set forth in this
Section 4.

                  Section 5. Protective Provisions. For so long as the Investor owns or holds at least 5,379,443 shares of Common Stock, consent of the Investor Director, which consent, will not be unreasonably withheld, is required for:

                  (a) The issuance, authorization or increase in the authorized amount of, or the issuance or authorization of any obligation or security convertible into or evidencing a right to purchase, or the reclassification of any of the Company's authorized stock into any stock of any class, or any obligation or security convertible into or evidencing a right to purchase, any stock of any class ranking senior to the Common Stock of the Company purchased by the Investor as to voting or dividends or upon the distribution of assets upon the Company's dissolution, liquidation or the winding up of its affairs with an aggregate (since the date hereof) liquidation preference, either in one or a series of related transactions, of greater than $10.0 million;

                  (b) Acquiring any business or assets (including through the entry into any joint venture or strategic alliance) involving aggregate consideration or commitments having a value (taking into account the value of any non-cash consideration paid or committed to) in excess of $30.0 million, individually or in the aggregate from the date hereof, or making any sales or other dispositions of businesses or assets (including issuance or sales of capital stock of subsidiaries to third parties) having a value (taking into account the value of any non-cash consideration paid or committed to) in excess of $10.0 million, individually or in the aggregate, in each case during any 18 month period;

                  (c) Any related party transaction or series of related party transactions in excess of $5.0 million;

                  (d) Any (x) dividend or distribution (whether made in cash, securities or other property) declared or paid on or with respect to, or any repurchase or optional redemption of, any shares of capital stock of the Company or (y) issuance of debt (including convertible or exchangeable debt), which, in the case of each of (x) and (y), exceed $10.0 million in the aggregate (since the date hereof); and

                  (e) The Company or any subsidiary to engage in any business other than any business which is the same, similar, ancillary or related to any of the businesses that the Company and its subsidiaries were engaged in on January 22, 2007.

                  Section 6.        Information, Audit and Inspection Rights.

                  (a) Financial and Other Reports. For so long as the Investor owns at least 5,379,443 shares of Common Stock:

                           (i) So long as the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will use its reasonable best efforts to file with the SEC, at the times specified for the filing of such information, and shall simultaneously furnish the Investor with copies of, such annual and quarterly reports as are specified in Sections 13 or 15(d) of the Exchange Act and applicable to a U.S. person subject to such sections. If the Company has not filed such annual or quarterly reports with the SEC within fifteen (15) calendar days of the times specified for the filing of such information, the Company shall be required to, immediately thereafter, provide the Investor with the financial information set forth in Section 6(a)(ii) below.

                           (ii) At any time that the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall furnish to the Investor (x) quarterly unaudited summary consolidated financial information within 45 days after the end of each quarter, and (y) annual consolidated audited financial statements within 75 days after each year end, which, in the case of
         (x) and (y) above, shall be prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis.
                           (iii) If the Investor is required to consolidate the Company into the Investor's financial statements, the Company shall furnish such additional information as may be reasonably requested by the Investor and necessary for such consolidation.

                           (iv) The Investor and, to the extent applicable, its regulators will have reasonable access to information and the Company's management and other employees.

                           (v) The Investor and its external and internal auditors will have the right to audit or examine the Company's books and records and its policies and procedures, within reasonable bounds of frequency and amount of time required from the Company.

                           (vi) The Company will provide such other assistance and cooperation as is reasonably requested by the Investor and its auditors and regulators.

                           (vii) Confidentiality. For so long as the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Investor, its employees and agents shall remain subject to the confidentiality provisions set forth in the Non-Disclosure Agreement by and between the New York Mercantile Exchange, Inc. and the Company dated December 5, 2006, other than to the extent information furnished pursuant to Section 6(a)(iii) is consolidated in the Investor's financial statements as provided therein.

                  (b) Rule 144. For so long as the Investor owns or holds any of its initial investment of 10,758,886 shares of Common Stock or shares issued upon exercise of the Warrant, the Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as the Investor may reasonably request to make available adequate current public information with respect to the Company meeting the current public information requirements of Rule 144(c) under the Securities Act, to the extent required to enable the Investor to sell the Company's Common Stock without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, the Company will deliver to the Investor a written statement as to whether it has complied with such information and requirements.

                  (c) Expenses. The Investor shall bear all of the reasonable, documented out of pocket costs and expenses associated with the information, examination and audit provisions set forth in this Section 6 other than as provided in Sections 6(a)(i) and Section 6(a)(ii) hereof and Section 6(c) and shall promptly reimburse the Company for any documented expenses incurred by the Company in connection therewith, provided, however, that in the event the Company is otherwise required to have its financial information audited in its capacity as a public company, the Investor shall not be responsible to bear any costs or expenses in connection therewith. Notwithstanding the foregoing, the Investor shall bear all of the reasonable, documented, out of pocket costs and expenses relating to services not normally associated with the Company's examination and audit process, but which are incurred in connection therewith in response to a request for additional information by the Investor pursuant to this Section 6.

                  Section 7. Effectiveness of Agreement; Termination. Without affecting any other provision or parties to this Agreement, this Agreement shall terminate and the rights and obligations of the parties hereto shall have no force or effect at such time as the Investor ceases to own or hold any shares of Common Stock issued pursuant to the Stock and Warrant Purchase Agreement, including shares issued or issuable upon exercise of the Warrant. For the purposes of the immediately preceding sentence, all shares issuable upon exercise of the Warrant shall be deemed to be held by the Investor not withstanding the fact that the Warrant has not yet been executed as it relates to such shares.

                  Section 8. Amendments. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, except by a written instrument executed by the Stockholders and the Company. This Agreement cannot be changed, modified, discharged or terminated by oral agreement.

                  Section 9. No Inconsistent Agreement. Neither the Company nor any Stockholder shall enter into any agreement with respect to the Common Stock beneficially owned or held of record by it which is inconsistent with the rights granted to the Investor or the Founders in this Agreement or otherwise conflicts with the provisions hereof.

                  Section 10. Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed postage prepaid by registered or certified mail or by facsimile transmission (with immediate telephonic confirmation thereafter),

                  (a) If to the Investor:

                               New York Mercantile Exchange
                               One North End Avenue
                               World Financial Center
                               New York, NY 10282
                               Attention:  Christopher K. Bowen, Esq.
                                            Richard D. Kerschner, Esq.
                               Facsimile No.:  (212) 299-2299

                           with a copy to (which shall not constitute notice):

                               Skadden, Arps, Slate, Meagher & Flom LLP
                               Four Times Square
                               New York, NY 10036-6522
                               Attention:  Eric J. Friedman, Esq.
                             Michael J. Zeidel, Esq.
                               Facsimile No.:  (212) 735-2000
         or       (b)      If to the Company:

                               465 Columbus Avenue
                               Valhalla, NY 10595
                               Attention:  Kevin Cassidy
                               Facsimile No.:  (914) 773-1500

                           with a copy to (which shall not constitute notice):

                               Kelley Drye & Warren LLP
                               13th Floor, 400 Atlantic Street
                               Stamford, CT 06901
                               Attention:  Brian J. Calvey, Esq.
                               Facsimile No.:  (203) 327-2669

         or (c) if to any Founder, to the address(es) set forth on the counterpart signature pages of this Agreement signed by such Founders;

or at such other address as the Company or the Stockholders each may specify by written notice to the others, and each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered if delivered personally, upon receipt of facsimile confirmation if transmitted by facsimile, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

                  Section 11. Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective parties hereto, the successors and permitted assigns of each party hereto and their respective successors of the Company, whether so expressed or not, provided, however, that any such assignee shall agree to execute a joinder to this agreement and be bound by the provisions hereof.

                  Section 12. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts (including by facsimile) and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

                  Section 13. Headings. The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any provision of this Agreement.

                  Section 14. Governing Law. The internal laws, and not the laws of conflicts (other than Section 5-1401 of the General Obligations Law of the State of New York), of New York shall govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

                  Section 15. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

                  Section 16. Entire Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.

                  Section 17. Specific Performance. Each party hereto, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement without proof of actual damages and without the requirement of posting bond or other security. Each party hereto hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                  Section 18. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the County and State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10 shall be deemed effective service of process on such party.

                  Section 19. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  Section 20. Aggregation of Stock. All Common Stock held by or acquired by any Affiliated Person will be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                  Section 21. No Implied Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  Section 22. Specific Share Count Number. Any references in this Agreement to a specific number of shares of Common Stock of the Company shall be subject to proportional adjustments for stock splits, stock dividends, recapitalizations and the like.

                            [Execution Page Follows]

         IN WITNESS WHEREOF, this Agreement has been duly executed by each of the parties hereto as of the date first written above.


                                OPTIONABLE, INC.


                                            By:
                                                 -------------------------------
                                                 Name:  Kevin Cassidy
                                                 Title:  Chief Executive Officer


                              NYMEX HOLDINGS, INC.


                                            By:
                                                 -------------------------------
                                                 Name:  Richard Schaeffer
                                                 Title: Chairman


                                            FOUNDERS:


                                            Mark Nordlicht


                                            By:
                                                 -------------------------------
                                                 Name:  Mark Nordlicht
                                                 c/o Optionable, Inc.
                                                 465 Columbus Avenue
                                                 Valhalla, NY 10595
                                                 Facsimile No.: (914) 773-1500



                            RIDGECREST CAPITAL, INC.


                                            By:
                                                 -------------------------------
                                                 Name:  Edward O'Connor
                                                 Title:
                                                 c/o Optionable, Inc.
                                                 465 Columbus Avenue
                                                 Valhalla, NY 10595
                                                 Facsimile No.: (914) 773-1500

                             PIERPONT CAPITAL, INC.


                                            By:
                                                 -------------------------------
                                                 Name:  Kevin Cassidy
                                                 Title:
                                                 c/o Optionable, Inc.
                                                 465 Columbus Avenue
                                                 Valhalla, NY 10595
                                                 Facsimile No.: (914) 773-1500

                                    Exhibit E
                                 Form of Warrant

                                     WARRANT
                           to Purchase Common Stock of
                                Optionable, Inc.















                                                         Warrant No. 0001
                                                         Original Issue
                                                         Date:  April 10, 2007

THIS WARRANT IS NON TRANSFERABLE OTHER THAN TO A WHOLLY OWNED SUBSIDIARY OR OTHER AFFILIATE OF NYMEX.

A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OF THE CORPORATION OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS WILL BE FURNISHED BY THE CORPORATION, WITHOUT CHARGE, TO EACH WARRANTHOLDER WHO SO REQUESTS, UPON REQUEST TO THE SECRETARY OF THE CORPORATION.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN INVESTOR RIGHTS AGREEMENT DATED APRIL 10, 2007. A COPY OF SUCH INVESTOR RIGHTS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE CORPORATION TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES OF COMMON STOCK OF OPTIONABLE, INC. UNDERLYING THIS WARRANT ARE SUBJECT TO A REGISTRATION RIGHTS AGREEMENT DATED APRIL 10, 2007. A COPY OF SUCH REGISTRATION RIGHTS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE CORPORATION TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

                                                                Warrant No. 0001
                                     Warrant

              to Purchase Such Number of Shares of Common Stock of

                                Optionable, Inc.

So as to Increase NYMEX Holdings, Inc.'s Ownership of Optionable, Inc. to an Amount Not to Exceed 40% of the then Outstanding Common Stock of Optionable, Inc. on a Fully Diluted Basis (Based on the Assumption that NYMEX Holdings, Inc. had Retained Ownership of 10,758,886 Shares of the Common Stock of Optionable, Inc. Originally Purchased by NYMEX Holdings, Inc. Pursuant to the Stock and Warrant Purchase Agreement, (as Defined Herein) Plus all Shares of Warrant Stock (as Defined Herein) Acquired upon Exercise of this Warrant from Time to Time

         THIS IS TO CERTIFY THAT NYMEX Holdings, Inc., a Delaware corporation ("NYMEX"), or its permitted assigns, is entitled, at any time and from time to time prior to the Expiration Date (as defined herein) to purchase from Optionable, Inc., a Delaware corporation (the "Company"), such shares of Common Stock (as defined herein) so as to increase NYMEX's ownership of the Company's Common Stock to an amount not to exceed forty percent (40%) of the Company's then outstanding Common Stock on a fully diluted basis (based on the assumption that NYMEX had retained all of the Purchased Shares (as defined herein) plus, all shares of Warrant Stock (as defined herein) acquired upon exercise of this Warrant from time to time), at a purchase price of $4.30 per share (the initial "Exercise Price", subject to adjustment as provided herein).

1.       DEFINITIONS

         As used in this Warrant, the following terms have the respective meanings set forth below:

         "Affiliate" of any Person means any other Person which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term "control" (including the terms "controlling," "controlled by" and "under common control with") as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding anything to the contrary herein, none of (i) the Holder (and its Affiliates) nor (ii) any of the individual Founders (and their Affiliates) shall be deemed to be an Affiliate of any other.

         "Appraisal Procedure" means the following procedure to determine the fair market value, as to any security, for purposes of the definition of "Fair Market Value" or the fair market value, as to any other property (in either case, the "Valuation Amount"). The Valuation Amount shall be determined in good faith jointly by the Board of Directors and NYMEX, as representative of the Holders; provided, however, that if such parties are not able to agree on the Valuation Amount within a reasonable period of time (not to exceed twenty (20) Business Days), the Valuation Amount shall be determined by an investment banking firm of national reputation, which firm shall be reasonably acceptable to the Board of Directors and NYMEX. If the Board of Directors and NYMEX are unable to agree upon an acceptable investment banking firm within ten (10) days after the date either party proposed that one be selected, the investment banking firm will be selected by an arbitrator located in New York City, New York, selected by the American Arbitration Association (or if such organization ceases to exist, the arbitrator shall be chosen by a court of competent jurisdiction). The arbitrator shall select the investment banking firm (within ten (10) days of his appointment) from a list, jointly prepared by the Board of Directors and NYMEX, of not more than six investment banking firms of national reputation in the United States, of which no more than three may be named by the Board of Directors and no more than three may be named by NYMEX. The arbitrator may consider, within the ten day period allotted, arguments from the parties regarding which investment banking firm to choose, but the selection by the arbitrator shall be made in its sole discretion from the list of six. The Board of Directors and NYMEX shall submit their respective valuations and other relevant data to the investment banking firm, and the investment banking firm shall, within thirty days of its appointment, make its own determination of the Valuation Amount. The determination of the final Valuation Amount by such investment banking firm shall be final and binding upon the parties. The Company and NYMEX shall each bear 50% of the fees and expenses of the investment banking firm and arbitrator (if any) used to determine the Valuation Amount. If required by any such investment banking firm or arbitrator, the Company shall execute a retainer and engagement letter containing reasonable terms and conditions, including, without limitation, customary provisions concerning the rights of indemnification and contribution by the Company in favor of such investment banking firm or arbitrator and its officers, directors, partners, employees, agents and Affiliates.

         "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

         "Common Stock" means the Common Stock of the Company, par value $0.0001 per share.

         "Company" has the meaning assigned to it in the preamble, and any successor corporation.

         "Designated Office" has the meaning assigned to it in Section 8 hereof.

         "Excluded Stock" has the meaning assigned to it in Section 4.11 hereof.

         "Exercise Date" has the meaning assigned to it in Section 2.1(a) hereof.

         "Exercise Notice" has the meaning assigned to it in Section 2.1(a) hereof.

         "Exercise Price" means, in respect of a share of Warrant Stock, the initial Exercise Price set forth in the preamble of this Warrant as adjusted from time to time pursuant to Section 4 hereof.

         "Expiration Date" means October 10, 2008.

         "Fair Market Value" means, as to any security, the Twenty Day Average of the average closing prices of such security's sales on all domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, including such prices listed on The Nasdaq Stock Market, including The Nasdaq Global Select Market, The Nasdaq Global Market and The Nasdaq Capital Market, as of 4:00 P.M., New York City time, on such day, or, if on any day such security is not listed on The Nasdaq Stock Market, the average of the highest bid and lowest asked prices on such day in the domestic over the counter market as reported by the National Quotation Bureau, Incorporated, or any similar or successor organization (and in each such case excluding any trades that are not bona fide, arm's length transactions). If at any time such security is not listed on any domestic securities exchange or quoted on the domestic over the counter market, the "Fair Market Value" of such security shall be the fair market value thereof as determined in accordance with the Appraisal Procedure, using any appropriate valuation method, assuming an arms length sale to an independent party. "Fair Market Value" means, with respect to property other than securities, the "fair market value" determined in accordance with the Appraisal Procedure.

         "Founders" means Mark Nordlicht, Edward O'Connor (through Ridgecrest Capital, Inc., a New York corporation), and Kevin Cassidy (through Pierpont Capital, Inc., a New York corporation).

         "GAAP" means United States generally accepted accounting principles consistently applied.

         "Governmental Entity" means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

         "Holder" means (a) with respect to this Warrant, NYMEX or such other Person in whose name the Warrant is registered on the books of the Company maintained for such purpose and (b) with respect to any shares of Warrant Stock, the Person in whose name such Warrant Stock is registered on the books of the Company maintained for such purpose.

         "Investor Rights Agreement" means the Investor Rights Agreement, dated as of April 10, 2007, by and among the Company, NYMEX and the Founders.

         "Lien" means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction).

         "NYMEX" has the meaning assigned to it in the preamble.

         "Outstanding" means, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company or any Subsidiary, and shall include all shares issuable in respect of outstanding certificates representing fractional interests in shares of Common Stock.

         "Original Issue Date" means April 10, 2007, the date on which the Original Warrant was issued by the Company pursuant to the Stock and Warrant Purchase Agreement.

         "Original Warrant" means the Warrant originally issued by the Company on April 10, 2007, pursuant to the Stock and Warrant Purchase Agreement.

         "Per Share Purchase Price" has the meaning assigned to it in Section
4.1 hereof.

         "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, Governmental Entity or any other entity and shall include any successor (by merger or otherwise) of such entity.

         "Purchased Shares" means the aggregate of 10,758,886 shares of the Company's Outstanding Common Stock purchased by NYMEX from the Founders on the date hereof pursuant to the Stock and Warrant Purchase Agreement.

         "Record Date" has the meaning set forth in Section 4.3(b).

         "SEC" means the Securities and Exchange Commission, or any successor agency thereto.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, as shall be in effect from time to time.

         "Stock and Warrant Purchase Agreement" means the Stock and Warrant Purchase Agreement, dated as of April 10, 2007, by and among the Company, NYMEX and the Founders (as such term is defined in the Stock and Warrant Purchase Agreement).

         "Subsidiary" means any corporation, association, trust, limited liability company, partnership, joint venture or other business association or entity at least fifty percent (50%) of the outstanding voting securities of which are at the time owned or controlled, directly or indirectly, by the Company.

         "Transfer" means any disposition of any Warrant Stock or of any interest therein, which would constitute a "sale" thereof or a transfer of a beneficial interest therein within the meaning of the Securities Act.

         "Twenty Day Average" means, with respect to any prices and in connection with the calculation of Fair Market Value, the average of such prices over the twenty Business Days ending on the Business Day immediately prior to the day as of which "Fair Market Value" is being determined.

         "Warrant Price" means an amount equal to (i) the number of shares of Warrant Stock being purchased upon exercise of this Warrant pursuant to Section
2.1 hereof, multiplied by (ii) the Exercise Price.

         "Warrants" means the Original Warrant and all Warrants issued in substitution for the Original Warrant. All Warrants shall at all times be identical as to terms and conditions, except as to the their date of issuance and the number of shares of Common Stock for which the Warrant may be exercisable.

         "Warrant Stock" means the shares of Common Stock issued, issuable or both (as the context may require) upon the exercise of Warrants.

2.       EXERCISE OF WARRANT

                  2.1      Manner of Exercise.

                  (a) From and after the Original Issue Date and at any time before 5:00 P.M., New York time, on the Expiration Date, NYMEX may from time to time exercise this Warrant, on any Business Day, for all or any part of the number of shares of Warrant Stock (subject to adjustment as provided herein) purchasable hereunder. In order to exercise this Warrant, in whole or in part, NYMEX shall (i) deliver to the Company at its Designated Office a written notice of NYMEX's election to exercise this Warrant (an "Exercise Notice") substantially in the form attached to this Warrant as Annex A, which Exercise Notice shall be irrevocable and specify the number of shares of Warrant Stock to be purchased, together with this Warrant and (ii) pay to the Company the Warrant Price in full. The date on which such delivery and payment shall have taken place being hereinafter sometimes referred to as the "Exercise Date". Any Warrants not exercised by 5:00 PM, New York time, on the Expiration Date shall expire.

                  (b) Upon receipt by the Company of such Exercise Notice, surrender of this Warrant and payment of the Warrant Price (in accordance with Section 2.1(c) hereof), the Company shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder a certificate or certificates representing the shares of Warrant Stock issuable upon such exercise registered in the name of the exercising Holder, together with cash in lieu of any fraction of a share, as hereafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the exercising Holder shall reasonably request in the Exercise Notice and shall be registered in the name of the Holder or, subject to compliance with Section 3.3, below, such other name as shall be designated in the Exercise Notice. This Warrant shall be deemed to have been exercised and such certificate or certificates of Warrant Stock shall be deemed to have been issued, and NYMEX or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares of Warrant Stock for all purposes, as of the Exercise Date.

                  (c) Payment of the Warrant Price shall be made at the option of the exercising Holder in cash or by delivery of a certified or official bank check or bank cashier's check payable to the order of the Company, or by wire transfer of immediately available funds, in the amount of such Warrant Price. Payment shall be made to the Company at its Designated Office prior to the close of business on the Exercise Date.

                  2.2 Payment of Taxes. All shares of Warrant Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable, issued without violation of any preemptive or similar rights of any stockholder of the Company and free and clear of all Liens. The Company shall pay all expenses (including stamp taxes) in connection with the issue or delivery of the shares of Warrant Stock, unless such tax or charge is imposed by law upon the Holder. In addition, the Company shall not be required to pay any tax or governmental charge which may be issuable upon exercise of this Warrant payable in respect of any Transfer involved in the issue and delivery of shares of Warrant Stock in a name other than that of the exercising Holder, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

                  2.3 Fractional Shares. The Company shall not be required to issue a fractional share of Warrant Stock upon exercise of any Warrant. In lieu of any fraction of a share to which any Holder would otherwise be entitled, the Company shall make a cash payment equal to the Fair Market Value of one share of Common Stock on the Exercise Date multiplied by such fraction.

3.       TRANSFER, DIVISION AND COMBINATION

                  3.1      Compliance with Securities Act.

                  (a) The Holder, by acceptance hereof, agrees to comply in all respects with the provisions of this Section 3.1 and further agrees that the Holder is acquiring this Warrant and the shares of Warrant Stock issuable upon exercise hereof for its own account for investment and not with a view to or for distributing or reselling such Warrant or shares of Warrant Stock or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing this Warrant or the shares of Warrant Stock issuable upon exercise hereof, has no present arrangement or understanding with any persons regarding the distribution of this Warrant or the shares of Warrant Stock issuable upon exercise hereof (it being understood that this representation and warranty does not limit the Holder's right to sell the shares of Warrant Stock issuable upon exercise hereof pursuant to an effective registration statement or otherwise in compliance with applicable federal and state law) in violation of the Securities Act or any applicable state securities law and that such Holder will not offer, sell or otherwise dispose of this Warrant or any Warrant Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act and in accordance with this Section 3.

                  (b) All shares of Warrant Stock issued upon exercise of this Warrant (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SECURITIES IS EFFECTIVE UNDER THE ACT OR (II) THE TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT AND, IF THE CORPORATION REQUESTS, AN OPINION SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.

         A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OF THE CORPORATION OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS WILL BE FURNISHED BY THE CORPORATION, WITHOUT CHARGE, TO EACH STOCKHOLDER WHO SO REQUESTS, UPON REQUEST TO THE SECRETARY OF THE CORPORATION.

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN INVESTOR RIGHTS AGREEMENT DATED APRIL 10, 2007. A COPY OF SUCH INVESTOR RIGHTS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE CORPORATION TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A REGISTRATION RIGHTS AGREEMENT DATED APRIL 10, 2007. A COPY OF SUCH REGISTRATION RIGHTS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE CORPORATION TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

                  (c) The Holder understands that this Warrant and the shares of Warrant Stock issuable on exercise hereof are "restricted securities" and have not been, and will not be upon issuance, as the case may be, registered under the Securities Act or any applicable state securities law.

                  (d) The Holder, whether on his or her own or by reason of the business and financial experience of its management, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in this Warrant and the shares of Warrant Stock issuable upon exercise hereof, and has so evaluated the merits and risks of such investment. The Holder is able to bear the economic risk of an investment in this Warrant and the shares of Common Stock issuable upon exercise hereof and, at the present time, is able to afford a complete loss of such investment.

                  (e) The Holder is an "accredited investor" as that term is defined in Regulation D promulgated under the Securities Act.

                  3.2 Transfer of this Warrant. This Warrant is non-transferable other than to a wholly-owned subsidiary of NYMEX or other Affiliate of NYMEX (which is not a natural person) and any attempted transfer or assignment other than as set forth in this Section 3.2 shall be void. Upon compliance with the provisions of this Section 3.2, each transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the Designated Office and compliance with the terms hereof, together with a written assignment of this Warrant in the form of Annex B hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes described in Section 2.2 in connection with the making of such transfer. Upon such compliance, surrender and delivery and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned and this Warrant shall promptly be cancelled.

                  3.3 Warrant Stock Certificates. Each new certificate evidencing Warrant Stock shall bear the appropriate restrictive legend set forth in Section 3.1 hereof, except that (a) any such certificate representing Warrant Stock issued to a Holder other than NYMEX or one of its permitted assigns shall not bear the third legend relating to the Investor Rights Agreement and (b) such certificate shall not bear such restrictive legend if the Warrant Stock is part of a registered offering pursuant to an effective registration statement filed with the SEC, or if, in the opinion of counsel for the Company, such legend is not required in order to establish or assist in compliance with any provisions of the Securities Act or any applicable state securities laws.

                  3.4 Mutilation or Loss. Upon receipt by the Company from the Holder of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and an indemnity reasonably satisfactory to it (it being understood that the written indemnification agreement or if an affidavit of loss of the Holder shall be a sufficient indemnity) and, in case of mutilation, upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to such Holder; provided, however, that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation. Upon the issuance of any new Warrant under this Section 3.4, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

                  3.5 Expenses. Except as provided in Section 3.4, the Company shall prepare, issue and deliver at its own expense any new Warrant required to be issued hereunder.

                  3.6 Maintenance of Books. The Company agrees to maintain, at the Designated Office (as defined in Section 8 hereof), books for the registration and transfer of the Warrants.

4.       ANTIDILUTION PROVISIONS

         The Exercise Price shall be subject to adjustment from time to time as set forth in this Section 4.

                  4.1 Upon Issuance of Common Stock. If the Company shall, at any time or from time to time after the Original Issue Date and on or before the Expiration Date, issue any shares of capital stock, options to purchase or rights to subscribe for capital stock, securities by their terms convertible into or exchangeable for capital stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities without consideration or for consideration per share less than the higher of (x) $2.69 (the "Per Share Purchase Price") and (y) the Fair Market Value per share of the Common Stock at the time of such issuance, then the Exercise Price shall forthwith be lowered to a price equal to the price obtained by multiplying:

                           (i) the Exercise Price in effect immediately prior to the issuance of such Common Stock, options, rights or securities by

                           (ii) a fraction of which (x) the numerator shall be the sum of (A) the number of shares of Common Stock Outstanding on a fully diluted basis immediately prior to such issuance and (B) the number of additional shares of Common Stock which the aggregate consideration for the number of shares of Common Stock so offered would purchase at the greater of the Per Share Purchase Price or the Fair Market Value per share of Common Stock immediately prior to such issuance and (y) the denominator shall be the number of shares of Common Stock Outstanding on a fully diluted basis immediately after such issuance.

The provisions of this Section 4.1 shall not apply to any issuance of Excluded Stock and no adjustment shall be required pursuant to this Section 4.1 with respect thereto.

                  4.2 Provisions Applicable to Adjustments. For the purposes of any adjustment of the Exercise Price pursuant to Section 4.1, the following provisions shall be applicable:

                           (i) In the case of the issuance of capital stock for cash in a public offering or private placement, the consideration shall be deemed to be the amount of cash paid therefor before deducting therefrom any discounts, commissions or placement fees payable by the Company to any underwriter or placement agent in connection with the issuance and sale thereof.

                           (ii) In the case of the issuance of capital stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the Fair Market Value thereof.

                           (iii) In the case of the issuance of options to purchase or rights to subscribe for capital stock, securities by their terms convertible into or exchangeable for capital stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities (except for options to acquire Excluded Stock (as defined in Section 4.11 hereof)):

 (A) the aggregate maximum number of shares of capital stock deliverable upon exercise of any such options to purchase or rights to subscribe for capital stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subparagraphs (i) and (ii) of this Section 4.2), if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the capital stock covered thereby;

 (B) the aggregate maximum number of shares of capital stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options, or rights were issued and for a consideration equal to the consideration received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in paragraphs (i) and (ii) of this Section 4.2);

 (C) on any change in the number of shares or exercise price of capital stock deliverable upon exercise of any such options or rights or conversions of or exchanges for such securities, other than a change resulting from the anti dilution provisions thereof, the Exercise Price shall forthwith be readjusted to such Exercise Price as would have been obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change been made upon the basis of such change;

 (D) upon the expiration of any options to purchase or rights to subscribe for capital stock which shall not have been exercised, the Exercise Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if the only additional shares of capital stock issued were the shares of capital stock, if any, actually issued upon the exercise of such options to purchase or rights to subscribe for capital stock, and the consideration received therefor was the consideration actually received by the Company for the issue of the options to purchase or rights to subscribe for capital stock that were exercised, plus the consideration actually received by the Company upon such exercise; and

 (E)     no further adjustment of the
         Exercise Price adjusted upon the
         issuance of any such options,
         rights, convertible securities or
         exchangeable securities shall be
         made as a result of the actual
         issuance of capital stock on the
         exercise of any such rights or
         options or any conversion or
         exchange of any such securities.

                  4.3      Upon Stock Dividends, Subdivisions or Splits.

                  (a) If, at any time after the Original Issue Date and on or before the Expiration Date, the number of shares of Common Stock Outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split up of shares of Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, or to be affected by such subdivision or split up, the Exercise Price shall be appropriately decreased by multiplying the Exercise Price by a fraction, the numerator of which is the number of shares of Common Stock Outstanding immediately prior to such increase and the denominator of which is the number of shares of Common Stock Outstanding immediately after such increase in Outstanding shares.

                  (b) If, at any time after the Original Issue Date, the Company shall declare or pay a dividend or make a distribution to all or substantially all holders of Outstanding Common Stock, in either case, of evidences of indebtedness, cash or other property or securities (excluding dividends referred to in Section 4.3(a) above) or shall issue to all or substantially all holders of Outstanding Common Stock rights or warrants to subscribe for or purchase any of its securities (other than options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities in respect of which the Holder becomes entitled to purchase Common Stock or securities by their terms convertible into or exchangeable for Common Stock referred to in Section 4.1 above), then in each such case the Exercise Price shall be forthwith lowered so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the close of business on the date (the "Record Date") fixed for the determination of holders of Common Stock entitled to receive such dividend or distribution by a fraction, (i) the numerator of which shall be the Fair Market Value of the Common Stock as of the Business Day next preceding the Record Date less the Fair Market Value, as of the Record Date, of the portion of the evidences of indebtedness, cash or other property or securities so distributed, or of such rights or warrants, in each case, applicable to one share of Common Stock, and (ii) the denominator of which shall be the Fair Market Value of the Common Stock as of the Business Day next preceding the Record Date, with such adjustment to become effective immediately prior to the opening of business on the day following the Record Date. Notwithstanding the foregoing, in the event that, with respect to any dividend or distribution to which this Section 4.3(b) would otherwise apply, the numerator in the fraction referred to in the first sentence of this Section 4.3(b) is zero (or is a negative number), then the adjustment provided by this Section 4.3(b) shall not be made and in lieu of such adjustment, the Company shall deliver to the Holder on the date fixed for payment to stockholders of the Company of such divided or distribution, the evidences of indebtedness, assets, other property or securities, rights or warrants so distributed in respect of the number of shares of Warrant Stock (determined as of the close of business on the Record Date) issuable upon exercise hereof.

                  4.4 Upon Combinations or Reverse Stock Splits. If, at any time after the Original Issue Date, the number of shares of Common Stock Outstanding is decreased by a combination or reverse stock split of the Outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, following the record date to determine shares affected by such combination or reverse stock split, the Exercise Price shall be appropriately increased by multiplying the Exercise Price by a fraction, the numerator of which is the number of shares of Common Stock Outstanding immediately prior to such decrease and the denominator of which is the number of shares of Common Stock Outstanding immediately after such decrease in Outstanding shares.

                  4.5 Upon Reclassifications, Reorganizations, Consolidations or Mergers. In the event of any capital reorganization of the Company, any reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split up or combination of shares), or any consolidation or merger of the Company with or into another Person (where the Company is not the surviving Person or where there is a change in or distribution with respect to the Common Stock), each Warrant shall after such reorganization, reclassification, consolidation, or merger be exercisable for the kind and number of shares of stock or other securities or property of the Company or of the successor Person resulting from such consolidation or surviving such merger, if any, to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon exercise of such Warrant would have been entitled upon such reorganization, reclassification, consolidation or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations, or mergers. The Company shall not effect any such reorganization, reclassification, consolidation or merger unless, prior to the consummation thereof, the successor Person (if other than the Company) resulting from such reorganization, reclassification, consolidation or merger, shall assume, by written instrument, the obligation to deliver to the Holders such shares of stock, securities or assets, which, in accordance with the foregoing provisions, such Holders shall be entitled to receive upon such conversion.

                  4.6 Deferral in Certain Circumstances. In any case in which the provisions of this Section 4 shall require that an adjustment shall become effective immediately after a record date of an event, the Company may defer until the occurrence of such event (a) issuing to the Holder with respect to any Warrants exercised after such record date and before the occurrence of such event the shares of capital stock issuable upon such exercise by reason of the adjustment required by such event and issuing to such Holder only the shares of capital stock issuable upon such exercise before giving effect to such adjustments, and (b) paying to such Holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section 2.3 above; provided, however, that the Company shall deliver to such Holder an appropriate instrument or due bills evidencing such Holder's right to receive such additional shares or such cash.

                  4.7 Appraisal Procedure. In any case in which the provisions of this Section 4 shall necessitate that the Appraisal Procedure be utilized for purposes of determining an adjustment to the Exercise Price, the Company may defer until the completion of the Appraisal Procedure and the determination of the adjustment (1) issuing to the Holder of any Warrant exercised after the date of the event that requires the adjustment and before completion of the Appraisal Procedure and the determination of the adjustment, the shares of capital stock issuable upon such exercise by reason of the adjustment required by such event and issuing to such Holder only the shares of capital stock issuable upon such exercise before giving effect to such adjustment and (2) paying to such Holder any amount in cash in lieu of a fractional share of capital stock pursuant to
Section 2.3 above; provided, however, that the Company shall deliver to such Holder an appropriate instrument or due bills evidencing such Holder's right to receive such additional shares or such cash.

                  4.8 Adjustment of Number of Shares Purchasable. Upon any adjustment of the Exercise Price as provided in Sections 4.1, 4.3, 4.4 and 4.5 Holders of the Warrants shall thereafter be entitled to purchase upon the exercise thereof, at the Exercise Price resulting from such adjustment, the number of shares of Warrant Stock (calculated to the nearest 1/100th of a share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Warrant Stock issuable on the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

                  4.9 Notice of Adjustment of Exercise Price. Whenever the Exercise Price is adjusted as herein provided:

                           (i) the Company shall compute the adjusted Exercise Price in accordance with this Section 4 and shall prepare a certificate signed by the treasurer or chief financial officer of the Company setting forth the adjusted Exercise Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at the Designated Office; and

                           (ii) a notice stating that the Exercise Price has been adjusted and setting forth the adjusted Exercise Price shall forthwith be prepared by the Company, and as soon as practicable after it is prepared, such notice shall be mailed by the Company at its expense to all Holders at its last address as it shall appear in the warrant register.

                  4.10 Form of Warrant. Irrespective of and without limiting any adjustment in the Exercise Price or the number of shares purchasable upon the exercise of the Warrant, Warrants thereafter issued may continue to express the same price and number and kind of shares as are stated in the original Warrant.

                  4.11 Exceptions. This Section 4 shall not apply to any shares of Common Stock (A) issued upon exercise of options granted under the Company's 2004 stock option plan, (B) issued upon exercise of any other options, warrants or other rights outstanding on the date hereof, (C) issued to officers and employees pursuant to employment agreements in existence on the date hereof, (D) issued as consideration when any corporation or business is acquired, merged into, or becomes part of the Company or a subsidiary of the Company, (E) issued upon exercise of any options, warrants or other rights assumed by the Company in connection with a merger or other acquisition, provided, that such options, warrants or other rights assumed by the Company shall not have been issued in connection with or in contemplation of such merger or acquisition, (F) issued in good faith in connection with any other acquisition of assets in an arms-length transaction between the Company and an unaffiliated third party, (G) issued to, or pursuant to rights granted to, unaffiliated market makers who enter into warrant agreements with the Company and the issuance of such shares, or the exercise of such rights, is (x) subject to the achievement by the market maker of specified volume milestones in cleared products, and (y) at an issuance, or exercise, price that is not less than the fair market value of the Common Stock on the date of grant, or (H) issued to, or pursuant to rights granted to, unaffiliated landlords, equipment lessors, lenders, other financial institutions, or other vendors to, or strategic partners of, the Company (collectively, the "Excluded Stock"); provided, that any shares issuable pursuant to sections (D), (F) and (H) above in excess of 300,000 shares in the aggregate, and any shares issuable pursuant to section (G) above in excess of 1,200,000 shares in the aggregate shall not constitute Excluded Stock.

5.       NO IMPAIRMENT; REGULATORY COMPLIANCE AND COOPERATION

         The Company shall not by any action, including, without limitation, amending its charter documents or through any reorganization, reclassification, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other similar voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Warrant Stock upon the exercise of this Warrant, free and clear of all Liens, and shall use its commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

6.       RESERVATION AND AUTHORIZATION OF COMMON STOCK

                  6.1 The Company shall at all times reserve and keep available for issuance upon the exercise of the Warrant such number of its authorized but unissued shares of Common Stock as will be required for issuance of the Warrant Stock. All shares of Warrant Stock issuable pursuant to the terms of this Warrant, when issued upon exercise of this Warrant with payment therefor in accordance with the terms hereof, shall be duly and validly issued and fully paid and nonassessable, not subject to preemptive rights and shall be free and clear of all Liens. Before taking any action that would result in an adjustment in the number of shares of Warrant Stock for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction over such action. If any shares of Warrant Stock required to be reserved for issuance upon exercise of the Warrant require registration or qualification with any Governmental Entity under any federal or state law (other than under the Securities Act or any state securities law) before such shares may be so issued, the Company will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered.

                  6.2 Before taking any action that would cause an adjustment reducing the Exercise Price below the then par value (if any) of the shares of Warrant Stock deliverable upon exercise of the Warrant or that would cause the number of shares of Warrant Stock issuable upon exercise of the Warrant to exceed (when taken together with all other Outstanding shares of Common Stock) the number of shares of Common Stock that the Company is authorized to issue, the Company will take any corporate action that, in the opinion of its counsel, is necessary in order that the Company may validly and legally issue the full number of fully paid and nonassessable shares of Warrant Stock issuable upon exercise of the Warrant at such adjusted exercise price.

7. NOTICE OF CORPORATE ACTIONS; TAKING OF RECORD; TRANSFER BOOKS; WARRANTHOLDER NOT DEEMED A STOCKHOLDER

                  7.1      Notices of Corporate Actions.

         In case at any time after the original Issue Date and on or before the Expiration Date there shall be:

                  (a) any grant by the Company to the holders of its Common Stock, rights or warrants to subscribe for or purchase any shares of capital stock of any class; or

                  (b) any reclassification of the Common Stock (other than a subdivision or combination of the outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company (except (i) a merger or other reorganization in which the Company shall be the surviving corporation and holders of Common Stock receive no consideration in respect of their shares and (ii) a merger of the Company into a wholly owned subsidiary of the Company, the principal purpose of which, in the good faith determination of the Board of Directors, is to change the state of incorporation of the Company); or

                  (c) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

                  (d) the Company or any Subsidiary shall commence a tender offer for all or a portion of the Outstanding shares of Common Stock (or shall amend any such tender offer to change the maximum number of shares being sought or the amount or type of consideration being offered therefore);

then the Company shall cause to be filed at the Designated Office, and shall cause to be mailed to NYMEX at its last address as it shall appear in the warrant register, (i) at least twenty (20) days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record who will be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up, or (ii) on the date on which such tender offer commenced, a notice stating the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of the amendment thereto. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the number and kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon exercise of the Warrant. Neither the failure to give any such notice nor any defect therein shall affect the legality or validity of any action described in clauses (a) through (d) of this Section 7.1.

                  7.2 Taking of Record. In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision hereof refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day.

                  7.3 Closing of Transfer Books. The Company shall not at any time close its stock transfer books so as to result in preventing or delaying the exercise of the Warrant.

                  7.4 Warrant Holder Not Deemed a Stockholder. The Company may deem and treat the registered Holder of the Warrant as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for the purpose of any exercise thereof and for all other purposes, and neither the Company nor any agent thereof shall be affected by any notice to the contrary. Accordingly, the Company shall not be bound to recognize any equitable or other claim to, or interest in, the Warrant on the part of any Person other than such registered Holder, whether or not it shall have express or other notice thereof. Prior to the valid exercise of the Warrant, no Holder of the Warrant, as such, shall be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to consent to an action of the stockholders, to receive dividends or other distributions, to exercise any preemptive right, or to receive any notice of meetings of stockholders and, except as otherwise provided in the Agreement, shall not be entitled to receive any notice of any proceedings of the Company.

8.       OFFICE OF THE COMPANY

         As long as the Warrant remains outstanding, the Company shall maintain an office or agency, which may be the principal executive offices of the Company (the "Designated Office"), where the Warrant may be presented for exercise, registration of transfer, division or combination as provided in this Warrant. Such Designated Office shall initially be the office of the Company at 465 Columbus Avenue, Valhalla, New York 10595. The Company may from time to time change the Designated Office to another office of the Company or its agent within the United States by notice given to all registered Holders at least ten
(10) Business Days prior to the effective date of such change.

9.       MISCELLANEOUS

                  9.1 No Implied Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  9.2 Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed postage prepaid by registered or certified mail or transmitted by facsimile transmission (with immediate telephonic confirmation thereafter),

                  (a) If to NYMEX:

                           NYMEX Holdings, Inc.
                           One North End Avenue
                           World Financial Center
                           New York, NY 10282
                           Attention:       Christopher K. Bowen, Esq.
                                            Richard D. Kerschner, Esq.
                           Facsimile No.: (212) 299-2299

         with a copy to (which shall not constitute notice):

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Four Times Square
                           New York, NY 10036-6522
                           Attention:       Eric J. Friedman, Esq.
                             Michael J. Zeidel, Esq.
                           Facsimile No.: (212) 735-2000


                               or

                  (b) If to the Company:

                           Optionable, Inc.
                           465 Columbus Avenue
                           Valhalla, NY 10595
                           Attention: Kevin Cassidy
                           Facsimile No.: (914) 773-1500

         with a copy to (which shall not constitute notice):

                           Kelley Drye & Warren LLP
                           13th Floor, 400 Atlantic Street
                           Stamford, CT 06901
                           Attention: Brian J. Calvey, Esq.
                           Facsimile No.: (203) 327-2669

or at such other address as the parties each may specify by written notice to the others, and each such notice, request, consent and other communication shall for all purposes of the Warrant be treated as being effective or having been given when delivered if delivered personally, upon receipt of facsimile confirmation if transmitted by facsimile, or, if sent by mail, at the earlier of its receipt or seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

                  9.3 Limitation of Liability. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Warrant Stock, and no enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder to pay the Exercise Price for any Warrant Stock other than pursuant to an exercise of this Warrant or any liability as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

                  9.4 Remedies. Each Holder of Warrants and/or Warrant Stock, in addition to being entitled to exercise its rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights provided under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees, in an action for specific performance, to waive the defense that a remedy at law would be adequate.

                  9.5 Successors and Assigns. This Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the permitted successors and assigns of the Holder hereof.

                  9.6 Amendment. This Warrant and all other Warrants may be modified or amended or the provisions hereof waived only with the written consent of the Company and the Holder or, in the case of any transfer of this Warrant to multiple Persons, the written consent of the Company and two-thirds of the Holders. Notwithstanding the foregoing, without a Holder's written consent no such modification, amendment or waiver shall affect adversely such Holder's rights hereunder in a discriminatory manner inconsistent with its adverse effects on rights of other Holders hereunder (other than as reflected by the different number of shares of Warrant Stock held by such Holders). This Warrant cannot be changed, modified, discharged or terminated by oral agreement.

                  9.7 Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

                  9.8 Headings. The headings and other captions in this Warrant are for the convenience and reference only and shall not be used in interpreting, construing or enforcing any provision of this Warrant.

                  9.9 Governing Law; Jurisdiction; Waiver of Jury Trial. The Internal Laws, and not the laws of conflicts (other than Section 5 1401 of the general obligations law of the state of New York), of New York shall govern the enforceability and validity of this warrant, the construction of its terms and the interpretation of the rights and duties of the Company. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Warrant or any other Warrant or the transactions contemplated hereby may be brought in any federal or state court located in the County and State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9.2 shall be deemed effective service of process on such party.

                  9.10 Aggregation of Stock. All Warrant Stock held by or acquired by Affiliated Persons will be aggregated together for the purpose of determining the availability of any rights under this Warrant.

                  9.11 Entire Agreement. This Warrant contains the entire agreement with respect to the subject matter hereof and supersedes and replaces all other prior agreements, written or oral, with respect to the subject matter hereof.

                  9.12 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY

                            [Execution Page Follows]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the Original Issue Date.



                                      Optionable, Inc.
                                      By:
                                          -------------------------------------
                                      Name:
                                      Title:

                                     ANNEX A

                                SUBSCRIPTION FORM

                 [To be executed only upon exercise of Warrant]

         The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of ______ shares of Common Stock of Optionable, Inc. and herewith makes payment therefor in __________, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _________________ whose address is
______________________________________________________________________________



                                   _______________________________
                                   (Name of Registered Owner)
                                   _______________________________
                                   (Signature of Registered Owner)
                                   _______________________________
                                   (Street Address)
                                   _______________________________
                                   (City) (State) (Zip Code)

NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.



                                     ANNEX B

                                 ASSIGNMENT FORM

         FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:


                                                             No. of Shares of
Name and Address of Assignee                                 Common Stock

------------------------------------------------------------ -------------------


and does hereby irrevocably constitute and appoint ________ _____________ attorney in fact to register such transfer onto the books of Optionable Inc. maintained for the purpose, with full power of substitution in the premises.

Dated:                                                 Print Name:

Signature:
                                                       Witness:

NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                    Exhibit F
                                 Form of Waiver

                                     WAIVER


                  WAIVER AGREEMENT, effective as of April 10, 2007 (the "Waiver"), with respect to that certain Loan Agreement, dated as of March 22, 2004, between Optionable, Inc., a Delaware corporation (the "Borrower") and Mark Nordlicht, an individual (the "Lender") (the "Loan Agreement").

                                             W I T N E S S E T H:

                  WHEREAS, the Borrower and the Lender are parties to the Loan Agreement;

                  WHEREAS, Section 2.b.2 of the Loan Agreement provides, in part, that following the first financing, the Borrower shall prepay Lender a certain portion of the Loan (as defined in the Loan Agreement) and shall begin to pay interest on the remaining unpaid balance;

                  WHEREAS, the Borrower and the Lender are parties to a Stock and Warrant Purchase Agreement, dated as of April 10 , 2007, (the "Stock and Warrant Purchase Agreement") by and among the Borrower, the Lender, NYMEX Holdings, Inc. ("NYMEX"), Edward O'Connor, through Ridgecrest Capital, Inc., a New York corporation and Kevin Cassidy, through Pierpont Capital, Inc., a New York corporation; and

                  WHEREAS, Section 8.2(e) of the Stock and Warrant Purchase Agreement provides that the execution and delivery by Lender of this Waiver is a condition to NYMEX's obligation to close the transactions contemplated by the Stock and Warrant Purchase Agreement; and

                  WHEREAS, closing of the transactions contemplated by the Stock and Warrant Purchase Agreement will confer substantial benefits upon both the Borrower and the Lender;

                  NOW THEREFORE, in consideration of the premises, the mutual covenants contained herein and the benefits to be conferred upon each as a result of the closing of the transactions contemplated by the Stock and Warrant Purchase Agreement, the parties hereto agree as follows:

                  1. Definitions. Unless otherwise defined herein, terms defined in the Loan Agreement shall have the meanings assigned to them in the Loan Agreement when used herein.

                  2. Waiver to Loan Agreement. The Lender hereby waives any requirement under the Loan Agreement (a) that the Company make any prepayment of principal thereunder, or (b) that the Company begin to pay interest thereunder, as a result of any exercise or exercises of the Warrant (as defined in the Stock and Warrant Purchase Agreement).

                  3. Conditions to Effectiveness. This Waiver shall be effective on the date when the Stock and Warrant Purchase Agreement shall have been executed by the parties thereto (the "Waiver Effective Date").

                  4. Miscellaneous.

                           (a) Governing Law. The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of New York, without giving effect to the laws, rules or principles of such State regarding conflicts of laws (other than Section 5-104 of the General Obligations Laws of the State of New
         York).

                           (b) Benefit Assignment. This Waiver shall be binding upon and shall inure to the benefit of Borrower and Lender and their respective successors and permitted assigns. Neither Borrower nor Lender may assign any of their respective rights or delegate any of their respective duties under this Waiver without the prior written consent of the other party and any assignment or delegation of this Waiver by either party without the prior written consent of the other party shall be void.

                           (c) Third Party Beneficiaries. NYMEX shall be a third party beneficiary of the waiver by Lender set forth in Section 2 of this Waiver.

                           (d) Severability; Reformation. If a court of competent jurisdiction determines that any provision of this Waiver is invalid, unenforceable or illegal for any reason, such determination shall not affect or impair the validity, legality and enforceability of the other provisions of this Waiver which shall remain in full force and effect in the same manner and to the same extent as if the invalid, unenforceable or illegal provision had not been contained in this Waiver. If any such invalidity, unenforceability or illegality of a provision of this Waiver becomes known or apparent to any of the parties, the parties shall negotiate promptly and in good faith in an attempt to make appropriate changes and adjustments to such provision specifically and this Waiver generally to achieve as closely as possible, consistent with applicable law, the intent and spirit of such provision specifically and this Waiver generally.

                           (e) Headings. The headings set forth in this Waiver have been inserted for convenience of reference only, shall not be considered a part of this Waiver and shall not limit, modify or affect in any way the meaning or interpretation of this Waiver.

                           (f) Amendments and Modifications. No addition to, and no cancellation, renewal, extension, modification or amendment of, this Waiver shall be binding upon any party unless such addition, cancellation, renewal, extension, modification or amendment is expressly set forth in a written instrument which is executed and delivered by all of the parties hereto by authorized representatives of each party.

                           (g) Waiver. No waiver of any provision of this Waiver shall be binding upon a party unless such waiver is expressly set forth in a written instrument which is executed and delivered on behalf of such party by an authorized representative of such party. Such waiver shall be effective only to the extent specifically set forth in such written instrument. Neither the exercise (from time to time and at any time) by a party of, nor the delay or failure (at any time or for a period of time) to exercise, any right, power or remedy shall constitute a waiver of the right to exercise, or impair, limit or restrict the exercise of, such right, power or remedy or any other right, power or remedy at any time and from time to time thereafter. No waiver of any right, power or remedy of a party shall be deemed to be a waiver of any other right, power or remedy of such party or shall, except to the extent expressly so waived, impair, limit or restrict the exercise of such right, power or remedy.

                           (h) Counterparts. This Waiver may be executed in any one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.



                            [Execution Page Follows]

                  IN WITNESS WHEREOF, the parties have caused this Waiver to be executed and delivered by their respective duly authorized officers as of the day and year first above written.


                                                     OPTIONABLE, INC.,
                                                     as Borrower


                                       By:
                                           -------------------------------------

                                      Name:
                                           -------------------------------------

                                     Title:
                                           -------------------------------------


                                                     MARK NORDLICHT,
                                                     as Lender


                                       By:
                                           -------------------------------------
                                       Name:    Mark Nordlicht



                      (SIGNATURE PAGE TO WAIVER AGREEMENT)

                                    Exhibit G
                 Form of Employment Agreement with Kevin Cassidy

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT


                  AMENDED AND RESTATED EMPLOYMENT AGREEMENT, dated as of April 10, 2007 (as so amended and restated, this "Agreement"), between OPTIONABLE, INC., a Delaware corporation ("Employer"), and KEVIN P. CASSIDY ("Employee").

                              W I T N E S S E T H:

                  WHEREAS, Employer is engaged in the business of providing trading and brokerage services to brokerage firms, financial institutions, energy traders, and hedge funds, and developing an automated electronic trading system;

                  WHEREAS, Employer and Employee are the parties to an Employment Agreement dated as of October 30, 2005 (the "Original Agreement");

                  WHEREAS, Employer and Employee wish to set forth certain amendments to, and restate, the Original Employment Agreement effective as of April 10, 2007; and

                  WHEREAS, Employee seeks to continue to be employed by Employer and Employer seeks to continue to so engage Employee as its Chief Executive Officer and Vice Chairman upon the terms and conditions of this Agreement as so amended and restated;

                  NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, agree as follows.

         1. Employment. Employer agrees to employ Employee and Employee accepts employment with Employer, on the terms and conditions set forth in this Agreement.

         2. Term of Employment. Employer hereby employs Employee and Employee hereby accepts employment for a term commencing on October 30, 2005 (the "Commencement Date"), and expiring on that date five (5) years after the Commencement Date, unless sooner terminated as hereinafter provided (the "Employment Period"). This Agreement shall be renewable for succeeding terms, if any (each of the Employment Period and each successive term of employment hereunder, a "Term") only by written agreement by Employer and Employee entered into within thirty (30) days prior to the expiration of the then current Term. In the absence of such renewal, this Agreement shall terminate at the end of the then current Term.

         3. Duties During Employment. Employee shall be employed by Employer during each Term as its Chief Executive Officer. As soon as practicable after the execution and delivery of this agreement, the Board of Directors shall vote on the election of Employee as a Director of Employer.

         In carrying out his duties under this Agreement, Employee shall have such powers and duties usually incident to the office of Chief Executive Officer. Employee shall have authority do such acts and to make such contracts as are necessary or proper to carry on the business of Employer, including but not limited to:

                  (a) managing and overseeing the brokerage operations of the Employer;

                  (b) managing and overseeing the marketing operations of the Employer;

                  (c) management and oversight of employees of the Employer;

                  (d) leading senior level management and participating in Board meetings at the request of the directors; and

                  (e) use of his best efforts to carry into effect the policies, initiatives and directives of the Board.

Employee agrees that he shall devote no less than eighty (80%) percent of his working time to carrying out his duties and obligations hereunder. It is expressly acknowledged, however, that, subject to the preceding sentence, Employee shall be permitted to continue to be active in and pursue other business activities and opportunities (whether or not now existing) provided, that while employed hereunder he shall abide by the Restrictive Covenants set forth in Section 7 below. Moreover, and subject to the first sentence of this paragraph and the Employee's duty of loyalty to Employer, it is understood that Employee may engage in personal activities of a civic, charitable or educational nature and may manage his personal investments.

         4. Place of Performance. Employee's place of employment shall be Briarcliff Manor, New York ("Place of Performance") and shall not be changed without Employee's prior written consent.

         5. Compensation. As compensation for all of the services to be rendered hereunder, whether or not anticipated as being within the scope of this Agreement, Employer shall compensate Employee as follows.

                  (a) Employee's gross salary during the Employment Period ("Fixed Compensation") shall be as follows:

                           (i)  upon entering into this agreement, $20,833;

                           (ii) from October 30, 2005 to December 31, 2005,
                                $46,875;

                           (iii)from January 1 to December 31, 2006, $275,000;

                           (iv) from January 1, 2007 to December 31, 2007,
                                $300,000;

                           (v)  from January 1 to December 31, 2008, $325,000;
                                and

                           (vi) from January 1, 2009 to December 31, 2009:
                                $350,000;

payable in accordance with the Employer's regular payroll policies and subject to usual payroll deductions provided by law.

                  (b) During the Employment Period and beginning with the first month of the quarter in which the amount payable to Employee, pursuant to the Addendum to Master Services Agreement dated April 12, 2005, is fully paid, Employer shall pay Employee (i) cash compensation amounting to five percent (5%) of Gross Revenues of Employer, and (ii) stock compensation ("Stock Compensation") amounting to two percent (2%) of the Gross Revenues of Employer (together the "Variable Compensation"). Gross Revenue is defined as the total gross revenue related to any all aspects of the brokerage business, including incentive received from exchanges, based on generally accepted accounting principles. Stock will be granted at fair value at the date of grant. The Variable Compensation will be paid (in the case of cash) and issued (in the case of stock) on a quarterly basis. It is understood that shares of Employer's common stock constituting the Stock Compensation will be "restricted stock," as such term is defined in Rule 144 of the Securities and Exchange Commission.

                  (c) Employer shall issue common stock purchase options to Employee to purchase that number of shares of common stock equal to twenty percent (20%) of the number of shares of common stock issuable under warrants which become exercisable pursuant to any Order Flow Agreements. Order Flow Agreements being those agreements in which the Employer has agreed to issue warrants to an entity based on the volume of orders that such entity has placed with the Employer. Such options will be Non-Statutory Stock Options granted under Employer's 2004 Stock Option Plan (the "Plan") at fair value at the date of grant and will be fully-vested upon grant.

                  (d) Employer shall issue to Employee 5,000 common stock purchase options each time a firm registers with and executes its first 10,000 lots on Employer's OPEX platform. The total number of options issuable under this Section 5(d) will be limited to 2,500,000. Such options will be Non-Statutory Options granted under the Plan at fair value at the date of grant and will be fully-vested upon grant.

                  (e) Employee shall be entitled to paid annual vacation, personal leave and holidays in accordance with the policies of Employer. Employee will be entitled to participate in health, welfare, and pension plans and any other employee benefit plan of Employer on the same basis as such benefits are generally available to similarly situated employees of Employer.

                  (f) Employer will advance to or reimburse Employee for all reasonable travel and entertainment and other reasonable expenses incurred by the Employee in connection with his performance under this Agreement upon submission of written or printed receipts in accordance with Employer's usual and customary policy. Employer agrees that Employee's travel by first class air travel and by executive limousine ground transportation are reasonable expenses.

                  (g) Employer shall advance to or reimburse Employee for the annual or monthly premium of Employee's life insurance policy of one million dollars ($1,000,000) where the beneficiary is the Employee's estate (immediate family), provided that Employee submits to Employer a copy of the invoice for such premium upon request.

                  (h) Upon notice to be given to Employee not less than thirty
(30) days prior to the expiration of the Term, Employer shall have the right to require that Employee continue to abide by the Restrictive Covenants set forth in Sections 7(b) and (c) below following the expiration of the Term, in which case Employer shall continue to pay Employee his Fixed Compensation, at the rate in effect on the last day of the Term, in accordance with Employee's regular payroll policies and subject to usual payroll deduction provided by law, through the last day of the Restrictive Period (as defined in Section 7(b) below). For the avoidance of doubt, an early termination of this Agreement pursuant to
Section 6 below does not constitute the expiration of the Term.

         6. Early Termination. This Agreement may be terminated by either party at any time before the expiration of the Term in accordance with the terms and conditions set forth in this Section 6.

                  (a) If Employee resigns from his employment under this Agreement without Good Reason, as defined below, or if Employer terminates Employee's employment for Cause, as defined below, Employer shall have no financial obligation to Employee except to pay his Fixed Compensation through the date of termination and continue his employee benefits through such date. Employer shall give Employee written notice of a termination for Cause, and Employee shall give written notice to Employer of resignation for Good Reason. For purposes of this Agreement, "Cause" shall mean (i) the Employee's willful misconduct in the performance of his duties hereunder, provided that Employer shall have given written notice of such willful misconduct to Employee and Employee shall not have substantially cured such willful misconduct within fifteen (15) days after his receipt of such notice; (ii) a non-appealable conviction of a felony; (iii) issuance of a final consent decree, cease-and-desist or similar order against Employee prohibiting Employee from engaging in the securities and/or commodities business or (iv) Employee's breach of any of the Restrictive Covenants set forth in Section 7 below. For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following: (A) Employer shall have materially defaulted in its obligations hereunder; (B) a material diminution in Employee's authority, or responsibilities, or (C) a change in Employee's Place of Performance without Employee's prior written consent.

                  (b) Upon the sale or merger or other business combination of Employer and another company or companies (excluding NYMEX Holdings, Inc. or its affiliates), Employee will be entitled to a lump sum payment of 50% of the unpaid Fixed Compensation should he desire not to be employed with the new or successor entity.

                  (c) If Employee becomes incapable, by reason of death or Disability, as defined below, of performing his duties under this Agreement, Employer may terminate Employee on the following terms. Employer will pay to him, or to a person duly authorized to act on his or his estate's behalf, a lump sum equal to the sum of any unpaid Fixed Compensation accrued to the date of termination (the "Section 6(d) Sum"). In such circumstances, payment of the
Section 6(d) Sum shall satisfy all financial obligations of Employer to Employee under this Agreement, but Employee's employment hereunder shall continue for the duration of the condition that occasioned the Disability, after which his employment for all purposes shall cease. For purposes of this Agreement, "Disability" shall mean the inability of Employee, by reason of physical or mental illness or injury, substantially to perform his duties hereunder for a period of time exceeding 180 days in the aggregate during any period of twelve consecutive months. Employer shall give Employee or a person duly authorized to act on his behalf written notice of a termination based on Disability.

                  (d) Employee shall have no duty to mitigate Employer's damages or losses, if any, with respect to any payments due him pursuant to this Section 6, by seeking or accepting other employment. Moreover, should Employee seek and accept other employment no amounts payable to Employee by a subsequent employer shall be deemed to offset to any amounts owed by Employer to Employee under this Agreement.

                  (e) For the avoidance of doubt, if either Employer terminates Employee's employment without Cause or Employee resigns for Good Reason, Employee shall be entitled to all amounts hereunder as though Employee continued to work until five (5) years after the Commencement Date.

         7. Restrictive Covenants. Employee acknowledges that the business in which Employer is engaged is intensely competitive and: (i) by reason of Employee's appointment and duties, he will be privy to substantial and vital confidential information of Employer, not generally published or available to the public, concerning the organization, business and affairs, products and technology, and customers of Employer, including but not limited to, business plans, operational methods, financial information and projections, technical processes and data, product development plans, research and development, lists of customers, interests and needs of customers, business plans and policies, overhead and cost information, profit margins, pricing methods or prices considered or actually charged, lists and records of sales and contracts, computer software applications and other programs, source codes, object codes, marketing techniques and materials, marketing and development plans, price lists, pricing policies, personnel information and other trade secrets (the "Confidential Information"); (ii) the disclosure of any of the foregoing to existing or potential competitors of Employer would place Employer at a serious competitive disadvantage and could do serious damage to the business of Employer; and (iii) by Employee's training, experience and expertise, Employee's services to Employer will be extraordinary, special and unique. Accordingly, Employee willingly agrees to be bound by the following restrictions:

                  (a) During the Term and at all times after the termination of Employee's employment with Employer for any reason (including the expiration of the Term), Employee shall not, directly or indirectly, whether individually, as an officer, director, employee, consultant, owner, investor, partner or stockholder of any business, or in any other capacity, make known, disclose, furnish, make available or utilize any of the Confidential Information, other than in the proper performance of the duties contemplated herein. Employee agrees to return all Confidential Information, including all photocopies, extracts and summaries thereof, and any such information stored electronically or in any other manner to Employer at any time upon request by Employer and upon the termination of Employee's employment for any reason (including the expiration of the Term). Nothing contained in this Section 7(a) shall be deemed to preclude Employee from: (i) using his own general skills, knowledge and experience; (ii) using or disclosing any Confidential Information which becomes public through no fault of Employee; or (iii) disclosing Confidential Information pursuant to subpoena, court order or legal process, provided that Employee gives Employer advance written notice of the required disclosure so that Employer may, if it wishes, seek an appropriate protective order.

                  (b) During the Term and for a period of nine (9) months following the termination of Employee's employment with Employer for any reason (including the expiration of the Term if Employer makes the election contemplated by Section 5(h) above) (the "Restrictive Period"), Employee shall not, directly or indirectly, whether as officer, director, employee, consultant, owner, investor, partner or stockholder, be engaged in or have any financial interest in (other than an interest of less than five percent (5%) of the stock of a publicly traded company) or affiliation with or render any services to or for any person, firm, company or organization which provides "Competitive Services" (as defined below) to brokerage firms, other financial institutions providing energy brokerage services or clearinghouses, anywhere in the United States, it being understood and acknowledged by Employee that Employer conducts business and offers Competitive Services on a nationwide basis. The term Competitive Services shall mean natural gas and other energy brokerage services. Notwithstanding the foregoing, it shall not be a violation of this Section 7(b) for Employee to become an officer, director, employee, consultant, owner, investor, partner or stockholder of any person, firm, company or organization which provides "Competitive Services" if, and only if, Employee's primary responsibilities to or for such person, firm, company or organization do not involve, and do not in any significant manner relate to, providing Competitive Services to brokerage firms, other financial institutions providing energy brokerage services or clearinghouses, anywhere in the United States.

                  (c) During the Restrictive Period, Employee shall not, directly or indirectly, for his benefit or for the benefit of any person, firm or entity (other than Employer):

                           (i) cause or attempt to cause any Customer or
Prospective Customer of Employer on whom Employee called or with whom Employee became acquainted during employment with Employer to obtain Competitive Services from any person, firm, company or organization other than Employer or to cease doing business with, or reduce the amount of Competitive Services obtained from, Employer. For purposes of this Agreement, "Customer" shall mean any brokerage firm, financial institution, energy trader, hedge fund or other entity which was a customer of or had an account with Employer during the one (1) year period preceding Employee's termination of employment for any reason (including the expiration of the Term). For purposes of this Agreement, "Prospective Customer" shall mean any brokerage firm, financial institution, energy trader, hedge fund or other entity for which Employer had submitted a written proposal to provide services within the one (1) year period preceding Employee's termination of employment for any reason (including the expiration of the Term); or

                           (ii) enter into any partnership, limited liability
company, corporation, new or joint venture or similar arrangement with, or hire or retain or attempt to hire or retain, any person who is, or at any time during the one (1) year period preceding the termination of Employee's employment with Employer for any reason (including the expiration of the Term), was an employee of or consultant to Employer, without the prior written consent of the Employer, such consent to be within Employer's sole and absolute discretion.

                  (d) Employee acknowledges that the restrictions specified in this Section 7 are reasonable in view of the nature of the business in which Employer is engaged, Employee's position with Employer, and Employee's knowledge of Employer's business, and that any breach of this Section 7 may cause Employer irreparable harm for which there is no adequate remedy at law, and as a result of this, Employer will be entitled to seek the issuance by a court of competent jurisdiction of an injunction, restraining order or other equitable relief in favor of Employer, without the necessity of posting a bond, restraining Employee from committing or continuing to commit any such violation. Any right to obtain an injunction, restraining order or other equitable relief hereunder will not be deemed to be a waiver of any right to assert any other remedy Employer may have at law or in equity.

                  (e) Employee acknowledges and agrees that the duration and geographic scope of the covenants contained in this Sections 7 are fair and reasonable. Accordingly, Employee agrees that, in the event that any of the covenants contained in this Section 7 is nevertheless judicially determined to be unenforceable because of the duration or geographic scope thereof, the court making such determination is hereby directed to reduce such duration and/or scope to the extent necessary to enable such court to determine that such covenant is reasonable and enforceable, and to enforce such covenant as so amended.

                  (f) The provisions of this Section 7 shall survive the termination of Employee's employment for any reason (including the expiration of the Term) and this Agreement.

         8. Termination of Consulting Agreement. Upon execution of this Agreement, the Consulting Agreement, dated April 1, 2004 between the Employer and the Employee, which is pursuant to the Master Services Agreement, dated April 1, 2004, between the Employer and Capital Energy Services LLC, is terminated retroactively on October 15, 2005. However, all other terms of the Master Services Agreement, other than those relating to the Consultant, will remain unchanged.

         9. Governing Law; Jurisdiction; Venue. This Agreement shall be governed by and is to be construed and enforced in accordance with the internal laws of the State of New York without regard to principles of conflicts of laws. Any action to enforce any term hereof shall be brought in the state or federal courts located in the City of New York, State of New York, to which jurisdiction and venue all parties hereby submit themselves.

         10. Notices. All notices required to be given under this Agreement shall be in writing and shall be deemed effective when delivered in person, by facsimile transmission, overnight mail service or by certified U.S. mail, addressed, in the case of Employee, to him at his residential address as reflected in the Employer's personnel records or, in the case of Employer, to 555 Pleasantville Road, South Building, Suite 110, Briarcliff Manor, NY 10510, or to such other address as Employee or Employer may designate in writing to the other party.

         11. Miscellaneous.

                  (a) This Agreement contains the entire agreement and understanding between the parties and supersedes all other prior agreements, discussions, negotiations, commitments, and understandings between them with respect to the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between the parties concerning the subject matter hereof which are not fully expressed herein.

                  (b) No waiver by either party of or failure to assert any provision or condition of this Agreement by him or it to be performed or right to be exercised shall be deemed a waiver of such or similar or dissimilar provisions and conditions or rights at the same time or any prior or subsequent time.

                  (c) This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their heirs, successors, assigns and personal representations. In no event may Employee assign any rights or duties under this Agreement and in no event may Employer assign any rights or duties under this Agreement without the prior written authorization of Employee, provided, however, that Employer may assign its rights under this Agreement in connection with any merger, consolidation or sale of substantially all of its assets subject to Section 6(b).

                  (d) Each in consultation with its respective legal counsel, Employer and Employee have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

                  (e) Employer shall indemnify and hold Employee harmless with respect to any liability, loss or expense, including reasonable attorneys' fees ("Loss") (Employee shall have the right to choose such attorneys, subject to the consent of Employer, which consent shall not be unreasonably withheld) incurred by him, as a result of any claim relating to or arising out of the performance of duties pursuant to this Agreement, provided, however, that if it is determined that the Loss arose as a result of Employee's willful misconduct or gross negligence, then Employee shall not be entitled to indemnification for such Loss and Employee shall be required promptly to return to Employer any amounts paid by Employer pursuant to this Section 11(e).

                  (f) In the event that any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder hereof shall not in any way be affected or impaired thereby and any such provision or provisions shall be enforced to the fullest extent permitted by law. Moreover, if any one or more of the provisions contained in this Agreement are held to be excessively broad as to duration, scope, activity or subject, such provisions will be construed by limiting and reducing them so as to be enforceable to the maximum extent compatible with applicable law.

                    [Signatures appear on the following page]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the year and day first above written.


                                       EMPLOYER

                                       Optionable, Inc.


                                       By:
                                           -------------------------------------
                                           Edward O'Connor, President



                                       EMPLOYEE

                                           Kevin P. Cassidy


                                           -------------------------------------
                                           Kevin P. Cassidy



                                           As to Section 8 only:

                                           CAPITAL ENERGY SERVICES LLC


                                       By:
                                           -------------------------------------
                                           Kevin P. Cassidy, Managing Director

                                    Exhibit H
                             Marketing Consideration

Purchaser and the Company agree to develop a marketing plan, which plan will detail proposed expenditures by Purchaser and joint activities, within thirty
(30) days of the date of this Agreement. In addition, the Purchaser will provide sufficient space for up to twenty (20) of the Company's traders to be set-up on the Purchaser's trading floor in an area to be determined in the Purchaser's reasonable discretion and subject to CFTC and other regulatory restrictions and approvals, if any, during a term to be agreed upon by the Purchaser and the Company within thirty (30) days of the date of this Agreement.

                                      * * *

                                    Exhibit I
                            Technology Consideration

Purchaser operates the ClearPort technology network, which is a flexible, internet-based system that provides a market gateway to trading and clearing services ("ClearPort"). Company has developed a real-time electronic trade matching and brokerage system ("OPEX"). Purchaser will host OPEX in Purchaser's data center and will provide Company with computer and networking hardware, software, bandwidth and ancillary infrastructure and services to be agreed upon and that are reasonably necessary to interconnect OPEX with ClearPort (the "Hosting Services"). Purchaser shall dedicate sufficient resources to be agreed upon to the provision of the Hosting Services to allow OPEX to clear through ClearPort all OTC products that are not traded bilaterally. In addition, Purchaser shall provide Company with an application programming interface to be agreed upon for ClearPort and reasonably cooperate with Company to improve the connectivity between OPEX and ClearPort (the "Collaboration Services"). Collectively, the Hosting Services and the Collaboration Services are referred to herein as the "Services." The time and scope of the Services are to be agreed upon by the Company and the Purchaser within thirty (30) days of this Agreement.


                                      * * *

                                    Exhibit J
                                  Incentive Fee

In consideration thereof, and following receipt of CFTC approval and amendment of the Purchaser's Market Maker Program, the Purchaser agrees to pay the Company an incentive fee for business cleared through the NYMEX ClearPort(R) clearing system of ***%.

                                      * * *

















*** CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPERATELY WITH THE
    SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

                              DISCLOSURE SCHEDULES

Reference is made to the Stock and Warrant Purchase Agreement (the "Agreement"), dated as of April 10, 2007, by and among Optionable, Inc. (the "Company"), Mark Nordlicht, Ridgecrest Capital, Inc., Pierpont Capital, Inc. (each, a "Founder" and, collectively, the "Founders") and NYMEX Holdings, Inc. Unless otherwise noted herein, any capitalized term in these Schedules shall have the same meaning assigned to such term in the Agreement. Disclosures made under the heading of one section may apply to, augment or qualify disclosures under all sections to which such disclosures reasonably relate. Section and schedule headings are provided herein for convenience only. The inclusion of any item herein shall not be deemed to be an admission of any obligation of liability to any third party.

                                  Schedule 6.6

                                  Subsidiaries

1. The Company owns 49% of the outstanding common stock of Opex International, Inc.

                                  Schedule 6.7

                                    Consents

None

                                  Schedule 6.11

                              Intellectual Property

Patents

A SYSTEM AND METHOD FOR REAL-TIME OPTIONS TRADING OVER A GLOBAL COMPUTER NETWORK

--------------------------- --------------------- -------------- ----------------- ----------------------- ---------------------
      UNITED STATES             100K522-US1            FCA          4/26/2002            10/133,972             PUBLISHED
--------------------------- --------------------- -------------- ----------------- ----------------------- ---------------------
      UNITED STATES             100K522-US2            DIV           3/7/2006            11/370,346             PUBLISHED
                                                                                        (divisional)
--------------------------- --------------------- -------------- ----------------- ----------------------- ---------------------

SELECTABLE MARKET TRANSACTION OVER A NETWORK

--------------------------- --------------------- -------------- ----------------- ----------------------- ---------------------
      UNITED STATES             000K529-US0            NEW          6/11/2001            09/878,864              PENDING
--------------------------- --------------------- -------------- ----------------- ----------------------- ---------------------

SYSTEM AND METHOD FOR REAL-TIME OPTIONS TRADING OVER A COMPUTER NETWORK

--------------------------- --------------------- -------------- ----------------- ----------------------- ---------------------
UNITED STATES               000K528-US0           NEW            8/31/2000         09/653,102              PENDING
--------------------------- --------------------- -------------- ----------------- ----------------------- ---------------------
UNITED STATES               100K528-US1           DIV            2/17/2005         11/060,455              PUBLISHED
--------------------------- --------------------- -------------- ----------------- ----------------------- ---------------------






Servicemarks

OPEX

OPEX RealMarks

OPEX Analytics

Optionable



Software

OPEX v. X.X

                                  Schedule 6.13

                               Material Contracts



1. Master Services Agreement with Capital Energy Services LLC ("CES"), dated April 1, 2004 including the Consulting Agreement as a part thereof and Addendum, dated October 7, 2004

2.       Addendum to Master Services Agreement

3.       Employment Agreement, as amended, between the Company and Edward J.
         O'Connor

4. Employment Agreement between the Company and Kevin P. Cassidy, dated October 30, 2005

5.       Optionable, Inc. 2004 Stock Option Plan

6.       Form of Incentive Stock Option Agreement

7.       Nonstatutory Stock Option Agreement

8. Prepaid Commission Agreement, dated February 3, 2003, between the Company and Mark Nordlicht

9. Revolving Credit Facility Agreement, dated June 5, 2003, between the Company and Platinum Value Arbitrage Fund LP

10. $500,000 Revolving Promissory Note from the Company to Platinum Value Arbitrage Fund LP dated June
         5, 2003

11. Prepaid Commission Agreement, dated June 9, 2003, between the Company and Platinum Partners Value Arbitrage Fund LLP

12. Loan Agreement, dated February 13, 2004, between the Company and Mark Nordlicht

13. $250,000 Promissory Note, dated February 13, 2004, from the Company to Mark Nordlicht

14.      $250,000 Promissory Note Extension Agreement, dated September 9, 2004

15.      Loan Agreement, dated March 8, 2004, between the Company and Mark
         Nordlicht

16. $50,000 Promissory Note, dated March 8, 2004, from the Company to Mark Nordlicht

17.      $50,000 Promissory Note Extension Agreement, dated September 9, 2004

18.      Loan Agreement, dated March 22, 2004, between the Company and Mark
         Nordlicht

19. $5,621,753.18 Promissory Note, dated March 22, 2004, from the Company to Mark Nordlicht

20.      Addendum to Loan Agreement, dated March 22, 2004

21.      Addendum to Promissory Note, dated March 22, 2004

22. Revolving Credit Facility Agreement, dated April 15, 2004, between the Company and Mark Nordlicht

23. $50,000 Promissory Note, dated April 15, 2004, from the Company to Mark Nordlicht

24.      Amendment to Master Services Agreement

25.      Termination Agreement (of Master Service Agreement)

26.      Agreement of Lease between DP LLC and Optionable, Inc, dated November ,
         2006

27.      Warrant Agreement for the Purchase of Common Stock dated February 23,
         2006

28.      Service and Repurchase Agreement entered into as of January 31, 2007

29. Acquisition Agreement, dated March 23, 2007, between the Company, Peter Holmquist, Douglas Towne, and Joseph McHugh

30. Agreement between FTN and Optionable, Inc. dated October 18, 2006, terminated on January [18], 2007

                                  Schedule 6.14

                         Voting and Registration Rights

None

                                  Schedule 6.16

                                Issuances Exempt

None

                                  Schedule 6.19

                             Undisclosed Liabilities



We acquired two NYMEX trading rights in March 2007 for approximately $1,180,500.

By letter dated February 26, 2007, the staff of the Market Regulation Department of the National Association of Securities Dealers, Inc. ("NASD") informed the Company that the NASD was conducting a review of trading activity in the Company's common stock. The Company provided the NASD with the requested information on March 8, 2007. A copy of NASD's letter has previously been provided to NYMEX.

                                  Schedule 6.20

                                   Litigation

None

                                  Schedule 6.22

                                      Taxes

None

                                  Schedule 6.23

                               Employee Relations

We have employment agreements with the following individuals:

Kevin Cassidy

Edward O'Connor

Thomas Schnell

Kurt Wiegand

Peter Holmquist

Douglas Town

Joseph McHugh

The Company pays its brokers commissions amounting to approximately 50% of the revenues such brokers generate, less overhead.

The Company pays variable compensation to its Chief Executive Officer pursuant to his employment agreement.

The Company may pay bonuses on an ad hoc basis, based on performance, to certain employees. Payments pursuant to such ad hoc bonuses did not exceed $50,000, in the aggregate, during 2006.

The Company pays health insurance premiums on behalf of its employees.

The Company has adopted its 2004 Stock Option Plan in December 2004 pursuant to which it grants options to its employees from time to time.

                                  Schedule 6.26

                           Related-Party Transactions

1. Travel and expense reimbursement in the ordinary course of business.

2. The Company was party to a Master Services Agreement with CES pursuant to which the Company provided brokerage services on the floor of the New York Mercantile Exchange. Mr. O'Connor, the Company's President, is a 50% stockholder of CES. Mr. Cassidy, the Company's Chief Executive Officer is the Managing Director and a 50% stockholder of CES. Pursuant to this arrangement, the Company was paying to CES a minimum annual fixed fee of $50,000 and assuming all expenses directly incurred by CES's associated floor brokerage services. Additionally, the Company owes to CES $1,525,000 payable on April 1, 2014. However, upon a Capital Raise (as defined below), the Company will pay up to 10.67% of the amount raised during the Capital Raise, up to $762,500, to CES, with the remaining principal and accrued interest of 12% from the date of the Capital Raise payable on April 1, 2014.

Pursuant to this arrangement, our share of revenues and expenses of the floor brokerage services amounted to approximately $3.6 million and $741,000, respectively, during 2006, and $2.0 million and $860,000, respectively, during 2005. We have received $2.6 million and $1.0 million from CES in connection with such floor brokerage services during 2006 and 2005, and CES owes us approximately $488,000 as of December 31, 2006. This agreement was terminated in January 2007 and our floor operations are now assumed by a subsidiary, OPEX International, Inc. In April 2005, CES assigned its rights to the Company's liability of $1,525,000 equally to Mr. O'Connor and Mr. Cassidy, co-owners of CES.
3. In April 2005, the Company modified the terms of the agreements under which the Company initially owed $5,762,753, $765,000 and $765,000 to Mark Nordlicht, the Company's Chairman of the Board, Mr. Cassidy and Mr. O'Connor, respectively. The modified terms provide that, among other things, in the event the Company raises more than $1,000,000 additional equity or debt financing (a "Capital Raise"), the interest rate accrued after such event will be reduced from 12% to 4.68%. In 2006, we modified the terms of the agreements to allow prepayments at our discretion.

In connection with the modified terms, the Company made principal repayments of $400,000 and $177,243 on the amount due to Mr. Nordlicht during 2006 and 2005, respectively, of which $69,638 was offset in 2005 against an accounts receivable of one of the Company's clients, which is not affiliated with Mr. Nordlicht. Additionally, the Company made principal repayment of $558,697 and $203,803 on the amount due to Mr. Cassidy during 2006 and 2005, respectively, and $200,000 and $53,803 on the amount due to Mr. O'Connor, during 2006 and 2005, respectively.

4. The Company has recognized revenues from brokerage commissions of approximately $3,480, $206,119 and $63,000 during 2006 and $75,000, $9,000 and
$21,000, during 2005, from Northern Lights Energy LLC, Platinum Partners, L.P. and Fenmore Holdings LLC, respectively, entities in which Mr. Nordlicht is the managing partner or a stockholder. The aggregate amount owed to us from such entities amounted to approximately $289,000 as of December 31, 2006.

5. Pursuant to an agreement providing for the reimbursement of certain administrative expenses for services provided to a coffee bean roaster, Sleepy Hollow Coffee Roasters, Inc. ("Sleepy Hollow"), a company owned by Messrs. O'Connor and Cassidy, the Company charged an administrative fee of $17,000 and $17,000 to Sleepy Hollow during 2006 and 2005, respectively.

                                  Schedule 6.27

                                    Insurance

General Liability Policy Information

     Property Information
     Personal Property Personal Property Limit: 203,146
     Deductible:       500
     Liability Coverage/Limits Information
     Combined Single Limit: 1,000,000
     Medical Expense:  5,000
     Fire Damage:      300,000
     Hired Auto:       1,000,000
     Non Owned Auto:   1,000,000

     Umbrella
     Limit Each Occurrence: 1,000,000
     Retained Limit:   10,000
     Workers Compensation

           Directors' and Officers' and Corporate Liability Insurance Aggregate Limit of Liability for the Policy Period (inclusive of Costs of Defense): $2,500,000

Applicable Retentions
Securities Claims: Judgments and Settlements (all coverages) None
Costs of Defense (Coverage A.) $0
Costs of Defense (Coverage B.) $150,000
Judgments, Settlements and Costs of Defense
(Coverage A.)  $0
Judgments, Settlements and Costs of Defense (Coverage B. 2.) $100,000